          As filed with the Securities and Exchange Commission on April 28, 2006
                                                Securities Act File No. 33-12723
                                        Investment Company Act File No. 811-5062

================================================================================

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM N-1A

         Registration Statement Under The Investment Company Act Of 1940  /X/

                                Amendment No. 42                          /X/
                        (Check appropriate box or boxes)

                                  ING GET FUND
                 (Exact Name of Registrant Specified in Charter)
                          7337 E. Doubletree Ranch Road
                              Scottsdale, AZ 85258
                    (Address of Principal Executive Offices)
       Registrant's Telephone Number, Including Area Code: (800) 992-0180

                             Philip H. Newman, Esq.
                              Goodwin Procter, LLP
                                 Exchange Place
                                 53 State Street
                                Boston, MA 02109

                                   ----------

 It is proposed that this filing will become effective (check appropriate box):

/ / Immediately upon filing pursuant to paragraph (b)

/ / 60 days after filing pursuant to paragraph (a)(1)

/ / 75 days after filing pursuant to paragraph (a)(2)

/X/ on April 28, 2006 pursuant to paragraph (b)

/ / on (date) pursuant to paragraph (a)(1)

/ / on (date) pursuant to paragraph (a)(2) of Rule 485

If appropriate, check the following box:

/ / This post-effective amendment designated a new effective date for a previously filed post-effective amendment.

================================================================================
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                                 EXPLANTORY NOTE

     This Registration Statement has been filed by ING GET Fund (the "Registrant") on behalf of ING GET M through GET V, each a series of the Registrant (the "Series"), pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. However, shares of the Series are not currently being offered for sale within the meaning of Section 5 of the Securities Act of 1933 (the "1933 Act"). As a result, no amendment to the Series' Registration Statement under the 1933 Act is being made.

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                           ING GET Fund ("REGISTRANT")

                         Supplement dated April 28, 2006
                      to the Series M, Series N, Series P,
         Series Q, Series S, Series T, Series U and Series V Prospectus

                              Dated April 28, 2006

The Prospectuses for the Registrant are hereby supplemented with the following information relating to "Information Regarding Trading of ING's U.S. Mutual Funds."

INFORMATION REGARDING TRADING OF ING'S U.S. MUTUAL FUNDS

As discussed in earlier supplements, ING Investments, LLC ("Investments"), the adviser to the ING Funds, has reported to the Boards of Directors/Trustees (the "Boards") of the ING Funds that, like many U.S. financial services companies, Investments and certain of its U.S. affiliates have received informal and formal requests for information since September 2003 from various governmental and self-regulatory agencies in connection with investigations related to mutual funds and variable insurance products. Investments has advised the Boards that it and its affiliates have cooperated fully with each request.

In addition to responding to regulatory and governmental requests, Investments reported that management of U.S. affiliates of ING Groep N.V., including Investments (collectively, "ING"), on their own initiative, have conducted, through independent special counsel and a national accounting firm, an extensive internal review of trading in ING insurance, retirement, and mutual fund products. The goal of this review was to identify any instances of inappropriate trading in those products by third parties or by ING investment professionals and other ING personnel. ING's internal review related to mutual fund trading is now substantially completed. ING has reported that, of the millions of customer relationships that ING maintains, the internal review identified several isolated arrangements allowing third parties to engage in frequent trading of mutual funds within ING's variable insurance and mutual fund products, and identified other circumstances where frequent trading occurred, despite measures taken by ING intended to combat market timing. ING further reported that each of these arrangements has been terminated and fully disclosed to regulators. The results of the internal review were also reported to the independent members of the Boards.

Investments has advised the Boards that most of the identified arrangements were initiated prior to ING's acquisition of the businesses in question in the U.S. Investments further reported that the companies in question did not receive special benefits in return for any of these arrangements, which have all been terminated.

Based on the internal review, Investments has advised the Boards that the identified arrangements do not represent a systemic problem in any of the companies that were involved.

In September 2005, ING Funds Distributor, LLC ("IFD"), the distributor of certain ING Funds, settled an administrative proceeding with the NASD regarding three arrangements, dating from 1995, 1996 and 1998, under which the administrator to the then-Pilgrim Funds, which subsequently became part of the ING Funds, entered into formal and informal arrangements that permitted frequent trading. Under the terms of the Letter of Acceptance, Waiver and Consent ("AWC") with the NASD, under which IFD neither admitted nor denied the allegations or findings, IFD consented to the following sanctions: (i) a censure; (ii) a fine of $1.5 million; (iii) restitution of approximately $1.44 million to certain ING Funds for losses attributable to excessive trading described in the AWC; and
(iv) agreement to make certification to NASD regarding the review and establishment of certain procedures.

In addition to the arrangements discussed above, Investments reported to the Boards that, at this time, these instances include the following, in addition to the arrangements subject to the AWC discussed above:

   - Aeltus Investment Management, Inc. (a predecessor entity to ING Investment Management Co.) identified two investment professionals who engaged in extensive frequent trading in certain ING Funds. One was subsequently terminated for cause and incurred substantial financial penalties in connection with this conduct and the second has been disciplined.

   - ReliaStar Life Insurance Company ("ReliaStar") entered into agreements seven years ago permitting the owner of policies issued by the insurer to engage in frequent trading and to submit orders until 4pm Central Time. In 2001 ReliaStar also entered into a selling agreement with a broker-dealer that engaged in frequent trading. Employees of ING affiliates were terminated and/or disciplined in connection with these matters.

   - In 1998, Golden American Life Insurance Company entered into arrangements permitting a broker-dealer to frequently trade up to certain specific limits in a fund available in an ING variable annuity product. No employee responsible for this arrangement remains at the company.

For additional information regarding these matters, you may consult the Form 8-K and Form 8-K/A for each of four life insurance companies, ING USA Annuity and Life Insurance Company, ING Life Insurance and Annuity Company, ING Insurance Company of America, and ReliaStar Life Insurance Company of New York, each filed with the Securities and Exchange Commission (the "SEC") on October 29, 2004 and September 8, 2004. These Forms 8-K and Forms 8-K/A can be accessed through the SEC's Web site at http://www.sec.gov. Despite the extensive internal review conducted through independent special counsel and a national accounting firm, there can be no assurance that the instances of inappropriate trading reported to the Boards are the only instances of such trading respecting the ING Funds.

Investments reported to the Boards that ING is committed to conducting its business with the highest standards of ethical conduct with zero tolerance for noncompliance. Accordingly, Investments advised the Boards that ING management was disappointed

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that its voluntary internal review identified these situations. Viewed in the context of the breadth and magnitude of its U.S. business as a whole, ING management does not believe that ING's acquired companies had systemic ethical or compliance issues in these areas. Nonetheless, Investments reported that given ING's refusal to tolerate any lapses, it has taken the steps noted below, and will continue to seek opportunities to further strengthen the internal controls of its affiliates.

   - ING has agreed with the ING Funds to indemnify and hold harmless the ING Funds from all damages resulting from wrongful conduct by ING or its employees or from ING's internal investigation, any investigations conducted by any governmental or self-regulatory agencies, litigation or other formal proceedings, including any proceedings by the SEC. Investments reported to the Boards that ING management believes that the total amount of any indemnification obligations will not be material to ING or its U.S. business.

   - ING updated its Code of Conduct for employees reinforcing its employees' obligation to conduct personal trading activity consistent with the law, disclosed limits, and other requirements.

   - The ING Funds, upon a recommendation from ING, updated their respective Codes of Ethics applicable to investment professionals with ING entities and certain other fund personnel, requiring such personnel to pre-clear any purchases or sales of ING Funds that are not systematic in nature (i.e., dividend reinvestment), and imposing minimum holding periods for shares of ING Funds.

   - ING instituted excessive trading policies for all customers in its variable insurance and retirement products and for shareholders of the ING Funds sold to the public through financial intermediaries. ING does not make exceptions to these policies.

   - ING reorganized and expanded its U.S. Compliance Department, and created an Enterprise Compliance team to enhance controls and consistency in regulatory compliance.

REQUESTS FOR INFORMATION FROM NEW YORK ATTORNEY GENERAL

As has been widely reported in the media, the New York Attorney General's office ("NYAG") is conducting broad investigations regarding insurance quoting and brokerage practices. ING U.S. has been subpoenaed in this regard, and is cooperating fully with these NYAG requests for information.

ING U.S. believes that its practices are consistent with our business principles and our commitment to our customers.

At this time, in light of the current regulatory factors, ING U.S. is actively engaged in reviewing whether any modifications in our practices are appropriate for the future.

There can be no assurance that these matters, or the adverse publicity associated with them, will not result in increased fund redemptions, reduced sale of fund shares, or other adverse consequences to ING Funds.

                                        3
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               PLEASE RETAIN THIS SUPPLEMENT FOR FUTURE REFERENCE

                                        4
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PROSPECTUS

PROSPECTUS

                                                                    ING GET FUND


April 28, 2006



                                                                    Series M
                                                                    Series N
                                                                    Series P
                                                                    Series Q
                                                                    Series R
                                                                    Series S
                                                                    Series T
                                                                    Series U
                                                                    Series V


Shares of the Series are not currently being offered.

This prospectus contains important information about investing in the ING GET Fund ("Fund"). You should read it carefully before you invest, and keep it for future reference. Please note that your investment is not a bank deposit, is not guaranteed by the Federal Deposit Insurance Corporation ("FDIC"), the Federal Reserve Board or any other government agency and is affected by market fluctuations. There is no guarantee that the Portfolio will achieve its investment objective. As with all mutual funds, the U.S. Securities and Exchange Commission ("SEC") has not approved or disapproved these securities nor has the SEC judged whether the information in this prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

                                                                   WHAT'S INSIDE

These pages contain a description of the ING GET Fund, including its objective, investment strategy and risks.


ING GET FUND:                                                            1

     INVESTMENT OBJECTIVE, PRINCIPAL INVESTMENT STRATEGIES AND RISKS

     OTHER CONSIDERATIONS                                                6

     MANAGEMENT OF THE SERIES                                            6

     INVESTMENTS IN, AND EXCHANGES AND REDEMPTIONS FROM, THE SERIES      7
     PORTFOLIO HOLDINGS DISCLOSURE POLICY                               10

     MATURITY DATE                                                      10

     TAX INFORMATION                                                    10

     ADDITIONAL INFORMATION                                             11

                      (THIS PAGE INTENTIONALLY LEFT BLANK)

                                                                    ING GET FUND


INVESTMENT OBJECTIVE, PRINCIPAL INVESTMENT STRATEGIES AND RISKS

ING GET Fund ("Fund") is an open-end investment company authorized to issue multiple series of shares (each a "Series" and collectively, the "Series"). Shares of the Series are offered to insurance company separate accounts that fund variable annuity contracts. Each Series has both an Offering Period and a Guarantee Period. The only time investors can invest in a Series is during its Offering Period. During its Offering Period all assets of a Series will be invested exclusively in short-term instruments. Once the Offering Period terminates, the Guarantee Period begins. During the Guarantee Period all assets will be invested in accordance with the investment objective and principal investment strategies described below.

The insurance company offering a variable annuity contract (the "Contract") with an option to allocate premiums to the Series guarantees Contract-holders and Participants that on the maturity date ("Maturity Date") they will receive no less than the value of their separate account investment directed to the Series as of the last day of the Offering Period, adjusted for certain charges (the "Guarantee"). For purposes of determining the Guarantee, all dividends and distributions made by the Series, throughout the Guarantee Period, must be reinvested to ensure that the value of the investment on the "Maturity Date" is the same as the value on the last day of the Offering Period. Amounts withdrawn prior to the Maturity Date are not subject to the Guarantee. Please refer to the contract prospectus, prospectus summary or disclosure statement for more information about the Guarantee.

SHARES OF THE SERIES WILL RISE AND FALL IN VALUE AND YOU COULD LOSE MONEY BY INVESTING IN THE SERIES IF YOU REDEEM SHARES PRIOR TO THE MATURITY DATE. THERE IS NO GUARANTEE THAT THE SERIES WILL ACHIEVE THEIR RESPECTIVE INVESTMENT OBJECTIVE. AN INVESTMENT IN THE SERIES IS NOT A BANK DEPOSIT AND IS NOT INSURED OR GUARANTEED BY THE FDIC OR ANY OTHER GOVERNMENT AGENCY.

INVESTMENT OBJECTIVE. Each Series seeks to achieve maximum total return and minimal exposure of the Series' assets to a market value loss by participating, to the extent appropriate, in favorable equity market performance during the Guarantee Period.

PRINCIPAL INVESTMENT STRATEGIES. The Series invests at least 80% of its assets in equities and fixed-income securities issued by U.S. companies or the U.S. government or its agencies. The Series will not implement an "investment strategy" in any conventional sense. Rather, the asset allocation strategy employed by each Series seeks to optimize the exposure of the Series to the Equity Component (defined below) while protecting the Series' assets. Assets allocated to the Equity Component may be reduced or eliminated in order to conserve assets at a level equal to or above the present value of the Guarantee. Each Series allocates its assets among the following asset classes:


- During the Offering Period, the Series' assets will be invested in short-term instruments.

- During the Guarantee Period, the Series' assets will be allocated between the:


      - EQUITY COMPONENT, consisting of common stocks included in the Standard & Poor's 500(R) Composite Stock Price Index ("S&P 500(R) Index") and futures contracts on the S&P 500(R) Index, and when the Equity Component's market value is $5 million or less, investments in exchange traded funds (ETFs) that can reasonably be expected to have at least a 95% correlation ratio with the S&P 500(R) Index or in a combination of S&P 500(R) futures and ETFs, subject to any limitation on the Series' investments in such securities; and the


      - FIXED COMPONENT, consisting primarily of short- to intermediate-duration U.S. Government securities.


The Series' asset allocation strategy is implemented by allocating assets appropriately to the Equity Component and to the Fixed Component to optimize exposure to the Equity Component while controlling the risk that an insurance company will be required to make payment under the Guarantee. Consequently, there can be no assurance as to the

                               If you have questions, please call 1-800-992-0180
percentage of assets, if any, allocated to the Equity Component, or to any investment returns generated by the Series.

With respect to Series M and S only, the minimum targeted return is 1.5% per year over the Guarantee Period (the "Targeted Return"). The minimum Targeted Return was set by the Fund's Board of Trustees (the "Board") at the time shares of the foregoing Series were initially offered to investors taking into consideration the Series' total annual expenses as well as the insurance company separate account expenses assessed to contract holders and participants acquiring interests in the Fund through separate accounts. There is no assurance that the Fund will achieve the Targeted Return. The Guarantee promises investors only a return of the amount invested in the Series through the separate account (less certain maintenance charges). The Guarantee does not promise that investors will earn the Targeted Return.


   The following table presents the time periods for each of the Series' three phases:


                                      OFFERING PERIOD               GUARANTEE PERIOD        MATURITY DATE
                                      ---------------               ----------------        -------------
           Series M                  3/15/01 - 6/13/01             6/14/01 - 6/13/06        6/13/06
           Series N                  6/14/01 - 9/12/01             9/13/01 - 9/15/06        9/15/06
           Series P                  9/13/01 - 12/12/01           12/13/01 - 12/15/06       12/15/06
           Series Q                  12/13/01 - 3/14/02            3/15/02 - 3/16/07        3/16/07
           Series R                  3/15/02 - 6/13/02             6/14/02 - 6/15/07        6/15/07
           Series S                  6/14/02 - 9/11/02             9/12/02 - 9/14/07        9/14/07
           Series T                  9/12/02 - 12/11/02           12/12/02 - 12/14/07       12/14/07
           Series U                  12/12/02 - 3/12/03            3/13/03 - 3/14/08        3/14/08
           Series V                   3/3/03 - 6/12/03             6/13/03 - 6/13/08        6/13/08

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ADVISER
ING Investments, LLC
SUB-ADVISER
ING Investment Management Co.


ASSET ALLOCATION. ING Investment Management Co. ("ING IM" or "Sub-Adviser"), the Sub-Adviser to each Series, uses a proprietary computer model to determine on a daily basis the percentage of assets allocated to the Equity Component and to the Fixed Component. The model evaluates a number of factors, including the then current market value of the Series, the then prevailing level of interest rates, equity market volatility, each Series' total annual expenses, insurance company separate account expenses, and the Maturity Date. The model determines the initial allocation between the Equity Component and the Fixed Component on the first day of the Guarantee Period. After the first day, the model provides direction for any reallocations on a daily basis so that the allocation to the Equity Component or the Fixed Component may increase or decrease from the initial proportions. Generally, as the value of the Equity Component rises, more assets are allocated to the Equity Component; as the value of the Equity Component declines, more assets are allocated to the Fixed Component. The amount directed to the Equity Component is always restricted so that if it were to experience a "material decline" in value on a given day and before being redirected to the Fixed Component, the remaining assets would still be sufficient to meet the Guarantee. At the commencement of the Guarantee Period, each Series defined a "material decline" as at least a 30% decline. The allocation to the Equity Component or the Fixed Component may be zero under certain circumstances.

EQUITY COMPONENT. The Equity Component will be managed by the Sub-Adviser to each Series, subject to oversight by ING Investments, LLC ("ING Investments" or "Adviser"). In ordinary circumstances, the Sub-Adviser invests at least 80% of the Equity Component's net assets in stocks included in the S&P 500(R) Index, although the weightings of the stocks will vary somewhat from their respective weightings in the S&P 500(R) Index, as described below. The S&P 500(R) Index is a stock market index comprised of common stocks of 500 of the largest publicly traded companies in the U.S. selected by Standard and Poor's Corporation ("S&P").

The Sub-Adviser manages the Equity Component by overweighting those stocks that it believes will outperform the S&P 500(R) Index and underweighting (or avoiding altogether) those stocks that it believes will underperform the S&P 500(R) Index ("enhanced index strategy"). Stocks that the Sub-Adviser believes are likely to match the performance of the S&P 500(R) Index are generally invested in proportion to their representation in the index. To determine which stocks to weight more or less heavily, the Sub-Adviser uses internally developed quantitative computer models to evaluate various criteria, such as the financial strength of each company and its potential for strong, sustained earnings growth. Although the Equity Component will not hold all of the stocks in the S&P 500 Index, the Sub-Adviser expects that there will be a close correlation between the performance of the Equity Component and that of the S&P 500(R) Index in both rising and falling markets. In the event of a complete reallocation of 100% of the Equity Component's assets to the Fixed Component, a Series would not subsequently reallocate any assets into the Equity Component prior to the Maturity Date.

Under normal market conditions, up to 20% of the Equity Component's net assets may be invested in futures contracts for hedging purposes or to maintain liquidity to meet shareholder redemptions and minimize trading costs. Futures contracts provide for the future sale by one party and purchase by another party of a specified amount of a financial instrument or a specific stock market index for a specified price on a designated date. During the Guarantee Period, each Series may only invest in futures contracts on the S&P 500(R) Index and futures contracts on U.S. Treasury securities.

In the event that the Equity Component's market value is $5 million or less, in order to replicate investment in stocks listed on the S&P 500(R) Index, the Sub-Adviser may invest the entire amount of the Equity Component's assets in S&P 500(R) Index futures, in ETFs, or in a combination of S&P 500(R) Index futures and ETFs, subject to any limitation on each Series' investments in such securities (subject to restrictions imposed by the Investment Company Act of 1940, as amended, 1940 Act). ETFs are passively managed investment companies traded on a securities exchange whose goal is to track or replicate a desired index. In this event, the Sub-Adviser will not employ an enhanced index strategy.

FIXED COMPONENT. The Fixed Component is managed by the Sub-Adviser to each Series, subject to oversight by ING Investments. The Sub-Adviser seeks to select investments for the Fixed Component with financial characteristics that will, at any point in time, closely resemble those of a portfolio of zero coupon bonds which mature within three months of the Maturity Date. Generally, at least 55% of the Fixed Component will consist of securities issued or guaranteed by the U.S. government, its agencies or instrumentalities, including Separate Trading of Registered Interest and Principal of Securities ("STRIPS"). STRIPS are created by the Federal Reserve Bank by separating the interest and principal components of an outstanding U.S. Treasury or agency bond and selling them as individual securities. The Fixed Component may also consist of mortgage backed securities (including commercial mortgage backed securities) which are rated AAA or Aaa at the time of purchase by Moody's Investors Service, Inc. ("Moody's") or S&P, respectively, and corporate obligations which are rated at the time of purchase A- or higher by S&P (AA - in the case of Series M, N, P, Q and R) and/or Aa3 or higher by Moody's. The Fixed Component may also include U.S. Treasury futures and money market instruments.


PRINCIPAL RISKS. The principal risks of investing in each Series include all of the following:


ALLOCATION RISK. If at the inception of, or any time during, the Guarantee Period interest rates are low, each Series' assets may be largely invested in the Fixed Component in order to reduce the risk of market loss, which will decrease the likelihood that an insurance company would be required to make any payment under the Guarantee. The effect of low interest rates on a Series would likely be more pronounced at the inception of the Guarantee Period, as the initial allocation of assets would include more fixed-income securities. In addition, if during the Guarantee Period the equity markets experienced a major decline, a Series' assets may become largely invested in the Fixed Component. In fact, if the value of the Equity Component were to decline by a significant amount, a complete reallocation to the Fixed Component would likely occur. In the event of a reallocation of 100% of the assets to the Fixed Component, the Series would not subsequently reallocate any assets into the Equity Component prior to the Maturity Date. USE OF THE FIXED COMPONENT REDUCES A SERIES' ABILITY TO PARTICIPATE FULLY IN UPWARD EQUITY MARKET MOVEMENTS, AS COMPARED TO A PORTFOLIO THAT IS FULLY INVESTED IN EQUITIES AND THEREFORE REPRESENTS SOME LOSS OF OPPORTUNITY, OR OPPORTUNITY COST, COMPARED TO A PORTFOLIO THAT IS FULLY INVESTED IN EQUITIES.

ACTIVE ASSET ALLOCATION MAY UNDERPERFORM STATIC STRATEGIES. An active asset allocation strategy, such as that followed by a Series, may underperform a more static strategy due to the impact of transaction costs. The asset allocation process results in transaction costs from the purchase and sale of securities. Volatile periods in the market may increase these costs. In addition, high transaction costs may have an adverse effect on the performance of a Series.

OPPORTUNITY COSTS. There are significant opportunity costs associated with an investment in the Series. A Series may allocate a substantial portion, and under certain circumstances all, of the Series' assets to the Fixed Component in order to reduce the risk of market loss, which will conserve Series assets to a level equal to or above the present value of the Guarantee.

Initially, if interest rates are low, the allocation to the Fixed Component may exceed 70% of the Series assets. If the market value of the Equity Component rises, the percentage of the Series' assets allocated to the Equity Component generally will also rise. However, the relative volatility of these two Components, as well as the past performance of a Series will affect these allocations. For example, if a Series incurs early losses, the Series, may allocate 100% of the Series' assets to the Fixed Component for the entire Guarantee Period, irrespective of the subsequent upward movements in the equity markets and/or the Equity Component.

The extent to which a Series participates in upward movements in the Equity Component during the Guarantee Period will depend on the performance of the Series, the performance and volatility of the Fixed and Equity Components, interest rates, expenses of the Series and the separate account under the variable annuity contract, and other factors. A Series might capture a material portion, very little or none of any Equity Component increase.

It is possible that on the Maturity Date, a Contract-holder or Participant could receive only the guaranteed amount even though the equity markets, as well as the Equity Component, have had significant positive performance during the Guarantee Period.

WORSE CASE SCENARIOS FOR THE SERIES' EQUITY PARTICIPATION. The opportunity cost of not allocating assets to the Equity Component will be particularly high if early in the Guarantee Period: (a) the Series' net asset value decreases; or (b) the value of the Equity Component declines. In either case, all or substantially all of a Series' assets could be allocated to the Fixed Component for the remainder of the Guarantee Period.

IMPACT OF ANNUITY CHARGES AND OTHER EXPENSES. Contract-holders and Participants with interests in a Series through separate accounts are not subject to identical separate account charges. In its proprietary computer model, the Sub-Adviser uses an expense factor designed to have the Series produce a return that may cover some portion of these charges. The expense factor was determined at the inception of the Guarantee Period for each Series. If the expense factor is set to cover the higher charges, the initial asset allocation to the Equity Component will be lower. Accordingly, the level of the expense factor chosen by a Series may represent a greater opportunity cost to Contract-holders and Participants with lower separate account charges. Regardless of where the expense factor is set, it will not affect the Guarantee payable to each Series by the insurance company.


STOCK AND BOND INVESTMENTS. The risks associated with investing in stocks include sudden and unpredictable drops in the value of the market as a whole and periods of lackluster or negative performance. The performance of the Equity Component also depends significantly on the Sub-Adviser's skill in determining which securities to overweight, underweight or avoid altogether.

The principal risk associated with investing in bonds is that interest rates may rise, which generally causes bond prices to fall. The market prices of STRIPS generally are more volatile than the market prices of other fixed income securities with similar maturities that pay interest periodically. With corporate bonds, there is a risk that the issuer will default on the payment of principal and/or interest. With mortgage- backed securities, there is a risk of prepayment of the underlying mortgage. Because prepayments of principal generally occur when interest rates are declining, it is likely that the Series may have to reinvest the proceeds of prepayments at lower yields. In addition, with credit risk, the Series could lose money if the issuer of a debt security is unable to meet its financial obligations or goes bankrupt. The Fixed Component of this Series is subject to less credit risk than other funds because it principally invests in debt securities issued or guaranteed by the U.S. government or its agencies.


DECLINING INTEREST RATES. A decline in prevailing U.S. interest rates could materially increase the opportunity costs. Any such decline would increase the present value of the Guarantee, potentially causing a Series to allocate all or substantially all of the Series' assets to the Fixed Component in order to assure that such assets do not fall below the present value of the Guarantee.

FUTURES CONTRACTS. Each Series may invest in futures contracts, which provide for the future sale by one party and purchase by another party of a specified amount of a financial instrument or a specific stock market index for a specified price on a designated date. The Series uses futures for hedging purposes or to temporarily increase or limit exposure to a particular asset class.


The main risk with futures contracts is that they can amplify a gain or loss, potentially earning or losing substantially more money than the actual investment made in the futures contract.


RISKS OF USING DERIVATIVES. Certain securities in which a Series may invest, including futures contracts, are derivative instruments. In general terms, a derivative instrument is a financial contract whose value is derived, at least in part, from the performance of an underlying asset, interest rate, or index. If the issuer of a derivative does not pay the amount owed on the contract when due, a Series can lose money on the investment. The underlying investment on which the derivative is based, and the derivative itself, might not perform in the manner the Sub-

Adviser expected, which could cause a Series' share price to decline. Markets for underlying securities may move in a direction not anticipated by the Sub-Adviser, which may result in a Series realizing a lower return than expected on an investment. The use of certain derivatives may have a leveraging effect that may increase the volatility of a Series and may reduce returns for the Series.

OTHER CONSIDERATIONS

In addition to the principal investment strategies and risks described above, each Series may also invest in other securities, engage in other practices, and be subject to additional risks, as discussed in the Statement of Additional Information ("SAI").


MANAGEMENT OF THE SERIES

ING Investments, an Arizona limited liability company, serves as the investment adviser to the Series. ING Investments has overall responsibility for the management of the Series. ING Investments provides or oversees all investment advisory and portfolio management services for the Series, and assists in managing and supervising all aspects of the general day-to-day business activities and operations of the Series, including custodial, transfer agency, dividend disbursing, accounting, auditing, compliance and related services.


ING Investments is registered with the SEC as an investment adviser. ING Investments is an indirect wholly-owned subsidiary of ING Groep N.V. ("ING Groep") (NYSE: ING). ING Groep is one of the largest financial services organizations in the world with approximately 113,000 employees. Based in Amsterdam, ING Groep offers an array of banking, insurance and asset management services to both individual and institutional investors. ING Investments began investment management in April of 1995, and serves as investment adviser to registered investment companies as well as structured finance vehicles.

As of December 31, 2005 ING Investments managed approximately $42 billion in assets.


The principal address of ING Investments is 7337 East Doubletree Ranch Road, Scottsdale, Arizona 85258.


For its services to each Series, ING Investments is entitled to receive an advisory fee as set forth below. The advisory fee is expressed as an annual rate based on average daily net assets of each Series.



ING GET Fund             Offering Period 0.25%
                         Guarantee Period 0.60%



For information regarding the basis for the Board's approval of the investment advisory and investment sub-advisory relationships, please refer to the Series' annual shareholder report dated December 31, 2005.


The SAI provides additional information about the portfolio managers' compensation, other accounts managed by the portfolio managers, and the portfolio managers' ownership of securities in the Series.

SUB-ADVISER


ING Investments has engaged ING IM, a Connecticut corporation, to serve as the Sub-Adviser to the Series. ING IM is responsible for managing the assets of the Series in accordance with its investment objective and policies, subject to oversight by ING Investments.


Founded in 1972, ING IM is registered with the SEC as an investment adviser. ING IM is an indirect wholly-owned subsidiary of ING Groep N.V., and is an affiliate of ING Investments. ING IM has acted as adviser or sub-adviser to mutual funds since 1994 and has managed institutional accounts since 1972.


As of December 31, 2005 ING IM managed over $59.4 billion in assets. The principal address of ING IM is 230 Park Avenue, New York, NY 10169.

PORTFOLIO MANAGEMENT


ASSET ALLOCATION. Mary Ann Fernandez, Senior Vice President and Portfolio Manager, ING IM, is responsible for overseeing the overall strategy of each Series and the allocation of the Series' assets between the Equity and Fixed Components. Ms. Fernandez joined ING IM in 1996 as Vice President of product development and is currently serving as a Portfolio Specialist, assisting in the management and marketing of certain equity strategies managed by ING IM. Ms. Fernandez has been managing the allocation of each Series since their inception.

The following people are primarily responsible for the day-to-day management of each Series:

EQUITY COMPONENT. The following individuals share responsibility for the day-to-day management of each Series' Equity Component.

Omar Aguilar, Ph.D. and Portfolio Manager, ING IM, has been with ING IM since July 2004 and is Head of Quantitative Equity Research. Previously, Dr. Aguilar was head of Lehman Brothers' quantitative research for its alternative investment management business since 2002. Prior to that, Dr. Aguilar was director of quantitative research and a Portfolio Manager with Merrill Lynch Investment Management since 1999. Dr. Aguilar has been co-managing each Series' Equity Component since 2005.

Douglas Cote, Portfolio Manager, ING IM, has been serving as a quantitative equity analyst since 1996. Previously, Mr. Cote was responsible for developing applications for ING IM's equity department. Mr. Cote has been co-managing each Series' Equity Component since their inception.

FIXED COMPONENT. The following individual is responsible for the day-to-day management of each Series' Fixed Component:

James B. Kauffmann, Portfolio Manager, joined ING IM in 1996 and has over 19 years of investment experience. Prior to joining ING IM he, was a senior fixed-income portfolio manager with Alfa Investments Inc., worked in the capital markets group of a major Wall Street dealer and served as an analyst with a venture capital fund. Mr. Kauffmann has been managing each Series' Fixed Component since 2003.

ADDITIONAL INFORMATION REGARDING PORTFOLIO MANAGERS

The SAI provides additional information about each Portfolio Manager's compensation, other accounts managed by each Portfolio Manager, and each Portfolio Manager's ownership of securities in a Series.


INVESTMENTS IN, AND EXCHANGES AND REDEMPTIONS FROM, THE SERIES

PLEASE REFER TO THE DOCUMENTS PERTAINING TO THE VARIABLE ANNUITY CONTRACT FOR INFORMATION ON HOW TO DIRECT REDEMPTIONS FROM (INCLUDING MAKING EXCHANGES INTO OR OUT OF) THE SERIES AND ANY FEES THAT MAY APPLY, AND WHAT YOUR OPTIONS ARE ON THE MATURITY DATE.


FREQUENT TRADING/MARKET TIMING. The Fund and each Series are intended for long-term investment and not as short-term trading vehicles. Accordingly, organizations or individuals that use market timing investment strategies and make frequent transfers should not purchase shares of a Series. Shares of each Series are primarily sold through omnibus account arrangements with financial intermediaries, such as insurance companies, retirement plans, record-keepers, and trusts. The Fund reserves the right, in its sole discretion and without prior notice, to reject, restrict or refuse purchase orders whether directly or by exchange, including purchase orders that have been accepted by a financial intermediary, that the Fund determines not to be in the best interest of the Fund.

The Fund relies on the financial intermediary to monitor frequent, short-term trading within the Fund by the financial intermediary's customers. You should review the materials provided to you by your financial intermediary, including, in the case of a variable contract, the prospectus that describes the contract, or in the case of a Qualified

Plan, the Plan documentation, for its policies regarding frequent, short-term trading. The Fund seeks assurances from financial intermediaries that they have procedures adequate to monitor and address frequent short-term trading. There is, however, no guarantee that the procedures of the financial intermediaries will be able to curtail frequent, short-term trading activity.


The Fund believes market timing or frequent, short-term trading in any account, including a variable insurance or retirement plan account, is not in the best interest of the Fund or the Series' shareholders. Due to the disruptive nature of this activity, it can adversely impact the ability of the Investment Adviser or Sub-Adviser to invest assets in an orderly, long-term manner. Frequent trading can disrupt the management of the Fund and raise its expenses through: increased trading and transaction costs; forced and unplanned portfolio turnover; lost opportunity costs; and large asset swings that decrease the Fund's ability to provide maximum investment return to all shareholders. This in turn can have an adverse effect on Series performance.

Funds that invest in foreign securities may present greater opportunities for market timers and thus be at a greater risk for excessive trading. If an event occurring after the close of a foreign market, but before the time the Fund computes its current NAV, causes a change in the price of the foreign security and such price is not reflected in the Fund's current NAV, investors may attempt to take advantage of anticipated price movements in securities held by the Fund based on such pricing discrepancies. This is often referred to as "price arbitrage." Such price arbitrage opportunities may also occur in Funds which do not invest in foreign securities. For example, if trading in a security held by the Fund is halted and does not resume prior to the time the Fund calculates its NAV, such "stale pricing" presents an opportunity for investors to take advantage of the pricing discrepancy. Similarly, funds that hold thinly-traded securities, such as certain small-capitalization securities, may be exposed to varying levels of pricing arbitrage. The Fund has adopted fair valuation policies and procedures intended to reduce the Fund's exposure to price arbitrage, stale pricing and other potential pricing discrepancies, however, to the extent that the Fund's NAV does not immediately reflect these changes in market conditions, short-term trading may dilute the value of Fund shares, which negatively affects long-term shareholders.

Although the policies and procedures known to the Fund that are followed by the financial intermediaries that use the Fund and the monitoring by the Fund are designed to discourage frequent, short-term trading, none of these measures can eliminate the possibility that frequent, short-term trading activity in the Fund will occur. Moreover, decisions about allowing trades may be required. These decisions are inherently subjective, and will be made to the best of its abilities in a manner that is in the best interest of shareholders.


12b-1 PLAN. Shares of Series P-V are subject to a Distribution Plan adopted pursuant to Rule 12b-1 under the 1940 Act ("Distribution Plan"). Under the Distribution Plan, ING Funds Distributor, LLC ("ING Funds Distributor" or "Distributor"), the Series' principal underwriter, is paid an annual distribution fee at the rate of 0.25% of the average daily net assets of the shares of Series P-V. The distribution fee may be used to cover expenses incurred in promoting the sale of these Series' shares and providing certain related services. ING Funds Distributor may reallow all or a portion of these fees to broker-dealers entering into selling agreements with it, including its affiliates. Because these fees are paid out on an ongoing basis, over time these fees will increase the cost of your investment and may cost you more than paying other types of sales charges.

Orders for the redemption of a Series' shares that are received before the close of regular trading ("Market Close") on the New York Stock Exchange ("NYSE") (normally 4:00 p.m. Eastern time unless otherwise designated by the NYSE) are effected at the net asset value ("NAV") per share determined that day, as described below. The insurance company has been designated an agent of the Series for receipt of redemption orders. Therefore, receipt of an order by the insurance company constitutes receipt by the Series, provided that the Series receives notice of the orders by 9:30 a.m. Eastern time the next day on which the NYSE is open for trading.

HOW ING GROEP COMPENSATES ENTITIES OFFERING OUR PORTFOLIOS AS INVESTMENT OPTIONS IN THEIR INSURANCE PRODUCTS

ING mutual funds may be offered as investment options in variable life and variable annuity contracts ("Variable Contracts") by affiliated and non-affiliated insurance companies. In addition to paying fees under certain Series'

Distribution Plans, the Series' Adviser or Distributor, out of its own resources and without additional cost to a Series or its shareholders, may pay additional compensation to these insurance companies. The amount of the payment is based upon an annual percentage of the average net assets held in a Series by those companies. The Series' Adviser and Distributor may make these payments for administrative, record keeping or other services that insurance companies provide to the Series. These payments may also provide incentive for insurance companies to make a Series available through the variable contracts issued by the insurance company, and thus, they may promote the distribution of the shares of a Series.

The distributing broker-dealer for each Series is ING Funds Distributor. ING Funds Distributor has entered into such agreements with non-affiliated insurance companies. Fees payable under these arrangements are at annual rates that range from 0.15% to 0.25%. This amount is computed as a percentage of the average aggregate amount invested in a Series by contract holders through the relevant insurance company's Variable Contracts. As of the date of this Prospectus, the Adviser has entered into such arrangements with the following insurance companies: Zurich Kemper Life Insurance Company; Symetra Life Insurance Company; and First Fortis Life Insurance Company.

The Adviser also has entered into similar agreements with affiliated insurers, including, but not limited to: ING Life Insurance and Annuity Company; ReliaStar Life Insurance Company; ReliaStar Life of New York; Security Life of Denver; and ING USA Annuity and Life Insurance Co. ING Groep uses a variety of financial and accounting techniques to allocate resources and profits across the organization. These fees may take the form of cash payments to affiliates. These fees do not impact the costs incurred when investing in a Series. Additionally, if a fund is not sub-advised or is subadvised by ING Groep, ING Groep may retain more revenue than on those funds it must pay to have sub-advised by non-affiliated entities. Management personnel of ING Groep may receive additional compensation if the overall amount of investments in the Series advised by ING Groep meets certain target levels or increases over time.

The insurance companies through which investors hold shares of a Series may also pay fees to third parties in connection with distribution of Variable Contracts and for services provided to Variable Contract owners. None of the Series, the Adviser, or the Distributor is a party to these arrangements. Investors should consult the prospectus and statement of additional information for their Variable Contracts for a discussion of these payments.

Ultimately, the agent or broker selling the Variable Contract to you could have a financial interest in selling you a particular product to increase the compensation they receive. Please make sure you read fully each prospectus and discuss any questions you have with your agent or broker.

NET ASSET VALUE. The NAV per share for each Series is determined each business day at Market Close on the NYSE. The Series is open for business every day the NYSE is open. The NYSE is closed on all weekends and on national holidays and Good Friday. Series shares will not be priced on those days. The NAV per share of each Series is calculated by taking the value of the Series' assets attributable to a Series, subtracting the Series' liabilities attributable to that Series, and dividing by the number of shares of that Series that are outstanding.

In general, assets are valued based on actual or estimated market value, with special provisions for assets not having readily available market quotations and short-term debt securities, and for situations where market quotations are deemed unreliable. Investments in securities maturing in 60 days or less are valued at amortized cost, which, when combined with accrued interest, approximates market value. Securities prices may be obtained from independent pricing services. Shares of investment companies held by a Series will generally be valued at the latest NAV reported by that investment company. The prospectuses for those investment companies explain the circumstances under which they will use fair value pricing and the effects of using fair value pricing.

Trading of foreign securities may not take place every day the NYSE is open. Also, trading in some foreign markets and on some electronic trading networks may occur on weekends or holidays when a Series' NAV is not calculated. As a result, the NAV of a Series may change on days when shareholders will not be able to purchase or redeem Series shares.

When market quotations are not available or are deemed unreliable, a Series will use a fair value for the security that is determined in accordance with procedures adopted by the Series' Board. The types of securities for which such fair value pricing might be required include, but are not limited to:


            - Foreign securities, where a foreign security whose value at the close of the foreign market on which it principally trades likely would have changed by the time of the close of the NYSE, or the closing value is otherwise deemed unreliable;

            -  Securities of an issuer that has entered into a restructuring;

            -  Securities whose trading has been halted or suspended;


            - Fixed-income securities that have gone into default and for which there are no current market value quotation; and


            -  Securities that are restricted as to transfer or resale.


The Series or Adviser may rely on the recommendations of a fair value pricing service approved by the Board in valuing foreign securities. Valuing securities at fair value involves greater reliance on judgment than securities that have readily available market quotations. The Adviser makes such determinations in good faith in accordance with procedures adopted by the Series' Board. Fair value determinations can also involve reliance on quantitative models employed by a fair value pricing service. There can be no assurance that a Series could obtain the fair value assigned to a security if it were to sell the security at approximately the time at which the Series determines its NAV per share.


When an insurance company or participant is selling shares, it will normally receive the NAV that is next calculated after the order from the insurance company's variable contract holder or participant is received in proper form.


PORTFOLIO HOLDINGS DISCLOSURE POLICY

A description of the policies and procedures with respect to the disclosure of each Series' portfolio securities is available in the SAI. Each Series posts its portfolio holdings schedule on its website on a calendar-quarter basis and it is available on the first day of the second month in the next quarter. The portfolio holdings schedule is as of the last day of the month preceding the quarter-end (e.g., each Series will post the quarter ending June 30 holdings on August 1.) Each Series' portfolio holdings schedule will, at a minimum, remain available on the Series' website until the Series files a Form N-CSR or Form N-Q with the SEC for the period that includes the date as of which the website information is current. Each Series' website is located at www.ingfunds.com.


MATURITY DATE


Before the Maturity Date, the insurance company will send a notice to Contract holders or Participants who have amounts in a Series to remind them that the Maturity Date is approaching and to choose other investment options into which Series amounts will be transferred at the close of business on the Maturity Date. If investors do not make a choice, at the close of business on the Maturity Date the insurance company will transfer Series amounts to funds designated by the insurance company.


TAX INFORMATION


Each Series intends to qualify as a regulated investment company by satisfying the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended ("Code"), including requirements with respect to diversification of assets, distribution of income and sources of income. As a regulated investment company, a Series generally will not be subject to tax on its ordinary income and net realized capital gains.

Each Series also intends to comply with the diversification requirements of
Section 817(h) of the Code for those investors who acquire shares through variable annuity contracts so that those contract owners should not be subject to federal tax on distributions from the Series to the separate accounts. Contract owners should review their contract prospectus, prospectus summary or disclosure statement for information regarding the personal tax consequences of purchasing a contract.

DIVIDENDS AND DISTRIBUTIONS. Dividends and capital gains distributions, if any, are paid on an annual basis around the end of the calendar year. To comply with federal tax regulations, a Series, if necessary, may also pay an additional capital gains distribution in June. Dividends and distributions are automatically reinvested at NAV in shares of a Series.


ADDITIONAL INFORMATION


The SAI, which is legally part of this Prospectus and is incorporated by reference into this Prospectus, contains additional information about the Series and the Fund generally. Additional information about each Series also will be available in the Series' annual and semi-annual shareholder reports to shareholders. In the annual shareholder report, you will find a discussion of the market conditions and principal investment strategies that significantly affected a Series' performance during its last fiscal year.

You may request free of charge the current SAI, annual and semi-annual shareholder reports or other information about each Series, by calling 1-800-531-4547 or writing to:


                                  ING GET Fund
                                  P.O. Box 9271
                            Des Moines, IA 50306-9271


                    or visit our website at www.ingfunds.com

The SEC also makes available to the public reports and information about the Series. Certain reports and information, including the SAI, are available on the EDGAR database on the SEC's website http://www.sec.gov) or at the SEC's public reference room in Washington, D.C. You may call 1-202-551-8090 to get information about the operations of the public reference room. You may obtain copies of reports and other information about the Series, after paying a duplicating fee, by sending an e-mail request to: publicinfo@sec.gov, or by writing to the SEC's Public Reference Section, Washington, D.C. 20549-0102.


                    Investment Company Act File No. 811-05062

                       STATEMENT OF ADDITIONAL INFORMATION


                                 APRIL 28, 2006


                                  ING GET FUND


                       SERIES M, N, P, Q, R, S, T, U AND V

This Statement of Additional Information ("SAI") is not a prospectus and should be read in conjunction with the current Prospectus (the "Prospectus") for ING GET Fund (the "Fund") Series M, N, P, Q, R, S, T, U and V (each a "Series" and collectively, the "Series") dated April 28, 2006. Capitalized terms not defined in the SAI are used as defined in the Prospectus.

A free copy of the Prospectus and annual/semi-annual shareholder reports are available upon request by writing to the Series at: P.O. Box 9271, Des Moines, IA 50306-9271, or by calling (800) 531-4547.


                                TABLE OF CONTENTS


                                                             PAGE
GENERAL INFORMATION                                             3
INVESTMENT OBJECTIVE AND RESTRICTIONS                           4
INVESTMENT TECHNIQUES AND RISK FACTORS                          6
OTHER CONSIDERATIONS                                           13
THE ASSET ALLOCATION PROCESS                                   13
MANAGEMENT OF THE FUND                                         16
CONTROL PERSONS AND PRINCIPAL SHAREHOLDERS                     29
DISCLOSURE OF PORTFOLIO SECURITIES                             29
INVESTMENT MANAGEMENT AGREEMENT                                32
THE SUB-ADVISORY AGREEMENT                                     39
Other Accts                                                    40
ADMINISTRATIVE SERVICES AGREEMENT                              44
EXPENSE LIMITATION AGREEMENT                                   45
ING GET Fund                                                   45
Offering Period                                                45
Guarantee Period                                               45
CUSTODIAN                                                      46
TRANSFER AGENT                                                 46
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS                      46
LEGAL COUNSEL                                                  46
PRINCIPAL UNDERWRITER                                          46
DISTRIBUTION SERVICING ARRANGEMENTS                            47
BROKERAGE ALLOCATION AND TRADING POLICIES                      49
PURCHASE AND REDEMPTION OF SHARES                              54
NET ASSET VALUE                                                54
TAX STATUS                                                     57

PERFORMANCE INFORMATION                                        58

                               GENERAL INFORMATION


     ORGANIZATION. The Fund was organized as a Massachusetts business trust on March 9, 1987. Each Series of the Fund currently operate under the Fund's Amended and Restated Declaration of Trust ("Declaration") dated March 1, 2002. The Fund is registered as an open-end, management investment company. On March 1, 2002, the name of the Fund was changed from Aetna GET Fund to ING GET Fund.


     SHARES. Shares of the Series have no preemptive or conversion rights. Each share of a Series has the same rights to share in dividends declared by that Series. Upon liquidation of a Series, shareholders of that Series are entitled to share pro rata in the net assets of the Fund attributable to such Series and available for distribution to shareholders. Shares of each Series are fully paid and nonassessable.

     SHAREHOLDER LIABILITY. The Fund is organized as a Massachusetts business trust. Under Massachusetts law, shareholders of such a business trust may, under certain circumstances, be held personally liable as partners for the obligations of the trust, which is not true in the case of a corporation. The Declaration provides that shareholders shall not be subject to any personal liability for the acts or obligations of the Fund and that every written agreement, obligation, instrument or undertaking made by the Fund or on behalf of the Series shall contain a provision to the effect that shareholders are not personally liable thereunder. With respect to tort claims, contract claims where the provision referred to is omitted from the undertaking, and claims for taxes and certain statutory liabilities in other jurisdictions, a shareholder might be held personally liable to the extent that claims are not satisfied by the Fund or the relevant Series. However, upon payment of any such liability, the shareholder will be entitled to reimbursement from the general assets of the Fund attributable to such Series. The Trustees of the Fund (each a "Trustee" and collectively, the "Board") intend to conduct the operations of the Series, with the advice of counsel, in such a way as to avoid, as much as possible, ultimate liability of the shareholders for liabilities of the Fund.

     VOTING RIGHTS. Shareholders of each Series are entitled to one vote for each full share held (and fractional votes for fractional shares held) and will vote in the election of the Board (to the extent described below) and on other matters submitted to the vote of shareholders. Investors who select a Series for investment through their variable annuity contract are not the shareholders of the Fund. The insurance companies who establish the separate accounts are the true shareholders, but generally pass through voting to investors as described in the Prospectus for the applicable Contract.

     Once the initial members of the Board have been elected, no meeting of the shareholders for the purpose of electing Trustees will be held unless and until such time as less than a majority of the Board holding office have been elected by the shareholders, or shareholders holding 10% or more of the outstanding shares request such a vote. The Board members then in office will call a shareholder meeting for election of Trustees. Vacancies occurring between any such meetings shall be filled as allowed by law, provided that immediately after filling any such vacancy, at least two-thirds of the Board holding office have been elected by the shareholders. Except as set forth above, the Trustees shall continue to hold office and may appoint successor Trustees. A Trustee may be removed from office (1) at any time by two-thirds vote of the Board; (2) by a majority vote of the Board where any Trustee becomes mentally or physically incapacitated; or (3) at a special meeting of shareholders by a two-thirds vote of the outstanding shares. Trustees may be removed at any meeting of shareholders by the vote of a majority of all shares entitled to vote. Any Trustee may also voluntarily resign from office. Voting rights are not cumulative, so that the holders of more than 50% of the shares voting in the election of Trustees can, if they choose to do so, elect all the Trustees of the Funds, and the holders of the remaining shares will be unable to elect any person as a Trustee.

                      INVESTMENT OBJECTIVE AND RESTRICTIONS


     The investment objective for each Series is to achieve maximum total return, without exposing the Series' assets to a market value loss by participating, to the extent appropriate, in favorable equity market performance during a specified five year period (the "Guarantee Period"). In seeking to achieve its investment objective, each Series has adopted the following restrictions which are matters of fundamental policy and cannot be changed without approval by the holders of the lesser of: (i) 67% of the shares of the Series present or represented at a shareholders' meeting at which the holders of more than 50% of such shares are present or represented; or (ii) more than 50% of the outstanding shares of the Series.


     As a matter of fundamental policy, each Series will not:

     (1) Borrow money, except that (a) the Series may enter into certain futures contracts and options related thereto; (b) the Series may enter into commitments to purchase securities in accordance with the Series' investment program, including delayed delivery and when-issued securities and reverse repurchase agreements; (c) the Series may borrow money for temporary or emergency purposes in amounts not exceeding 15% of the value of its total assets at the time when the loan is made; and (d) for purposes of leveraging, the Series may borrow money from banks (including its custodian bank) only if, immediately after such borrowing, the value of the Series' assets, including the amount borrowed, less its liabilities, is equal to at least 300% of the amount borrowed, plus all outstanding borrowings. If at any time the value of the Series' assets fails to meet the 300% coverage requirement relative only to leveraging, the Series shall, within three days (not including Sundays and holidays), reduce its borrowings to the extent necessary to meet the 300% test.


     (2) Act as an underwriter of securities except to the extent that, in connection with the disposition of securities by the Series for its portfolio, the Series or the Fund may be deemed to be an underwriter under the provisions of the Securities Act of 1933, as amended, ("1933 Act").


     (3) Purchase real estate, interests in real estate or real estate limited partnership interests except that, to the extent appropriate under its investment program, the Series may invest in securities secured by real estate or interests therein or issued by companies, including real estate investment trusts, which deal in real estate or interests therein.

     (4) Make loans, except that, to the extent appropriate under its investment program, the Series may purchase bonds, debentures or other debt securities, including short-term obligations and enter into repurchase transactions.

     (5) Invest in commodity contracts, except that the Series may, to the extent appropriate under its investment program, purchase securities of companies engaged in such activities, may enter into futures contracts and related options, and may engage in transactions on a when-issued or forward commitment basis.

     (6) Alter, amend or modify either the Investment Objective or the Principal Investment Strategies of the Series, as described in the Prospectus.

     (7) With respect to 75% of its total assets, invest more than 5% of its total assets in the securities of any one issuer excluding securities issued or guaranteed by the U.S. Government or its agencies or instrumentalities, or purchase more than 10% of the outstanding voting securities of any issuer.

     (8) Concentrate its investments in any one industry except that the Series may invest up to 25% of its total assets in securities issued by companies principally engaged in any one industry. For purposes of this restriction, finance companies will be classified as separate industries according to the end users of their services, such as automobile finance, computer finance and consumer finance. This limitation will not apply to securities issued or guaranteed as to principal and/or interest by the U.S. Government, its agencies or instrumentalities.


     Where a Series' investment objective or policy restricts it to holding or investing a specified percentage of its assets in any type of instrument, that percentage is measured at the time of purchase. There will be no violation of any investment policy or restriction if that restriction is complied with at the time the relevant action is taken, notwithstanding a later change in the market value of an investment, in net or total assets, in securities rating of the investment or any other change. With respect to fundamental policy number (8), industry classifications are determined in accordance with the classifications established by Standard & Poor's ("S&P").


     Each Series also has adopted certain other investment policies and restrictions reflecting the current investment practices of the Series, which may be changed by the Board and without shareholder vote. Under such policies and restrictions, each Series will not:

     (1) Mortgage, pledge or hypothecate its assets except in connection with loans of securities as described in (4) above, borrowings as described in (1) above, and permitted transactions involving options, futures contracts and options on such contracts.

     (2) Invest in companies for the purpose of exercising control or management.

     (3) Make short sales of securities, other than short sales "against the box," or purchase securities on margin except for short-term credits necessary for clearance of portfolio transactions, provided that this restriction will not be applied to limit the use of options, futures contracts and related options in the manner otherwise permitted by the investment restrictions, policies and investment programs of the Series.

                     INVESTMENT TECHNIQUES AND RISK FACTORS

FUTURES CONTRACTS

     Each Series may enter into futures contracts, as a means of achieving its investment objective. Each Series may invest up to 30% of its assets in derivatives to gain additional exposure to certain markets for investment purposes while maintaining liquidity to meet shareholder redemptions and minimizing trading costs.


     Each Series may enter into futures contracts subject to the restrictions described below under "Additional Restrictions on the Use of Futures Contracts." The Series will only enter into futures contracts on the Standard & Poor's 500(R) Composite Stock Price Index ("S&P 500(R) Index") and U.S. treasury securities. S&P 500(R) Index futures may not exceed 20% of the market value of the Equity Component. The notional value of U.S. Treasury futures may not exceed 50% of the market value of the Fixed Component. Futures contracts may not be used for speculative purposes. The futures exchanges and trading in the U.S. are regulated under the Commodity Exchange Act by the Commodity Futures Trading Commission ("CFTC").


     A futures contract provides for the future sale by one party and purchase by another party of a specified amount of a financial instrument or a specific stock market index for a specified price on a designated date. Brokerage fees are incurred when a futures contract is bought or sold and at expiration, and margin deposits must be maintained.

     Although interest rate futures contracts typically require actual future delivery of and payment for the underlying instruments, those contracts are usually closed out before the delivery date. Stock index futures contracts do not contemplate actual future delivery and will be settled in cash at expiration or closed out prior to expiration. Closing out an open futures contract sale or purchase is effected by entering into an offsetting futures contract purchase or sale, respectively, for the same aggregate amount of the identical type of underlying instrument and the same delivery date.

     There can be no assurance, however, that each Series will be able to enter into an offsetting transaction with respect to a particular contract at a particular time. If a Series is not able to enter into an offsetting transaction, it will continue to be required to maintain the margin deposits on the contract.

     The prices of futures contracts are volatile and are influenced by, among other things, actual and anticipated changes in interest rates and equity prices, which in turn are affected by fiscal and monetary policies and national and international political and economic events. Small price movements in futures contracts may result in immediate and potentially unlimited loss or gain to each Series relative to the size of the margin commitment. A purchase or sale of a futures contract may result in losses in excess of the amount initially invested in the futures contract.

     When using futures contracts as a hedging technique, at best, the correlation between changes in prices of futures contracts and of the instruments or securities being hedged can be only approximate. The degree of imperfection of correlation depends upon circumstances such as: variations in speculative market demand for futures and for securities, including technical influences in futures trading, and differences between the financial instruments being hedged and the instruments underlying the standard futures contracts available for trading. Even a well-conceived hedge may be unsuccessful to some degree because of unexpected market behavior or stock market or interest rate trends as well as the expenses associated with creating the hedge.

     Most U.S. futures exchanges limit the amount of fluctuation permitted in interest rate futures contract prices during a single trading day, and temporary regulations limiting price fluctuations for stock index futures contracts are also in effect. The daily limit establishes the maximum amount that the price of a futures contract may vary either up or down from the previous day's settlement price at the end of a trading session. Once the daily limit has been reached in a particular type of contract, no trades may be made on that day at a price beyond that limit. The daily limit governs only price movement during a particular trading day and therefore does not limit potential losses, because the limit may prevent the liquidation of unfavorable positions. Futures contract prices have occasionally moved to the daily limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of futures positions and subjecting some persons engaging in futures transactions to substantial losses.

     "Margin" is the amount of funds that must be deposited by a Series with a commodities broker in a custodian account in order to initiate futures trading and to maintain open positions in a Series' futures contracts. A margin deposit is intended to assure a Series' performance of the futures contract. The margin required for a particular futures contract is set by the exchange on which the contract is traded and may be significantly modified from time to time by the exchange during the term of the contract.

     If the price of an open futures contract changes (by increase in the case of a sale or by decrease in the case of a purchase) so that the loss on the futures contract reaches a point at which the margin on deposit does not satisfy the margin requirement, the broker will require an increase in the margin. However, if the value of a position increases because of favorable price changes in the futures contract so that the margin deposit exceeds the required margin, the broker will promptly pay the excess to such Series. These daily payments to and from a Series are called variation margin. At times of extreme price volatility, intra-day variation margin payments may be required. In computing daily net asset values, each Series will mark-to-market the current value of its open futures contracts. Each Series expects to earn interest income on its initial margin deposits.

     When each Series buys or sells a futures contract, unless it already owns an offsetting position, it will designate cash and/or liquid securities having an aggregate value at least equal to the full "notional" value of the futures contract, thereby insuring that the leveraging effect of such futures contract is minimized, in accordance with regulatory requirements.

     Each Series may purchase and sell futures contracts under the following conditions: (a) the then-current aggregate futures market prices of financial instruments required to be delivered and purchased under open futures contracts shall not exceed 30% of the Series' total assets at market value at the time of entering into a contract and (b) no more than 5% of the assets, at market value at the time of entering into a contract, shall be committed to margin deposits in relation to futures contracts.

     ADDITIONAL RESTRICTIONS ON THE USE OF FUTURES CONTRACTS. CFTC regulations require that, to prevent each Series from being a commodity pool, each Series enter into all short futures for the purpose of hedging value of securities held, and that all long futures positions either constitute bona fide hedging transactions, as defined in such regulations, or have a total value not in excess of an amount determined by reference to certain cash and securities positions maintained, and accrued profits on such positions. As evidence of its hedging intent, each Series expects that at least 75% of futures contract purchases will be "completed;" that is, upon the sale of these long contracts, equivalent amounts of related securities will have been or are then being purchased by it in the cash market.

ADDITIONAL RISK FACTORS IN USING FUTURES

     In addition to any risk factors which may be described elsewhere in this section, or in the Prospectus, the following section sets forth certain information regarding the potential risks associated with each Series' transactions in derivatives.

     RISK OF IMPERFECT CORRELATION. Each Series' ability to hedge effectively all or a portion of its portfolio through transactions in futures on securities and indices depends on the degree to which movements in the value of the securities or index underlying such hedging instrument correlates with movements in the value of the assets being hedged. If the value of the assets being hedged do not move in the same amount or direction as the underlying security or index, the hedging strategy for each Series might not be successful and it could sustain losses on its hedging transactions which would not be offset by gains on its portfolio. It is also possible that there may be a negative correlation between the security or index underlying a futures contract and the portfolio securities being hedged, which could result in losses both on the hedging transaction and the portfolio securities. In such instances, each Series' overall return could be less than if the hedging transactions had not been undertaken.


     POTENTIAL LACK OF A LIQUID SECONDARY MARKET. Prior to exercise or expiration, a futures position may be terminated only by entering into a closing sale transaction, which requires a secondary market on the exchange on which the position was originally established. While each Series will establish a futures position only if there appears to be a liquid secondary market therefore, there can be no assurance that such a market will exist for any particular futures contract at any specific time. In such event, it may not be possible to close out a position held by a Series which could require it to purchase or sell the instrument underlying the position, make or receive a cash settlement, or meet ongoing variation margin requirements. The inability to close out futures positions also could have an adverse impact on a Series' ability to effectively hedge its portfolio, or the relevant portion thereof.


     The trading of futures contracts also is subject to the risk of trading halts, suspensions, exchange or clearing house equipment failures, government intervention, insolvency of the brokerage firm or clearing house or other disruptions of normal trading activity, which could at times make it difficult or impossible to liquidate existing positions or to recover excess variation margin payments.

     RISK OF PREDICTING INTEREST RATE MOVEMENTS. Investments in futures contracts on U.S. Treasury securities involve the risk that if in the judgment of ING Investment Management Co. ("ING IM") concerning the general direction of interest rates is incorrect, the overall performance of each Series may be poorer than if it had not entered into any such contract. For example, if a Series has been hedged against the possibility of an increase in interest rates which would adversely affect the price of bonds held in the Fixed Component and interest rates decrease instead, the Series will lose part or all of the benefit of the increased value of its bonds which have been hedged because it will have offsetting losses in its futures positions. In addition, in such situations, if the Series has insufficient cash, it may have to sell bonds from the Fixed Component to meet daily variation margin requirements, possibly at a time when it may be disadvantageous to do so. Such sale of bonds may be, but will not necessarily be, at increased prices which reflect the rising market.


     COUNTERPARTY RISK. With some derivatives there is also the risk that the counterparty may fail to honor its contract terms, causing a loss for a Series.

FOREIGN SECURITIES


     Each Series may invest in depositary receipts of foreign companies included in the S&P 500. Depositary receipts are typically dollar denominated, although their market price is subject to fluctuations of the foreign currency in which the underlying securities are denominated. Depositary receipts are typically American Depositary Receipts ("ADRs"), which are designed for U.S. investors and held either in physical form or in book entry form.


REAL ESTATE SECURITIES


     Each Series may invest in real estate securities through interests in real estate investment trusts ("REIT"s) included in the S&P 500(R). REITs are trusts that sell securities to investors and use the proceeds to invest in real estate or interests in real estate. A REIT may focus on a particular project, such as apartment complexes, or geographic region, such as the Northeastern U.S., or both.


     Investing in stocks of real estate-related companies presents certain risks that are more closely associated with investing in real estate directly than with investing in the stock market generally, including: periodic declines in the value of real estate, generally, or in the rents and other income generated by real estate; periodic over-building, which creates gluts in the market; changes in laws (such as zoning laws) that impair the property rights of real estate owners; and adverse developments in the real estate industry.

SHORT-TERM DEBT INSTRUMENTS

     Each Series may invest in short-term debt obligations (including, banker's acceptances, commercial paper, bank notes, time deposits and certificates of deposit). Each Series generally will have a portion of its assets in cash or cash equivalents for a variety of reasons, including to satisfy redemption requests from shareholders, waiting for a suitable investment opportunity or taking a defensive position. To earn income on this portion of its assets, the Fund may enter into repurchase agreements. Under a repurchase agreement, the Fund agrees to buy securities guaranteed as to payment of principal and interest by the U.S. government or its agencies from a qualified bank or broker-dealer and then to sell the securities back to the bank or broker-dealer after a short period of time (generally, less than seven days) at a higher price. The bank or broker-dealer must transfer to each Series custodian securities with an initial market value of at least 102% of the dollar amount invested by the Series in each repurchase agreement. The manager will monitor the value of such securities daily to determine that the value equals or exceeds the repurchase price.

     Repurchase agreements may involve risks in the event of default or insolvency of the bank or broker-dealer, including possible delays or restrictions upon each Series' ability to sell the underlying securities. Each Series will enter into repurchase agreements only with parties who meet certain creditworthiness standards, i.e., banks or broker-dealers that the manager has determined present no serious risk of becoming involved in bankruptcy proceedings within the time frame contemplated by the repurchase transaction.

ILLIQUID SECURITIES

     Each Series may invest in illiquid securities. Illiquid securities are securities that are not readily marketable or cannot be disposed of promptly within seven days and in the usual course of business without taking a materially reduced price. Such securities include, but are not limited to, time deposits and repurchase agreements with maturities in excess of seven days. Securities that may be resold under Rule 144A under the Securities Act of 1933, as amended (1933 Act) or securities offered pursuant to Section 4(2) of the 1933 Act shall not be deemed illiquid solely by reason of being unregistered. ING IM shall determine whether a particular security is deemed to be illiquid based on the trading markets for the specific security and other factors. Illiquid securities will not exceed 15% of the net assets of each Series.

MORTGAGE-RELATED DEBT SECURITIES


     Each Series may invest in mortgage-related debt securities, collateralized mortgage obligations ("CMOs") and real estate mortgage investment conduits ("REMICs"). However, each such security must be rated AAA or higher by S&P or Aaa or higher by Moody's, provided that if both S&P and Moody's have issued a rating on the security, such rating shall not be less than AAA/Aaa.

     Federal mortgage-related securities include obligations issued or guaranteed by the Government National Mortgage Association ("GNMA"), the Federal National Mortgage Association ("FNMA") and the Federal Home Loan Mortgage Corporation ("FHLMC"). GNMA is a wholly owned corporate instrumentality of the U.S., the securities and guarantees of which are backed by the full faith and credit of the U.S. FNMA, a federally chartered and privately owned corporation, and FHLMC, a federal corporation, are instrumentalities of the U.S. with presidentially appointed board members. The obligations of FNMA and FHLMC are not explicitly guaranteed by the full faith and credit of the federal government.


     Pass-through mortgage-related securities are characterized by monthly payments to the holder, reflecting the monthly payments made by the borrowers who received the underlying mortgage loans. The payments to the security holders, like the payments on the underlying loans, represent both principal and interest. Although the underlying mortgage loans are for specified periods of time, often twenty or thirty years, the borrowers can, and typically do, repay such loans sooner. Thus, the security holders frequently receive repayments of principal, in addition to the principal that is part of the regular monthly payment. A borrower is more likely to repay a mortgage bearing a relatively high rate of interest. This means that in times of declining interest rates, some higher yielding securities held by a Series might be converted to cash, and the Series could be expected to reinvest such cash at the then prevailing lower rates. The increased likelihood of prepayment when interest rates decline also limits market price appreciation of mortgage-related securities. If a Series buys mortgage-related securities at a premium, mortgage foreclosures or mortgage prepayments may result in losses of up to the amount of the premium paid since only timely payment of principal and interest is guaranteed.

     CMOs and REMICs are securities which are collateralized by mortgage pass-through securities. Cash flows from underlying mortgages are allocated to various classes or tranches in a predetermined, specified order. Each sequential tranche has a "stated maturity", which is the latest date by which the tranche can be completely repaid, assuming no repayments - and has an "average life", which is the average time to receipt of a principal weighted by the size of the principal payment. The average life is typically used as a proxy for maturity because the debt is amortized, rather than being paid off entirely at maturity, as would be the case in a straight debt instrument.

     CMOs and REMICs are typically structured as "pass-through" securities. In these arrangements, the underlying mortgages are held by the issuer, which then issues debt collateralized by the underlying mortgage assets. The security holder thus owns an obligation of the issuer and payment of interest and principal on such obligations is made from payment generated by the underlying mortgage assets. The underlying mortgages may or may not be guaranteed as to payment of principal and interest by an agency or instrumentality of the U.S. Government such as GNMA or otherwise backed by FNMA or FHLMC. Alternatively, such securities may be backed by mortgage insurance, letters of credit or other credit enhancing features. Both CMOs and REMICs are issued by private entities. They are not directly guaranteed by any government agency and are secured by the collateral held by the issuer. CMOs and REMICs are subject to the type of prepayment risk described above due to the possibility that prepayments on the underlying assets will alter the cash flow.

ASSET-BACKED SECURITIES

     Each Series may invest in asset-backed securities. Asset-backed securities are collateralized by short-term loans such as automobile loans, home equity loans, equipment leases or credit card receivables. The payments from the collateral are generally passed through to the security holder. As noted above with respect to CMOs and REMICs, the average life for these securities is the conventional proxy for maturity. Asset-backed securities may pay all interest and principal to the holder, or they may pay a fixed rate of interest, with any excess over that required to pay interest going either into a reserve account or to a subordinate class of securities, which may be retained by the originator. The originator or other party may guarantee interest and principal payments. These guarantees often do not extend to the whole amount of principal, but rather to an amount equal to a multiple of the historical loss experience of similar portfolios.

     Two varieties of asset-backed securities are "CARs" and "CARDs". CARS are securities, representing either ownership interests in fixed pools of automobile receivables, or debt instruments supported by the cash flows from such a pool. CARDs are participations in fixed pools of credit accounts. These securities have varying terms and degrees of liquidity.


     The collateral behind certain asset-backed securities (such as CARS and CARDs) tends to have prepayment rates that do not vary with interest rates; the short-term nature of the loans may also tend to reduce the impact of any change in prepayment level. Other asset-backed securities, such as home equity asset-backed securities, have prepayment rates that are sensitive to interest rates. Faster prepayments will shorten the average life and slower prepayments will lengthen it. Asset-backed securities may be pass-through, representing actual equity ownership of the underlying assets, or pay-through, representing debt instruments supported by cash flows from the underlying assets.

     The coupon rate of interest on mortgage-related and asset-backed securities is lower than the interest rates paid on the mortgages included in the underlying pool, by the amount of the fees paid to the mortgage pooler, issuer, and/or guarantor. Actual yield may vary from the coupon rate, however, if such securities are purchased at a premium or discount, traded in the secondary market at a premium or discount, or to the extent that the underlying assets are prepaid as noted above.


SEPARATE TRADING OF REGISTERED INTEREST AND PRINCIPAL OF SECURITIES ("STRIPS")


     Each Series may invest in STRIPS. STRIPS are created by the Federal Reserve Bank by separating the interest and principal components of an outstanding U.S. Treasury or agency bond and selling them as individual securities. STRIPS generally trade like zero coupon securities, which do not pay interest periodically but accrue interest until maturity. STRIPS tend to include the same risks as zero coupon securities. The market prices of STRIPS generally are more volatile than the market prices of securities with similar maturities that pay interest periodically and are likely to respond to changes in interest rates to a greater degree than do non-zero coupon securities having similar maturities and credit quality.

OTHER INVESTMENT COMPANIES

     The Series may invest in other investment companies ("Underlying Funds"). The Series may not (i) invest more than 10% of its total assets in the Underlying Funds, (ii) invest more than 5% of its total assets in any one Underlying Fund, or (iii) purchase greater than 3% of the total outstanding securities of any one Underlying Fund.


     EXCHANGE TRADED FUNDS ("ETFs"). ETFs are passively managed investment companies traded on a securities exchange whose goal is to track or replicate a desired index. ETFs present risks similar to those of an investment in the underlying securities held by the ETF. Because ETFs trade on an exchange, they may not trade at net asset value ("NAV"). Sometimes, the prices of ETFs may vary significantly from the NAVs of the ETF's underlying securities. Additionally, if the Series elects to redeem its ETF shares rather than selling them on the secondary market, the Series may receive the underlying securities which it must then sell in order to obtain cash. Additionally, you may pay a proportionate share of the expenses of the ETF in addition to the expenses of the Series.


ZERO COUPON SECURITIES

     Each Series may invest in zero coupon securities. Zero coupon securities are debt obligations that do not entitle the holder to any periodic payment of interest prior to maturity or a specified date when the securities begin paying current interest (the "cash payment date") and therefore are issued and traded at a discount from their face amounts or par value. The discount varies, depending on the time remaining until maturity or cash payment date, prevailing interest rates, liquidity of the security and the perceived credit quality of the issuer. The discount, in the absence of financial difficulties of the issuer, decreases as the final maturity or cash payment date of the security approaches. The market prices of zero coupon securities generally are more volatile than the market prices of securities with similar maturities that pay interest periodically and are likely to respond to changes in interest rates to a greater degree than non-zero coupon securities having similar maturities and credit quality. Each Series may also invest in Government Trust Certificates that represent an interest in a government trust, the property of which consists of (i) a promissory note of a foreign government no less than 90% of which is backed by the full faith and credit guaranty issued by the federal government of the United States of America (issued pursuant to Title III of the Foreign Operations, Export, Financing and Related Borrowers Programs Appropriations Act of 1998) and (ii) a security interest in obligations of the United States Treasury backed by the full faith and credit of the United States of America sufficient to support remaining balance (no more than 10%) of all payments of principal and interest on such promissory note; provided that such obligations shall not be rated less than AAA by S&P or less than Aaa by Moody's.

     The risks associated with lower debt securities apply to these securities. Zero coupon securities are also subject to the risk that, in the event of a default, a Series may realize no return on its investment, because these securities do not pay cash interest.

                              OTHER CONSIDERATIONS

     In extreme circumstances, the insurance company reserves the right to accept additional deposits, including both new annuity monies and internal variable annuity transfers, during the Guarantee Period and to discontinue this practice at its discretion at any time.

                          THE ASSET ALLOCATION PROCESS

     In pursuing each Series' investment objective, ING IM looks to allocate assets among the Equity Component and the Fixed Component. For each Series, the allocation of assets depends on a variety of factors, including, but not limited to, the then prevailing level of interest rates, equity market volatility, the then current market value of the Series, the Series' total annual expenses, as well as insurance company separate account expenses assessed to Contract holders and Participants acquiring an interest in the Series through the Separate Account, and the Maturity Date (as such terms are defined in the Prospectus). If interest rates are low (particularly at the inception of the Guarantee period), each Series' assets may be largely invested in the Fixed Component in order to decrease the likelihood that the insurance company would be required to make any payment under the Guarantee. In addition, if during the Guarantee Period the equity markets experienced a major decline, each Series' assets may become largely invested in the Fixed Component in order to increase the likelihood of meeting the investment objective.

     The initial allocation of the Series' assets between the Equity Component and the Fixed Component will be determined principally by the prevailing level of interest rates and the volatility of the stock market at the beginning of the Guarantee Period. If at the inception of the Guarantee Period interest rates are low, more assets may have to be allocated to the Fixed Component. ING IM will monitor the allocation of the Series' assets on a daily basis.

     The asset allocation process will also be affected by ING IM's ability to manage the Fixed Component. If the Fixed Component provides a return better than that assumed by ING IM's proprietary software model, fewer assets would have to be allocated to the Fixed Component. On the other hand, if the performance of the Fixed Component is poorer than expected, more assets would have to be allocated to the Fixed Component, and the ability of each Series to participate in any subsequent upward movement in the equity market would be limited.

     The asset allocation process results in additional transaction costs such as brokerage commissions. This process can have an adverse effect on the performance of each Series during periods of increased equity market volatility. To moderate such costs, ING IM has built into the proprietary software program a factor that will require reallocations only when Equity Component and Fixed Component values have deviated by more than certain minimal amounts since the last reallocation.

                             MANAGEMENT OF THE FUND


     Set forth in the table below is information about each Trustee of the Fund. Those Trustees who are "interested persons," as defined in the Investment Company Act of 1940, as amended ("1940 Act"), are indicated by an asterisk (*).

                                                                                                                    NUMBER OF
                                                   TERM OF OFFICE                                              PORTFOLIOS IN FUND
                                POSITION(S) HELD   AND LENGTH OF     PRINCIPAL OCCUPATION(S) DURING THE PAST    COMPLEX OVERSEEN
    NAME, ADDRESS AND AGE         WITH THE FUND    TIME SERVED(1)                   5 YEARS                      BY DIRECTOR****
------------------------------  ----------------  ---------------  ------------------------------------------  ------------------
J. SCOTT FOX(2)                 Director          December 1997 -  Vice Chairman and Chief Operating Officer,           40
7337 East Doubletree Ranch Rd.                    Present          ING Investment Management, Co. (April 1994
Scottsdale, Arizona  85258                                         - Present).
Age: 51

THOMAS J. MCINERNEY(3)          Director          April 2002 -     Chief Executive Officer, ING U.S.                    221
7337 E. Doubletree Ranch Rd.                      Present          Financial Services (September 2005-
Scottsdale, Arizona 85258                                          Present) ; General Manager and Chief
Age: 49                                                            Executive Officer, US Financial Services
                                                                   (December 2003 - December 2004); Chief
                                                                   Executive Officer, ING US Financial
                                                                   Services (September 2001 - December 2003);
                                                                   and General Manager and Chief Executive
                                                                   Officer, US Worksite Financial Services
                                                                   (December 2000 - September 2001).

DIRECTORS WHO ARE NOT "INTERESTED PERSONS"

ALBERT E. DEPRINCE, JR.         Director          June 1998 -      Professor of Economics and Finance,                  40
7337 E. Doubletree Ranch Rd.                      Present          Middle Tennessee State University
Scottsdale, Arizona 85258                                          (August 1991- Present); and Director,
Age: 65                                                            Business and Economic Research Center
                                                                   (August 1999 - August 2003).

MARIA T. FIGHETTI               Director          April 1994 -     Retired. Formerly, Associate                        40
7337 E. Doubletree Ranch Rd.                      Present          Commissioner/Attorney, New York City
Scottsdale, Arizona 85258                                          Department of Mental Health (June 1973 -
Age: 62                                                            October 2002).

SIDNEY KOCH                     Director          April 1994 -     Self-employed (June 2000- Present).                  40
7337 E. Doubletree Ranch Rd.                      Present
Scottsdale, Arizona 85258
Age: 71

DR. CORINE T. NORGAARD          Director          June 1991-       Retired. Formerly, President, Thompson              40
7337 E. Doubletree Ranch Rd.                      Present          Enterprises (September 2004 - September
Scottsdale, Arizona 85258                                          2005); and Dean of the Barney School of
Age: 68                                                            Business, University of Hartford (August
                                                                   1996 - June 2004).

EDWARD T. O'DELL                Director          June 2002 -      Retired. Formerly, Partner of Goodwin               40
7337 E. Doubletree Ranch Rd.                      Present          Procter LLP (June 1996 - September 2000).
Scottsdale, Arizona 85258
Age: 70

                                OTHER BOARD MEMBERSHIPS HELD BY
    NAME, ADDRESS AND AGE                   DIRECTOR
------------------------------  -------------------------------
J. SCOTT FOX(2)                 IFC Financial Networks (January
7337 East Doubletree Ranch Rd.  2001 - April 2004).
Scottsdale, Arizona 85258
Age: 51

THOMAS J. MCINERNEY(3)          American Life Insurance Co.,
7337 E. Doubletree Ranch Rd.    Life Insurance Company of
Scottsdale, Arizona 85258       Georgia, Midwestern United
Age: 49                         Life Insurance Co., ReliaStar
                                Life Insurance Co., Security
                                Life of Denver, Security
                                Connecticut Life Insurance
                                Co., Southland Life Insurance
                                Co., USG Annuity and Life
                                Company, and United Life and
                                Annuity Insurance Co.,
                                Ameribest Life Insurance Co.,
                                First Columbine Life Insurance
                                Co., and Metro Atlanta Chamber
                                of Commerce (January 2003 -
                                Present).

DIRECTORS WHO ARE NOT "INTERESTED PERSONS"

ALBERT E. DEPRINCE, JR.         President-Elect, Academy of
7337 E. Doubletree Ranch Rd.    Economics and Finance
Scottsdale, Arizona 85258       (February 2005 - Present).
Age: 65

MARIA T. FIGHETTI               None.
7337 E. Doubletree Ranch Rd.
Scottsdale, Arizona 85258
Age: 62

SIDNEY KOCH                     None.
7337 E. Doubletree Ranch Rd.
Scottsdale, Arizona 85258
Age: 71

DR. CORINE T. NORGAARD          Mass Mutual Corporate
7337 E. Doubletree Ranch Rd.    Investors (April 1997 -
Scottsdale, Arizona 85258       Present); Mass Mutual MML
Age: 68                         Series II (April 2005 -
                                Present); and Member Board of
                                Directors, CT Health
                                Foundation (2002 - Present).

EDWARD T. O'DELL                None.
7337 E. Doubletree Ranch Rd.
Scottsdale, Arizona 85258
Age: 70

                                                                                                                    NUMBER OF
                                                   TERM OF OFFICE                                              PORTFOLIOS IN FUND
                                POSITION(S) HELD   AND LENGTH OF     PRINCIPAL OCCUPATION(S) DURING THE PAST    COMPLEX OVERSEEN
    NAME, ADDRESS AND AGE         WITH THE FUND    TIME SERVED(1)                   5 YEARS                      BY DIRECTOR****
------------------------------  ----------------  ---------------  ------------------------------------------  ------------------
JOSEPH E. OBERMEYER             Director          January 2003 -   President, Obermeyer & Associates, Inc.              40
7337 E. Doubletree Ranch Rd.                      Present          (November 1999 - Present).
Scottsdale, Arizona 85258
Age:  48

                                OTHER BOARD MEMBERSHIPS HELD BY
    NAME, ADDRESS AND AGE                   DIRECTOR
------------------------------  -------------------------------
JOSEPH E. OBERMEYER             None.
7337 E. Doubletree Ranch Rd.
Scottsdale, Arizona 85258
Age:  48


     (1) Directors serve until their successors are duly elected and qualified.
     (2) Mr. Fox is an "interested person", as defined by the 1940 Act, because of his relationship with ING Investment Management Co., an affiliate of ING Investments, LLC.

     (3) Mr. McInerney is an "interested person", as defined by the 1940 Act, because of his relationship with ING U.S. Worksite Financial Services, an affiliate of ING Investments, LLC. As of April 28, 2006, Mr. McInerney is no longer a member of the Board.


     **** For the purposes of this table, "Fund Complex" means the following investment companies: ING Equity Trust; ING Funds Trust; ING Investment Funds, Inc.; ING Investors Trust; ING Mayflower Trust; ING Mutual Funds; ING Prime Rate Trust; ING Senior Income Fund; ING Variable Insurance Trust; ING Variable Products Trust; ING Emerging Markets Fund, Inc.; ING VP Natural Resources Trust; USLICO Series Fund, ING Partners, Inc.; ING VP Balanced Portfolio, Inc.; ING Strategic Allocation Portfolio, Inc.; ING GET Funds; ING VP Intermediate Bond Portfolio; ING VP Money Market Portfolio; ING Variable Funds, Inc.; ING Variable Portfolios, Inc.; and ING Series Fund, Inc., as of March 31, 2004.

     OFFICERS

     Information about the Company's/Trust's officers are set forth in the table below:


                                POSITION HELD WITH THE TERM OF OFFICE AND LENGTH
NAME, ADDRESS AND AGE           COMPANY/TRUST          OF TIME SERVED (1)        PRINCIPAL OCCUPATION(S) DURING THE LAST FIVE YEARS
------------------------------- ---------------------- ------------------------- --------------------------------------------------
JAMES M. HENNESSY               President and Chief    March 2002- Present       President and Chief Executive Officer, ING
7337 East Doubletree Ranch Rd.  Executive                                        Investments, LLC (2) (December - Present).
Scottsdale, Arizona 85258       Officer                                          Formerly, Senior Executive Vice President and
Age: 57                                                                          Chief Operating Officer, ING Investments, LLC (2)
                                                                                 (April 1995 - December 2000); and Executive Vice
                                                                                 President, ING Investments, LLC (2) (May 1998 -
                                                                                 June 2000).

MICHAEL J. ROLAND               Executive Vice         April 2002- Present       Executive Vice President (December 2001 - Present)
7337 East Doubletree Ranch Rd.  President                                        and Chief Compliance Officer (October 2004 -
Scottsdale, Arizona 85258                                                        Present), ING Investments, LLC (2). Formerly,
Age: 47                                                                          Chief Financial Officer and Treasurer, ING
                                                                                 Investments, LLC (2) (December 2001 - March 2005);
                                                                                 Senior Vice President, ING Investments, LLC (2)
                                                                                 (June 1998 - December 2001).

STANLEY D. VYNER                Executive Vice         March 2002- Present       Executive Vice President, ING Investments, LLC (2)
7337 East Doubletree Ranch Rd.  President                                        (July 2000 - Present) and Chief Investment Risk
Scottsdale, Arizona 85258                                                        Officer (January 2003 - Present); Formerly, Chief
Age: 55                                                                          Investment Officer of the International
                                                                                 Portfolios, ING Investments, LLC (2) (August 2000
                                                                                 - January 2003); and, Chief Executive Officer, ING
                                                                                 Investments, LLC (2) (August 1996 - August 2000).

JOSEPH M. O'DONNELL             Chief Compliance       November 2004 - Present   Chief Compliance Officer of the ING Funds
7337 East Doubletree Ranch Rd.  Officer, Executive     March 2006 - Present      (November 2004 - Present) and ING Investments, LLC
Scottsdale, Arizona 85258       Vice President                                   and Directed Services, Inc. (January 2006 -
Age: 51                                                                          Present). Formerly, Vice President, Chief Legal
                                                                                 Counsel, Chief Compliance Officer and Secretary of
                                                                                 Atlas Securities, Inc., Atlas Advisers, Inc. and
                                                                                 Atlas Funds (October 2001 - October 2004); and
                                                                                 Chief Operating Officer and General Counsel of
                                                                                 Matthews International Capital Management LLC and
                                                                                 Vice President and Secretary of Matthews
                                                                                 International Funds (August 1999 - May 2001).

TODD MODIC                      Senior Vice President, March 2005 - Present      Senior Vice President, ING Funds Services (3)
7337 East Doubletree Ranch Rd.  Chief/Principal                                  (April 2005 - Present). Formerly, Vice President,
Scottsdale, Arizona 85258       Financial Officer                                ING Fund Services, LLC (3) (September 2002 - March
Age: 38                                                                          2005); Director of Financial Reporting, ING
                                                                                 Investments, LLC (2) (March 2001 - September 2002)
                                                                                 and Director of Financial Reporting, Axient
                                                                                 Communications, Inc. (May 2000 - January 2001).

ROBERT S. NAKA                  Executive Vice         March 2006- Present       Executive Vice President and Chief Operating
7337 East Doubletree Ranch Rd.  President, Chief                                 Officer ING Funds Services, LLC, (3) and ING
Scottsdale, Arizona 85258       Operating Officer, and                           Investments, LLC (2) (March 2006 - Present).
Age: 42                         Assistant Secretary                              Formerly, Senior Vice President, ING Fund
                                                                                 Services, LLC (3) (August 1999 - October 2001);
                                                                                 Assistant Secretary, ING Funds Services, LLC (3)
                                                                                 (October 2001 - Present).

KIMBERLY A. ANDERSON            Senior Vice President  December 2003- Present    Senior Vice President, ING Investments, LLC (2)
7337 East Doubletree Ranch Rd.                                                   (October 2003 - Present). Formerly, Vice President
Scottsdale, Arizona 85258                                                        and Assistant Secretary, ING Investments, LLC (2)
Age: 40                                                                          (October 2001 - October 2003); Assistant Vice
                                                                                 President, ING Funds Services, LLC (3) (November
                                                                                 1999 - January 2001).

                                POSITION HELD WITH THE TERM OF OFFICE AND LENGTH
NAME, ADDRESS AND AGE           COMPANY/TRUST          OF TIME SERVED (1)        PRINCIPAL OCCUPATION(S) DURING THE LAST FIVE YEARS
------------------------------- ---------------------- ------------------------- --------------------------------------------------
ROBYN L. ICHILOV                Vice President and     March 2002 - Present      Vice President, ING Funds Services, LLC (3)
7337 East Doubletree Ranch Rd.  Treasurer                                        (October 2001 - Present) and ING Investments, LLC
Scottsdale, Arizona 85258                                                        (2) (August 1997 - Present).
Age: 38

LAUREN D. BENSINGER             Vice President         March 2003- Present       Vice President and Chief Compliance Officer, ING
7337 East Doubletree Ranch Rd.                                                   Funds Distributor, LLC (4) (July 1995 - Present);
Scottsdale, Arizona 85258                                                        and Vice President, ING Investments, LLC (2)
Age: 52                                                                          (February 1996 - Present); Formerly, Chief
                                                                                 Compliance Officer, ING Investments, LLC (2)
                                                                                 (October 2001 - October 2004).

MARIA M. ANDERSON               Vice President         September 2004 - Present  Vice President, ING Funds Services, LLC (3)
7337 East Doubletree Ranch Rd.                                                   (September 2004 - Present). Formerly, Assistant
Scottsdale, Arizona 85258                                                        Vice President, ING Funds Services, LLC (3)
Age: 47                                                                          (October 2001 - September 2004); and Manager of
                                                                                 Fund Accounting and Fund Compliance, ING
                                                                                 Investments, LLC (2) (September 1999 - October
                                                                                 2001).

MARY GASTON                     Vice President         March 2005 - Present      Vice President, ING Fund Services, LLC (3) (April
7337 East Doubletree Ranch Rd.                                                   2005 - Present). Formerly, Assistant Vice
Scottsdale, Arizona 85258                                                        President, Financial Reporting, ING Investments,
Age: 40                                                                          LLC (2) (April 2004 - April 2005); Manager,
                                                                                 Financial Reporting, ING Investments, LLC (2)
                                                                                 (August 2002 - April 2004); and Controller Z Seven
                                                                                 Fund, Inc. and Ziskin Asset Management, Inc.
                                                                                 (January 2000 - March 2002).

SUSAN KINENS                    Assistant Vice         March 2003- Present       Assistant Vice President, ING Funds Services, LLC
7337 East Doubletree Ranch Rd.  President                                        (3) (December 2002 - Present); and has held
Scottsdale, Arizona 85258                                                        various other positions with ING Funds Services,
Age: 29                                                                          LLC for more than the last five years.

KIMBERLY K. PALMER              Vice President         March 2006 - Present      Vice President, ING Funds Services, LLC (3) (March
7337 East Doubletree Ranch Rd.                                                   2006 - Present). Formerly, Assistant Vice
Scottsdale, Arizona 85258                                                        President, ING Funds Services, LLC (3) (August
Age: 48                                                                          2004 - March 2006); Manager, Registration
                                                                                 Statements, ING Funds Services, LLC (3) (May 2003
                                                                                 - August 2004); Associate Partner, AMVESCAP PLC
                                                                                 (October 2000 - May 2003); and Director of Federal
                                                                                 Filings and Blue Sky Filings, INVESCO Funds Group,
                                                                                 Inc. (March 1994 - May 2003).

THERESA K. KELETY               Secretary              September 2003- Present   Counsel, ING U.S. Legal Services (April 2003 -
7337 E.ast Doubletree Ranch Rd.                                                  Present). Formerly, Senior Associate with Shearman
Scottsdale, Arizona 85258                                                        & Sterling (February 2000 - April 2003).
Age: 43

HUEY P. FALGOUT, JR.            Assistant Secretary    September 2003- Present   Chief Counsel, ING U.S. Legal Services (September
7337 East Doubletree Ranch Rd.                                                   2003 - Present). Formerly, Counsel ING U.S. Legal
Scottsdale, Arizona 85258                                                        Services (November 2002 - September 2003); and
Age: 42                                                                          Associate General Counsel, AIG American General
                                                                                 (January 1999 - November 2002).

ROBIN R. NESBITT                Assistant Secretary    September 2004 - Present  Supervisor, Board Operations, ING Funds Services,
7337 East Doubletree Ranch Rd.                                                   LLC (3) (August 2003 - Present). Formerly, Senior
Scottsdale, Arizona 85258                                                        Legal Analyst, ING Funds Services, LLC (3) (August
Age: 32                                                                          2002 - August 2003); Associate,
                                                                                 PricewaterhouseCoopers (January 2001 - August
                                                                                 2001); and Paralegal, McManis, Faulkner & Morgan
                                                                                 (May 2000 - December 2000).



     (1) The officers hold office until the next annual meeting of Trustees and until their successors shall have been elected and qualified.

     (2) ING Investments, LLC was previously named ING Pilgrim Investments, LLC. ING Pilgrim Investments, LLC is the successor in interest to ING Pilgrim Investments, Inc., which was previously known as Pilgrim Investments, Inc. and before that was known as Pilgrim America Investments, Inc.
     (3) ING Funds Services, LLC was previously named ING Pilgrim Group, LLC. ING Pilgrim Group, LLC is the successor in interest to ING Pilgrim Group, Inc., which was previously known as Pilgrim Group, Inc. and before that was known as Pilgrim America Group, Inc.
     (4) ING Funds Distributor, LLC is the successor in interest to ING Funds Distributor, Inc., which was previously known as ING Pilgrim Securities, Inc., and before that was known as Pilgrim Securities.

BOARD OF TRUSTEES

     The Board governs the Fund and is responsible for protecting the interests of the shareholders. The Directors are experienced executives who oversee the each Series' activities, review contractual arrangements with companies that provide services to each of the Series, and review each Series' performance.


FREQUENCY

     The Board currently conducts regular meetings four (4) times a year. The Audit Committee also meets regularly four (4) times per year, and the remaining Committees meet as needed. In addition, the Board or the Committees may hold special meetings by telephone or in person to discuss specific matters that may require action prior to the next regular meeting. Each committee listed below operates pursuant to a charter approved by the Board.

COMMITTEES

     The Board has an Audit Committee whose function is to meet, among others, with the independent registered public accounting firm of the Fund to review the scope of each Series' audit, its financial statements and interim accounting controls, and to meet with management concerning these matters, among other things. The Audit Committee currently consists Dr. DePrince, Ms. Fighetti, Mr. Koch, Dr. Norgaard, Mr. O'Dell, and Mr. Obermeyer (collectively the "Independent Directors"). Mr. Obermeyer currently serves as Chairman and Dr. Norgaard currently serves as Vice Chairman of the Committee. The Audit Committee held 4 meetings during the fiscal year ended December 31, 2005.

     The Board has formed a Contract Committee whose function is to consider, evaluate and make recommendations to the full Board of Directors concerning contractual arrangements with service providers to the Fund and all other matters in which the adviser or any affiliated entity has an actual or potential conflict of interest. The Contract Committee currently consists of Dr. DePrince, Ms. Fighetti, Mr. Koch, Dr. Norgaard, Mr. Obermeyer and Mr. O'Dell. Mr. Koch currently serves as Chairman and Dr. DePrince currently serves as Vice Chairman of the Contracts Committee. The Contract Committee held 5 meetings during the fiscal year ended December 31, 2005.

     The Board has established a Nominating Committee for the purpose of considering and presenting to the Board candidates it proposes for nomination to fill Independent Director vacancies on the Board. The Nominating Committee currently consists of Dr. DePrince, Ms. Fighetti, Mr. Koch, Dr. Norgaard, Mr. Obermeyer and Mr. O'Dell. The Nominating Committee is willing to consider nominations for vacancies received by shareholders and will assess shareholder nominees in the same manner as it reviewed its own nominees. Shareholders wishing to submit a nomination for director at an annual or special meeting of shareholders must provide such recommendation in a sufficiently timely manner (and in any event no later than the date specified for receipt of shareholder proposals in any applicable proxy statement with respect to the Fund) in writing to the Nominating Committee, c/o the Secretary of the Fund, ING Get Fund, 7337 Doubletree Ranch Road, Scottsdale, Arizona 85258. Any recommendation made by a shareholder must contain sufficient information for the Nominating Committee to make an assessment of the candidate's suitability for the position of Independent Director. The Nominating Committee held no meetings during the fiscal year ended December 31, 2005.

     The Board has established a Valuation Committee for the purpose of approving fair value determinations at the time they are being considered by management. The Valuation Committee currently consists of Mr. Koch, Dr. DePrince, Ms. Fighetti, Dr. Norgaard, Mr. Obermeyer and Mr. O'Dell. The Valuation Committee held no meetings during the fiscal year ended December 31, 2005.

     The Board has established a Compliance Committee for the purposes of (1) providing oversight with respect to compliance by each Series and its service providers with applicable laws, regulations and internal policies and procedures affecting the operations of each and (2) to serve as a committee, and in such capacity to receive, retain and act upon reports of evidence of possible material violations applicable United States federal or state securities laws and breaches of fiduciary duty arising under United States federal or state securities laws. The Compliance Committee currently consists of Dr. DePrince, Ms. Fighetti, Mr. Koch, Dr. Norgaard, Mr. Obermeyer and Mr. O'Dell. Dr. Norgaard currently serves as Chairman and Mr. O'Dell currently serves as Vice Chairman of the Committee. The Compliance Committee held 4 meetings during the fiscal year ended December 31, 2005.

TRUSTEE OWNERSHIP OF SECURITIES


     Set forth below is the dollar range of equity securities owned by each Trustee.


                                                             AGGREGATE DOLLAR RANGE OF
                                                              EQUITY SECURITIES IN ALL
                                                               REGISTERED INVESTMENT
                                 DOLLAR RANGE OF EQUITY        COMPANIES OVERSEEN BY
                              SECURITIES IN THE FUND AS OF      TRUSTEE IN FAMILY OF
       NAME OF TRUSTEE              DECEMBER 31, 2005           INVESTMENT COMPANIES
----------------------------  ----------------------------   -------------------------
INDEPENDENT TRUSTEES
Albert E. DePrince, Jr.                  None                       Over $100,000
                                                                  Over $100,000(1)
Maria T. Fighetti                        None                     Over $100,000(1)
Sidney Koch                              None                          $1-$10,000
Corine T. Norgaard                       None                       Over $100,000
Joseph Obermeyer                         None                    $50,000-$100,000(1)
Edward T. O'Dell                         None                     Over $100,000(1)

TRUSTEES WHO ARE "INTERESTED
PERSON"
J. Scott Fox                             None                       Over $100,000
Thomas McInerney                         None                       Over $100,000



     (1) Includes the value of shares in which a Trustee has an indirect interest through a deferred compensation plan.


INDEPENDENT TRUSTEE OWNERSHIP OF SECURITIES


     Set forth in the table below is information regarding each Independent Trustee's (and his immediate family members) share ownership as of December 31, 2005, in securities of the Series' investment adviser or principal underwriter, and the ownership of securities in an entity controlling, controlled by or under common control with the investment adviser or principal underwriter of the Series (not including registered investment companies).


                              NAME OF
                             OWNERS AND
                          RELATIONSHIP                TITLE OF    VALUE OF    PERCENTAGE OF
    NAME OF TRUSTEE         TO TRUSTEE      COMPANY     CLASS    SECURITIES       CLASS
-----------------------   ---------------   -------   --------   ----------   -------------
Albert E. DePrince, Jr.         N/A           N/A        N/A     $        0        N/A
Maria T. Fighetti               N/A           N/A        N/A     $        0        N/A
David L. Grove                  N/A           N/A        N/A     $        0        N/A
Sidney Koch                     N/A           N/A        N/A     $        0        N/A
Corine T. Norgaard              N/A           N/A        N/A     $        0        N/A
Richard G. Scheide              N/A           N/A        N/A     $        0        N/A

COMPENSATION


     Each Series pays each Trustee who is not an interested person a PRO RATA share, as described below, of: (i) an annual retainer of $60,000; (ii) $7,500 for each in person meeting of the Board; (iii) $7,500 for each Contracts Committee meeting attended in person; (iv) $3,500 per attendance of any committee meeting (except Contracts Committee) held in conjunction with a meeting of the Board and $5,000 for meetings (except Contracts Committee) not held in conjunction with a meeting of the Board; (v) $2,500 per telephonic meeting; (vi) $35,000 annual fee to the Chairperson of the Contracts Committee, $15,000 annual fee to the Chairperson of both the Audit and Compliance Committees and $5,000 annual fee to the Chairperson of the Nominating Committee (for periods in which the Committee has operated); and (vii) $20,000 annual fee to the Vice Chairperson of the Contracts Committee and $7,500 annual fee to the Vice Chairperson of both the Audit and Compliance Committees. The PRO RATA share paid by each Series is based on each Series' average net assets as a percentage of the average net assets of all the Funds managed by the investment adviser for which the Trustees serve in common as Trustees.

     During the fiscal year ended December 31, 2005, members of the Board who are also trustees, officers or employees of ING Investments, LLC ("ING Investments" or the "Adviser") and its affiliates were not entitled to any compensation from the Fund complex. As of December 31, 2005, the Independent Trustees received compensation in the amounts included in the following table. No member of the Board was entitled to receive pension or retirement benefits.



                                                       TOTAL COMPENSATION FROM THE
      NAME OR PERSON          AGGREGATE COMPENSATION    FUND AND FUND COMPLEX PAID
         POSITION                FROM ING GET FUND             TO TRUSTEES
---------------------------   ----------------------   ---------------------------
Corine Norgaard               $               13,055   $                   167,500
Trustee,

Sidney Koch                   $               10,683   $                   138,750
Trustee

Maria T. Fighetti (1)         $                9,239   $                   120,000
Trustee,

Edward T. O'Dell (1)          $               10,645   $                   137,500
Trustee

Joseph E. Obermeyer (1)       $                9,525   $                   123,750
Trustee

Albert E. DePrince, Jr. (1)   $                9,961   $                   129,375
Trustee,



     (1) Includes amounts deferred pursuant to a deferred pursuant to a deferred compensation plan. During the fiscal year ended December 31, 2005, Ms. Fighetti, Dr. DePrince and Mr. Obermeyer deferred $30,000, $42,499 and $30,500, respectively, of their compensation from the ING GET Fund.

                   CONTROL PERSONS AND PRINCIPAL SHAREHOLDERS


     Each Series shares will be sold to insurance companies affiliated with ING Investments and allocated to variable annuity separate accounts to fund obligations thereunder. Contract holders in these separate accounts are provided the right to direct the voting of fund shares at shareholder meetings. The insurance company votes the shares that it owns in these separate accounts in accordance with contract holders' directions. Undirected shares of each Series will be voted for each account in the same proportion as directed shares.

     As of April 28, 2006 the officers and Trustees owned less than 1% of the outstanding shares of the Series.

     ING Investments, the Series' investment adviser, and ING Investment Management Co., the Series' investment sub-adviser, ("ING IM" or "Sub-Adviser") are indirect wholly-owned subsidiaries of ING Groep N.V. ("ING Groep"). ING Groep is one of the largest financial services organizations in the world with approximately 113,000 employees. Based in Amsterdam, ING Groep offers an array of banking, insurance and asset management services to both individual and institutional investors. ING Groep's principal executive offices are located at Strawinskylaan 2631,1077 zz Amsterdam, P.O. Box 810, 1000 AV Amsterdam, the Netherlands.

     As of April 1, 2006 the affiliated insurance companies of the adviser had the following interests in the Series:



                   SERIES                                        ADDRESS                            PERCENTAGE OF THE SERIES
                   ------                                        -------                            ------------------------
                                                    ING LIFE INSURANCE AND ANNUITY CO
                                                        151 Farmington Ave TN#41
ING GET SERIES M                                           Hartford, CT 06156                                99.99%

                                                   ING USA ANNUITY AND LIFE INSURANCE
                                                            1475 Dunwoody Dr
ING GET SERIES P                                         West Chester, PA 19380                              65.39%

                                                     ING LIFE INSURANCE & ANNUITY CO
                                                        151 Farmington Ave TN#41
ING GET SERIES P                                           Hartford, CT 06156                                34.60%

                                                   ING USA ANNUITY AND LIFE INSURANCE
                                                            1475 Dunwoody Dr
ING GET SERIES Q                                         West Chester, PA 19380                              69.51%

                                                     ING LIFE INSURANCE & ANNUITY CO
                                                           151 Farmington Ave
ING GET SERIES Q                                           Hartford, CT 06156                                30.48%

                                                   ING USA ANNUITY AND LIFE INSURANCE
                                                            1475 Dunwoody Dr
ING GET SERIES N                                         West Chester, PA 19380                              21.44%

                                                     ING LIFE INSURANCE & ANNUITY CO
                                                        151 Farmington Ave TN#41
ING GET SERIES N                                           Hartford, CT 06156                                78.55%

                                                   ING USA ANNUITY AND LIFE INSURANCE
                                                            1475 Dunwoody Dr
ING GET SERIES S                                         West Chester, PA 19380                              65.08%

                                                     ING LIFE INSURANCE & ANNUITY CO
                                                           151 Farmington Ave
ING GET SERIES S                                           Hartford, CT 06156                                34.91%

                                                   ING USA ANNUITY AND LIFE INSURANCE
                                                            1475 Dunwoody Dr
ING GET SERIES U                                         West Chester, PA 19380                              81.86%

                                                     ING LIFE INSURANCE & ANNUITY CO
                                                           151 Farmington Ave
ING GET SERIES U                                           Hartford, CT 06156                                18.13%

                                                   ING USA ANNUITY AND LIFE INSURANCE
                                                            1475 Dunwoody Dr
ING GET SERIES V                                         West Chester, PA 19380                              80.27%

                                                     ING LIFE INSURANCE & ANNUITY CO
                                                           151 Farmington Ave
ING GET SERIES V                                           Hartford, CT 06156                                19.72%

                                                   ING USA ANNUITY AND LIFE INSURANCE
                                                            1475 Dunwoody Dr
ING GET SERIES T                                         West Chester, PA 19380                              80.65%

                                                     ING LIFE INSURANCE & ANNUITY CO
                                                           151 Farmington Ave
ING GET SERIES T                                           Hartford, CT 06156                                19.34%

                                                   ING USA ANNUITY AND LIFE INSURANCE
                                                            1475 Dunwoody Dr
ING GET SERIES R                                         West Chester, PA 19380                              76.47%

                                                     ING LIFE INSURANCE & ANNUITY CO
                                                           151 Farmington Ave
ING GET SERIES R                                           Hartford, CT 06156                                23.52%


                       DISCLOSURE OF PORTFOLIO SECURITIES

     Each Series of the Fund is required to file its complete portfolio holdings schedule with the SEC on a quarterly basis. This schedule is filed with annual and semi-annual reports on Form N-CSR for the second and fourth fiscal quarters and on Form N-Q for the first and third fiscal quarters.


     In addition, each Series posts its portfolio holdings schedule on ING's website on a calendar-quarter basis and it is available on the first day of the second month of the next quarter. The complete portfolio holdings schedule is as of the preceding quarter-end (E.G., each Series will post the quarter-ending June 30 holdings on August 1).


     Each Series also compiles a list composed of its ten largest holdings ("Top Ten"). This information is produced monthly, and is made available on ING's website, on the tenth day of each month. The Top Ten holdings information is as of the last day of the previous month.

     Investors (both individual and institutional), financial intermediaries that distribute the shares of the Series and most third parties may receive annual or semi-annual reports, or view on ING's website, the complete portfolio holdings schedule. The Top Ten list also is provided in quarterly descriptions of the Series that are included in the offering materials of variable life insurance products and variable annuity contracts.


     Other than in regulatory filings or on ING's website, the Series may provide its portfolio holdings to certain unaffiliated third parties and affiliates when the Series has a legitimate business purpose for doing so. Unless otherwise noted below, a Portfolio's disclosure of its portfolio holdings will be on an as-needed basis, with no lag time between the date of which the information is requested and the date the information is provided. Specifically, disclosure of its portfolio holdings may include disclosure:



     - To the Series' independent registered public accounting firm, named herein, for use in providing audit opinions;

     - To financial printers for the purpose of preparing Series regulatory filings;


     -  For the purpose of due diligence regarding a merger or acquisition;


     - To a new investment adviser or sub-adviser prior to the commencement of its management of the Series;


     - To rating and ranking agencies such as Bloomberg, Morningstar, Lipper and Standard & Poor's;


     - To consultants for use in providing asset allocation advice in connection with investments by affiliated funds-of-funds in the Series;

     - To service providers, such as proxy voting and class action services providers, on a daily basis, in connection with their providing services benefiting the Series; or

     - To a third party for purposes of effecting in-kind redemptions of securities to facilitate orderly redemption of portfolio assets and minimal impact on remaining Series shareholders.


     In all instances of such disclosure the receiving party, by agreement, is subject to a duty of confidentiality, including a duty not to trade on such information.


     The Fund's Board has adopted policies and procedures ("Policies") designed to ensure that disclosure of information regarding the Fund's portfolio securities is in the best interests of Fund shareholders, including procedures to address conflicts between the interests of the Fund's shareholders, on the one hand, and those of the Fund's investment adviser, sub-adviser, principal underwriter or any affiliated person of the Fund, its investment adviser, or its principal underwriter, on the other. Such Policies authorize the Fund's administrator to implement the Board's policies and direct the administrator to document the expected benefit to shareholders. Among other considerations, the administrator is directed to consider whether such disclosure may create an advantage for the recipient or its affiliates or their clients over that of the Fund's shareholders. Similarly, the administrator is directed to consider, among other things, whether the disclosure of portfolio holdings creates a conflict between the interests of shareholders and the interests of the Adviser, Sub-Adviser, principal underwriter and their affiliates. The Board has authorized the senior officers of the Fund's administrator to authorize the release of the Fund's portfolio holdings, as necessary, in conformity with the foregoing principles and to monitor for compliance with the Policies. The Fund's administrator reports quarterly to the Board regarding the implementation of the Policies.


     The Fund has the following ongoing arrangements with certain third parties to provide the Fund's full portfolio holdings:

                                           TIME LAG BETWEEN
                                           DATE OF
                                           INFORMATION AND
                                           DATE INFORMATION
PARTY           PURPOSE         FREQUENCY  RELEASED
Institutional   Proxy Voting    Daily      None
Shareholder     & Class Action
Services, Inc.  Services

Charles River   Compliance      Daily      None
Development


     All of the arrangements in the table above are subject to the Policies adopted by the Board to ensure such disclosure is for a legitimate business purpose and is in the best interests of the Fund and its shareholders. The Fund's Board must approve any material change to the Policies. The Policies may not be waived, or exceptions made, without the consent of ING's Legal Department. All waivers and exceptions involving any of the Funds will be disclosed to the Funds' Board no later than its next regularly scheduled quarterly meeting. No compensation or other consideration may be received by the Funds, the Investment Adviser, or any other party in connection with the disclosure of portfolio holdings in accordance with the Policies.

                                     ADVISER

     The investment adviser for each Series is ING Investments, which is registered with the SEC as an investment adviser and serves as an investment adviser to registered investment companies (or series thereof), as well as structured finance vehicles. The Adviser, subject to the authority of the Trustees, has the overall responsibility for the management of the Series' portfolio subject to delegation to another investment adviser ING IM as the Sub-Adviser to the Series.

     For the services under the Advisory Agreement, ING Investments will receive an annual fee, payable monthly, as described in the Prospectus.


     The following table shows the aggregate annual management fees paid by each Series for each of its three most recent fiscal years in dollars:


ING GET FUND                  2005          2004          2003
ING GET Fund - Series M   $   407,682   $   507,882   $   634,173
ING GET Fund - Series N   $   428,555   $   539,727   $   664,063
ING GET Fund - Series P   $   696,888   $   886,140   $ 1,177,465
ING GET Fund - Series Q   $   780,820   $   970,707   $ 1,232,497
ING GET Fund - Series R   $   773,017   $   947,200   $ 1,158,768
ING GET Fund - Series S   $ 1,074,397   $ 1,334,541   $ 1,748,648
ING GET Fund - Series T   $   896,858   $ 1,062,628   $ 1,388,458
ING GET Fund - Series U   $   927,901   $ 1,090,706   $ 1,162,090
ING GET Fund - Series V   $ 1,512,910   $ 1,972,316   $ 1,459,323

     The Adviser serves pursuant to an Advisory Agreement between the Adviser and the Fund, on behalf of each Series. The Advisory Agreement requires the Adviser to oversee the provision of all investment advisory and portfolio management services for each Series. Pursuant to the sub-advisory agreement (the "Sub-Advisory Agreement") the Adviser has delegated certain management responsibilities to ING IM. The Adviser oversees the investment management of the Sub-Adviser for each Series.

     The Advisory Agreement requires the Investment Adviser to provide, subject to the supervision of the Board, investment advice and investment services to each Series and to furnish advice and recommendations with respect to investment of each Series' assets and the purchase or sale of its portfolio securities. The Adviser also provides investment research and analysts. The Advisory Agreement provides that the Adviser is not subject to liability to each Series for any act or omission in the course of, or connected with, rendering services under the Advisory Agreement, except by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties under the Advisory Agreement.

     After an initial term of two years, the Advisory Agreement and Sub-Advisory Agreement continue in effect from year to year so long as such continuance is specifically approved at least annually by (a) the Board or (b) the vote of a "majority" (as defined in the 1940 Act) of the Series' outstanding shares voting as a single class; provided, that in either event the continuance is also approved by at least a majority of the Board who are not "interested persons" (as defined in the 1940 Act) of the Adviser or Sub-Adviser as the case may be, by vote cast in person at a meeting called for the purpose of voting on such approval.

     FOR INFORMATION REGARDING THE BOARD'S APPROVAL OF THE INVESTMENT ADVISORY OR SUB-ADVISORY RELATIONSHIPS, PLEASE REFER TO THE SERIES' ANNUAL SHAREHOLDER REPORT DATED DECEMBER 31, 2005.

                                   SUB-ADVISER

     For the services under the Sub-Advisory Agreement, ING IM receives an annual fee payable monthly as set forth below for each Series:


                              Offering Period   0.1125%
                             Guarantee Period    0.270%

     During the fiscal years ended December 31, 2005, 2004 and 2003, the Adviser paid the Sub-Adviser the following fees:



ING GET FUND                 2005        2004        2003
ING GET Fund - Series M   $ 183,456   $ 228,547   $ 285,377
ING GET Fund - Series N   $ 192,850   $ 242,877   $ 298,828
ING GET Fund - Series P   $ 313,599   $ 398,763   $ 529,858
ING GET Fund - Series Q   $ 351,368   $ 436,819   $ 554,622
ING GET Fund - Series R   $ 347,857   $ 426,241   $ 521,445
ING GET Fund - Series S   $ 483,478   $ 600,544   $ 786,890
ING GET Fund - Series T   $ 403,586   $ 478,183   $ 624,805
ING GET Fund - Series U   $ 417,555   $ 490,818   $ 522,939
ING GET Fund - Series V   $ 680,809   $ 887,443   $ 656,693


PORTFOLIO MANAGERS

OTHER ACCOUNTS MANAGED


The following table shows the number of accounts and total assets in the accounts managed by the portfolio managers as of December 31, 2005.



                     REGISTERED INVESTMENT COMPANIES   OTHER POOLED INVESTMENT VEHICLES            OTHER ACCTS
                     -------------------------------   --------------------------------   -----------------------------
                      NUMBER                             NUMBER                           NUMBER
PORTFOLIO             OF                                 OF                               OF
MANAGER               ACCOUNTS       TOTAL ASSETS        ACCOUNTS       TOTAL ASSETS      ACCOUNTS       TOTAL ASSETS
-----------------------------------------------------------------------------------------------------------------------
Omar Aguilar             44       $   16,050,225,514         0                      N/A       4         $   982,057,596
Douglas Cote              6       $    4,753,028,296         5       $      842,063,063      18(1)      $ 2,957,751,058
Mary Ann Fernandez       41       $    5,602,687,313         0                      N/A       0                     N/A
James B. Kauffmann       41       $   14,051,506,591        14       $    1,869,777,360      30(2)      $ 9,009,842,871



     (1) Four of these Accounts with Total Assets of $16,422,901,928 have advisory fee that is also based on the performance of the Account.

     (2) One of these Accounts with Total Assets of $468,846,079 has an advisory fee that is also based on the performance of the Account.


POTENTIAL CONFLICTS OF INTEREST

     A portfolio manager may be subject to potential conflicts of interest because the portfolio manager is responsible for other accounts in addition to a Portfolio. These other accounts may include, among others, other mutual funds, separately managed advisory accounts, commingled trust accounts, insurance separate accounts, wrap fee programs and hedge funds. Potential conflicts may arise out of the implementation of differing investment strategies for the portfolio manager's various accounts, the allocation of investment opportunities among those accounts or differences in the advisory fees paid by the portfolio manager's accounts.

     A potential conflict of interest may arise as a result of the portfolio manager's responsibility for multiple accounts with similar investment guidelines. Under these circumstances, a potential investment may be suitable for more than one of the portfolio manager's accounts, but the quantity of the investment available for purchase is less than the aggregate amount the accounts would ideally devote to the opportunity. Similar conflicts may arise when multiple accounts seek to dispose of the same investment.

     A portfolio manager may also manage accounts whose objectives and policies differ from those of the Portfolio. These differences may be such that under certain circumstances, trading activity appropriate for one account managed by the portfolio manager may have adverse consequences for another account managed by the portfolio manager. For example, if an account were to sell a significant position in a security, which could cause the market price of that security to decrease, while the Portfolio maintained its position in that security.

     A potential conflict may arise when a portfolio manager is responsible for accounts that have different advisory fees - the difference in the fees may create an incentive for the portfolio manager to favor one account over another, for example, in terms of access to particularly appealing investment opportunities. This conflict may be heightened where an account is subject to a performance-based fee.

     As part of its compliance program, ING IM has adopted policies and procedures reasonably designed to address the potential conflicts of interest described above.

COMPENSATION


     Each portfolio manager's of the Series ("Portfolio Manager") compensation consists of (a) fixed base salary; (b) bonus which is based on ING IM's performance, 3 and 5 year pre-tax performance of the accounts the portfolio managers are primarily and jointly responsible for relative to account benchmarks and peer universe performance, and revenue growth of the accounts they are responsible for; and (c) long-term equity awards tied to the performance of our parent company, ING Groep.


     The Portfolio Managers are also eligible to participate in an annual cash incentive plan. The overall design of the annual incentive plan was developed to tie pay to both performance and cash flows, structured in such a way as to drive performance and promote retention. As with base salary compensation, target awards are determined and set based on external market data. Investment performance is measured on both relative and absolute performance. ING IM has defined the comparative peer group (here, the Lipper International Multi-Cap Index) and set performance goals to appropriately reflect requirements for the investment team. The measures for the team are outlined on a "scorecard" that is reviewed on an annual basis. The scorecard measures investment performance versus a comparative peer group over the past calendar year and factors in year-to-date net cash flow (changes in the accounts' net assets not attributable to changes in the value of the accounts' investments) for mutual fund accounts managed by the team.


     Portfolio Managers whose base salary compensation exceeds a particular threshold may participate in ING's deferred compensation plan. The plan provides an opportunity to invest deferred amounts of compensation in mutual funds, ING stock or at an annual fixed interest rate. Deferral elections are done on an annual basis and the amount of compensation deferred is irrevocable.


PORTFOLIO MANAGER OWNERSHIP OF SECURITIES


         The following table shows the dollar range of shares of the Portfolios owned by the portfolio managers as of December 31, 2005, including investments by their immediate family members and amounts invested through retirement and deferred compensation plans.



                                DOLLAR RANGE OF SECURITIES OF THE
           PORTFOLIO MANAGER    PORTFOLIO OWNED
           ------------------------------------------------------
           Omar Aguilar         None
           Douglas Cote         None
           Mary Ann Fernandez   None
           James B. Kauffman    None



                                  ADMINISTRATOR

     Pursuant to an Administration Agreement, ING Funds Services, LLC ("Administrator") acts as administrator and provides certain administrative and shareholder services necessary for each Series' operations and is responsible for the supervision of other service providers. The services provided by the Administrator include: (1) internal accounting services; (2) monitoring regulatory compliance, such as reports and filings with the Commission and state securities commissions; (3) preparing financial information; (4) preparing semi-annual and annual reports to shareholders; (5) calculating the net asset value (NAV); (6) preparing certain Shareholder communications; (7) supervising the custodian and transfer agent; and (8) reporting to the Board.

     Listed below is the administrative services fee the Administrator is entitled to receive on an annual rate based on average daily net assets of each
Series:



                ADMINISTRATIVE SERVICES FEE           SERIES' ASSETS
                ---------------------------   -----------------------------
                            0.055%            on the first $5 billion
                            0.030%            on all assets over $5 billion



Administrative Fees paid by the Series were as follows:



ING GET FUND                 2005        2004        2003
ING GET Fund - Series M   $  37,369   $  46,555   $  58,132
ING GET Fund - Series N   $  39,283   $  49,474   $  60,872

ING GET FUND                 2005        2004        2003
ING GET Fund - Series P   $  63,879   $  81,228   $ 109,933
ING GET Fund - Series Q   $  71,573   $  88,980   $ 112,977
ING GET Fund - Series R   $  70,857   $  86,825   $ 106,219
ING GET Fund - Series S   $  98,483   $ 122,331   $ 160,290
ING GET Fund - Series T   $  82,209   $  97,406   $ 127,273
ING GET Fund - Series U   $  85,055   $  99,980   $ 106,855
ING GET Fund - Series V   $ 138,679   $ 180,772   $ 135,857


                          EXPENSE LIMITATION AGREEMENT


     The Adviser has entered into an expense limitation agreement with the Fund, on behalf of each Series, pursuant to which the Adviser has agreed to waive or limit its fees. In connection with this agreement and certain U.S. tax requirements, the Adviser will assume other expenses so that the total annual ordinary operating expenses of each Series which excludes interest, taxes, brokerage commissions, other investment-related costs extraordinary expenses such as litigation, other expenses not incurred in the ordinary course of the fund's business, and expenses of any counsel or other persons or services retained by the Fund's Trustees who are not "interested persons" (as defined in the 1940 Act) of the Adviser or Sub-Adviser do not exceed the following


ING GET FUND                OFFERING PERIOD    GUARANTEE PERIOD
---------------------------------------------------------------
ING GET Fund - Series I-K         0.40%             0.75%
ING GET Fund - Series L-N         0.40%             0.55%
ING GET Fund - Series P-V         0.65%             0.80%


     Each Series will at a later date reimburse the Adviser for management fees waived and other expenses assumed by the Adviser during the previous 36 months, but only if, after such reimbursement, the Series' expense ratio does not exceed the percentage described above. The Adviser will only be reimbursed for fees waived or expenses assumed after the effective date of the expense limitation agreement.

     The expiration date of the expense limitation agreement for each Series is listed below:



            ING GET Fund - Series M     June 13, 2006
            ING GET Fund - Series N   September 15, 2006
            ING GET Fund - Series P   December 15, 2006
            ING GET Fund - Series Q     March 16, 2007
            ING GET Fund - Series R     June 15, 2007
            ING GET Fund - Series S   September 14, 2007
            ING GET Fund - Series T   December 14, 2007
            ING GET Fund - Series U     March 14, 2008
            ING GET Fund - Series V     June 13, 2008

     The expense limitation agreement is contractual and automatically renews for one-year terms unless the Adviser provides written notice to the Fund of the termination of the agreement at least 30 days prior to the end of the then-current term. In addition, the agreement shall terminate upon termination of the Advisory Agreement, or it may be terminated by the Fund, without payment of any penalty, upon ninety (90) days' prior written notice to the Advisor at its principal place of business.


                                    CUSTODIAN

     Bank of New York, One Wall Street, New York, New York, 10286, serves as custodian for the assets of each Series.

     The custodian does not participate in determining the investment policies of each Series nor in deciding which securities are purchased or sold by each Series. Each Series may, however, invest in obligations of the custodian and may purchase or sell securities from or to the custodian.

                                 TRANSFER AGENT

     DST Systems, Inc., P.O. Box 419368, Kansas City, Missouri 64141, serves as the transfer agent and dividend-paying agent to each Series.

                    INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

     KPMG LLP, 99 High Street, Boston, MA 02110 serves as independent auditors to each Series. KPMG LLP provides audit and tax services, assistance and consultation in connection with SEC filings.

                                  LEGAL COUNSEL

     Legal matters for each Series are passed upon by Goodwin Procter LLP, Exchange Place, 53 State Street, Boston, MA 02109.

                              PRINCIPAL UNDERWRITER

     ING Funds Distributor, LLC, 7337 Doubletree Ranch Road, Scottsdale, Arizona 85258, has agreed to use its best efforts to distribute the shares as the Principal Underwriter of each Series pursuant to an Underwriting Agreement between it and the Fund. The Agreement was approved by the Board on December 31, 2004 to continue through December 31, 2004. The Underwriting Agreement may be continued from year to year thereafter if approved annually by the Trustees or by a vote of holders of a majority of each Series' shares, and by a vote of a majority of the Trustees who are not "interested persons," as that term is defined in the 1940 Act, of ING Funds Distributor, LLC, and who are not interested persons of the Fund, appearing in person at a meeting called for the purpose of approving such Agreement. This Agreement terminates automatically upon assignment, and may be terminated at any time on sixty (60) days' written notice by the Trustees or ING Funds Distributor, LLC or by vote of holders of a majority of each Series' shares without the payment of any penalty.

     ING Funds Distributor, LLC is a wholly-owned subsidiary of ING Groep N.V. and is an affiliate of ING Investments.

                       DISTRIBUTION SERVICING ARRANGEMENTS

     Series shares are distributed by ING Funds Distributor, LLC (the "Distributor"). Shares of Series P - V are subject to a Distribution Plan adopted pursuant to Rule 12b-1 under the 1940 Act. Under the Distribution Plan, the Distributor is paid an annual distribution fee at the rate of 0.25% of the average daily net assets of the shares of these Series. The distribution fee may be used to cover expenses incurred in promoting the sale of the shares, including (a) the costs of printing and distributing to prospective investors Prospectuses, statements of additional information and sales literature; (b) payments to investment professionals and other persons who provide support services in connection with the distribution of shares; (c) overhead and other distribution related expenses; and (d) accruals for interest on the amount of the foregoing expenses that exceed the distribution fee. The Distributor may re-allow all or a portion of these fees to broker-dealers entering into selling agreements with it, including its affiliates.

     The Distributor is required to report in writing to the Board at least quarterly on the amounts and purpose of any payment made under the Distribution Plan and any related agreements, as well as to furnish the Board with such other information as may reasonably be requested in order to enable the Board to make an informed determination whether the Plan should be continued. The terms and provisions of the Plan relating to required reports, term, and approval are consistent with the requirements of Rule 12b-1.

     The Distribution Plan specifies that these Series must pay a distribution fee to the Distributor for its distribution-related activities, not as reimbursement for specific expenses incurred. Therefore, even if the Distributor expenses exceed the distribution fee it receives, a Series will not be obligated to pay more than that fee. On the other hand, if the Distributor's expenses are less than such fee, the Distributor will retain its full fee and realize a profit.

     The Distribution Plan continues from year to year, provided such continuance is approved annually by vote of the Board, including a majority of the independent Trustees. The Distribution Plan may not be amended to increase the amount to be spent for the services provided by the Distributor without shareholder approval. All amendments to the Distribution Plan must be approved by the Board in the manner described above. The Distribution Plan may be terminated at any time, without penalty, by vote of a majority of the independent Trustees upon not more than thirty (30) days notice to any other party to the Distribution Plan. All persons who are under common control with the Fund could be deemed to have a financial interest in the Plan. No other interested person of the Fund has a financial interest in the Plan.

     In approving the Distribution Plan, the Board considered all the features of the distribution system, including: (1) the advantage to investors in having no initial sales charges deducted from Series purchase payments and instead having the entire amount of their purchase payments immediately invested in Series shares, (2) the advantages to the shareholders of economies of scale resulting from growth in the assets of The ING GET Fund and potential continued growth, (3) the services provided to Series P - V and its shareholders by ING Funds Distributor, LLC, and (4) ING Funds Distributor, LLC's shareholder distribution-related expenses and costs.


     Total distribution expenses incurred by the Distributor for the costs of promotion and distribution with respect to each class of shares for the following Series paid to the Distributor for the fiscal year ended December 31, 2005 were as follows:



                        ING GET FUND      2005
                        ------------------------
                          Series M             N/A
                          Series N             N/A
                          Series P       $ 290,369
                          Series Q       $ 325,340
                          Series R       $ 332,089
                          Series S       $ 447,663
                          Series T       $ 373,689
                          Series U       $ 386,623
                          Series V       $ 630,376


                    BROKERAGE ALLOCATION AND TRADING POLICIES

     Subject to the supervision of the Board, ING IM has responsibility for making investment decisions, for effecting the execution of trades and for negotiating any brokerage commissions thereon. It is ING IM's policy to obtain the best quality of execution available, giving attention to net price (including commissions where applicable), execution capability (including the adequacy of a firm's capital position), research and other services related to execution. The relative priority given to these factors will depend on all of the circumstances regarding a specific trade. ING IM may also consider the sale of shares of registered investment companies advised by ING IM as a factor in the selection of brokerage firms to execute each Series' portfolio transactions or in the designation of a portion of the commissions charged on those transactions to be paid to other broker-dealers, subject to ING IM's duty to obtain best execution.

     ING IM receives a variety of brokerage and research services from brokerage firms in return for the execution by such brokerage firms of trades on behalf of each Series. These brokerage and research services include, but are not limited to, quantitative and qualitative research information and purchase and sale recommendations regarding securities and industries, analyses and reports covering a broad range of economic factors and trends, statistical data relating to the strategy and performance of each Series and other investment companies, services related to the execution of trades on behalf of each Series and advice as to the valuation of securities, the providing of equipment used to communicate research information and specialized consultations with Fund personnel with respect to computerized systems and data furnished to the Series as a component of other research services. ING IM considers the quantity and quality of such brokerage and research services provided by a brokerage firm along with the nature and difficulty of the specific transaction in negotiating commissions for trades in each Series' securities and may pay higher commission rates than the lowest available when it is reasonable to do so in light of the value of the brokerage and research services received generally or in connection with a particular transaction. ING IM's policy in selecting a broker to effect a particular transaction is to seek to obtain "best execution," which means prompt and efficient execution of the transaction at the best obtainable price with payment of commissions which are reasonable in relation to the value of the services provided by the broker, taking into consideration research and brokerage services provided. When the trader believes that more than one broker can provide best execution, preference may be given to brokers that provide additional services to ING IM.

     In those instances where it is reasonably determined that more than one broker can offer the services needed to obtain the most favorable execution available, ING IM may also take into account the quality of research and related services by executing brokers and make a good faith determination that the brokerage commissions paid by the Fund is reasonable in light of the research and other products and services the brokerage provides. Research services furnished by brokers through whom the Fund effects securities transactions may be used by ING IM in servicing all of its accounts; not all such services will be used by the ING IM to benefit the Fund. ING Investments or ING IM may select broker-dealers (subject to obtaining best execution of each transaction) that participate in commission recapture programs that have been established for the benefit of the Fund. Under these programs, the participating broker-dealers will return to the Fund a portion of the brokerage commissions (in the form of a credit to the Fund) paid to the broker-dealers to pay certain expenses of the Fund. These commission recapture payments benefit the Fund, and not ING Investments or ING IM.

     Consistent with federal law, ING IM may obtain such brokerage and research services regardless of whether they are paid for (1) by means of commissions, or
(2) by means of separate, non-commission payments. ING IM's judgment as to whether and how it will obtain the specific brokerage and research services will be based upon its analysis of the quality of such services and the cost (depending upon the various methods of payment which may be offered by brokerage firms) and will reflect ING IM's opinion as to which services and which means of payment are in the long-term best interests of each Series.

     Each Series and another advisory client of ING IM or ING IM itself, may desire to buy or sell the same security at or about the same time. In such a case, the purchases or sales (including initial public offerings or IPOs) will normally be aggregated, and then allocated as nearly as practicable on a pro rata basis in proportion to the amounts to be purchased or sold by each. In some cases the smaller orders will be filled first. In determining the amounts to be purchased and sold, the main factors to be considered are the respective investment objectives of each Series and the other accounts, the relative size of portfolio holdings of the same or comparable securities; availability of cash for investment, and the size of their respective investment commitments. Prices are averaged for aggregated trades.




     The Board adopted a policy allowing trades to be made between affiliated registered investment companies or series thereof provided they meet the terms of Rule 17a-7 under the 1940 Act.

     For the fiscal years ended December 31, 2005, 2004 and 2003, brokerage commissions were paid as follows:



ING GET FUND                2005       2004       2003
ING GET Fund - Series M   $  3,021   $  5,886   $  5,546
ING GET Fund - Series N   $  6,877   $  9,381   $ 11,770
ING GET Fund - Series P   $  8,715   $ 13,299   $ 25,236
ING GET Fund - Series Q   $ 20,451   $ 20,675   $ 27,753
ING GET Fund - Series R   $ 27,189   $ 26,052   $ 30,788
ING GET Fund - Series S   $ 36,612   $ 36,719   $ 37,799
ING GET Fund - Series T   $ 35,880   $ 33,802   $ 41,644
ING GET Fund - Series U   $ 37,634   $ 59,889   $ 87,329
ING GET Fund - Series V   $ 30,675   $ 49,887   $ 72,937



     For the fiscal years ended December 31, 2005, 2004 and 2003, commissions in the amounts listed below with respect to portfolio transactions were paid to certain brokers because of research services:



ING GET FUND                2005      2004      2003
ING GET Fund - Series M   $   109   $   748   $   221
ING GET Fund - Series N   $   248   $ 1,220   $   211
ING GET Fund - Series P   $   231   $ 1,647   $   340
ING GET Fund - Series Q   $   638   $ 2,924   $   737
ING GET Fund - Series R   $   904   $ 3,641   $   730
ING GET Fund - Series S   $ 1,305   $ 5,229   $ 1,076
ING GET Fund - Series T   $ 1,016   $ 4,357   $ 1,092
ING GET Fund - Series U   $ 1,292   $ 6,745   $   804
ING GET Fund - Series V   $   860   $ 6,110   $   896



     During the fiscal year ended December 31, 2005 the following Series acquired securities of their regular broker dealers (as defined in Rule 10b-1 under the 1940 Act) or their parent companies. The holdings of securities of such brokers and dealers were as follows as of December 31, 2005:



      ING GET FUND             SECURITY DESCRIPTION        MARKET VALUE
-----------------------------------------------------------------------
ING GET Fund - Series M       Bear Stearns Cos, Inc.       $   4,621.00
                                Goldman Sachs & Co.        $  30,650.00
                               JPMorgan Chase & Co.        $  51,994.00
                             Merrill Lynch & Co., Inc.     $  31,833.00
                                  Morgan Stanley           $  23,263.00
                               The Bank of New York        $   9,874.00

      ING GET FUND             SECURITY DESCRIPTION        MARKET VALUE
-----------------------------------------------------------------------
ING GET Fund - Series N        Bear Stearns Cos, Inc       $   9,242.00
                                Goldman Sachs & Co.        $  68,963.00
                               JPMorgan Chase & Co.        $ 118,276.00
                          Lehman Brothers Holdings, Inc.   $  51,268.00
                             Merrill Lynch & Co., Inc.     $  73,148.00
                                  Morgan Stanley           $  51,633.00

ING GET Fund - Series P       Bear Stearns Cos, Inc.       $  13,864.00
                                Goldman Sachs & Co.        $  62,578.00
                               JPMorgan Chase & Co.        $ 107,957.00
                          Lehman Brothers Holdings, Inc.   $  38,451.00
                             Merrill Lynch & Co., Inc.     $  65,698.00
                                  Morgan Stanley           $  47,662.00
                               The Bank of New York        $  20,384.00

ING GET Fund - Series Q        Bank of America Corp.       $ 450,886.00
                              Bear Stearns Cos, Inc.       $  26,572.00
                                Goldman Sachs & Co.        $ 146,867.00
                               JPMorgan Chase & Co.        $ 250,047.00
                          Lehman Brothers Holdings, Inc.   $ 103,818.00
                             Merrill Lynch & Co., Inc.     $ 154,424.00
                                  Morgan Stanley           $ 107,806.00
                               The Bank of New York        $  46,183.00

ING GET Fund - Series R       Bear Stearns Cos, Inc.       $  38,125.00
                                Goldman Sachs & Co.        $ 217,107.00
                               JPMorgan Chase & Co.        $ 365,148.00
                             Merrill Lynch & Co., Inc.     $ 220,123.00
                                  Morgan Stanley           $ 161,709.00
                               The Bank of New York        $  68,478.00

ING GET Fund - Series S       Bear Stearns Cos, Inc.       $  53,144.00
                                Goldman Sachs & Co.        $ 357,588.00

      ING GET FUND             SECURITY DESCRIPTION        MARKET VALUE
-----------------------------------------------------------------------
                               JPMorgan Chase & Co.        $ 623,133.00
                          Lehman Brothers Holdings, Inc.   $ 221,734.00
                                  Morgan Stanley           $ 278,026.00
                               The Bank of New York        $ 119,438.00

ING GET Fund - Series T       Bear Stearns Cos, Inc.       $  45,057.00
                                Goldman Sachs & Co.        $ 280,962.00
                               JPMorgan Chase & Co.        $ 492,156.00
                                  Morgan Stanley           $ 215,612.00
                               The Bank of New York        $  93,958.00

ING GET Fund - Series U       Bear Stearns Cos, Inc.       $  51,989.00
                                Goldman Sachs & Co.        $ 351,203.00
                               JPMorgan Chase & Co.        $ 607,257.00
                             Merrill Lynch & Co., Inc.     $ 369,129.00
                                  Morgan Stanley           $ 269,515.00
                               The Bank of New York        $ 114,660.00

ING GET Fund - Series V       Bear Stearns Cos, Inc.       $  34,659.00
                                Goldman Sachs & Co.        $ 236,264.00
                               JPMorgan Chase & Co.        $ 412,776.00
                          Lehman Brothers Holdings, Inc.   $ 144,832.00
                             Merrill Lynch & Co., Inc.     $ 247,215.00
                                  Morgan Stanley           $ 181,568.00
                               The Bank of New York        $  76,440.00



                                 CODE OF ETHICS


     The Fund, ING Investments, ING Distributor, Inc. and ING IM each have adopted a Code of Ethics (in accordance with Rule 17j-1 under the 1940 Act) governing personal trading activities of all Directors and officers of the Fund and persons who, in connection with their regular functions, play a role in the recommendation of any purchase or sale of a security by the Fund or obtain information pertaining to such purchase or sale. The Code of Ethics is intended to prohibit fraud against the Fund that may arise from personal trading. Personal trading is permitted by such persons subject to certain restrictions; however such persons are generally required to pre-clear all security transactions with the Fund's Compliance Officer or their designee and to report all transactions on a regular basis. ING IM has adopted its own Code of Ethics to govern the personal trading activities of its personnel.

                        PURCHASE AND REDEMPTION OF SHARES

     Shares of each Series are purchased and redeemed at the NAV next determined after receipt of a purchase or redemption order in acceptable form as described in the Prospectus. Currently, shares of each Series are not being offered.

     The value of shares redeemed may be more or less than a shareholder's cost, depending upon the market value of the portfolio securities at the time of redemption. Payment for shares redeemed will be made by each Series within seven days or the maximum period allowed by law, if shorter, after the redemption request is received by the Series or by the insurance company.

                                 NET ASSET VALUE

     Securities of each Series are generally valued by independent pricing services that have been approved by the Board. The values for equity securities traded on registered securities exchanges (except as otherwise noted below) are based on the last sale price or, if there has been no sale that day, at the mean of the last bid and asked price on the exchange where the security is principally traded. Securities traded over the counter are valued at the last sale price or, if there has been no sale that day, at the mean of the last bid and asked price. Fixed-income securities may be valued on the basis of prices provided by a pricing service when such prices are believed to reflect the fair market value of such securities. The prices provided by a pricing service take into account many factors, including institutional size trading in similar groups of securities and any developments related to specific securities. Securities for which prices are not obtained from a pricing service are valued based upon the assessment of market-makers in those securities. Debt securities maturing in sixty days or less at the date of valuation will be valued using the "amortized cost" method of valuation. This involves valuing an instrument at its cost and thereafter assuming a constant amortization of premium or increase of discount. Futures contracts are valued daily at a settlement price based on rules of the exchange where the futures contract is primarily traded. Securities for which market quotations are not readily available are valued at their fair value in such manner as may be determined, from time to time, in good faith, by or under the authority of, the Board.

     As noted in the Prospectus, the NAV and offering price of each class of each Series' shares will be determined once daily as of the close of regular trading ("Market Close") on the New York Stock Exchange ("NYSE") (normally 4:00 p.m. Eastern time unless otherwise designated by the NYSE) during each day on which the NYSE is open for trading. As of the date of this Statement of Additional Information, the NYSE is closed on the following holidays: New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day.

     Series securities listed or traded on a national securities exchange will be valued at the last reported sale price on the valuation day. Securities traded on an exchange for which there has been no sale that day and other securities traded in the over-the-counter market will be valued at the mean between the last reported bid and asked prices on the valuation day. Series securities reported by NASDAQ will be valued at the NASDAQ Official Closing Price on the valuation day. In cases in which securities are traded on more than one exchange, the securities are valued on the exchange that is normally the primary market. Investments in securities maturing in 60 days or less are valued at amortized cost, which, when combined with accrued interest, approximates market value. This involves valuing a security at cost on the date of acquisition and thereafter assuming a constant accretion of a discount or amortization of a premium to maturity, regardless of the impact of fluctuating interest rates on the market value of the instrument. While this method provides certainty in valuation, it may result in periods during which value, as determined by amortized cost, is higher or lower than the price the Series would receive if it sold the instrument. See "Net Asset Value" in the "Information for Investors" section of the Prospectus. The long-term debt obligations held in a Series' portfolio will be valued at the mean between the most recent bid and asked prices as obtained from one or more dealers that make markets in the securities when over-the counter market quotations are readily available.

     Securities and assets for which market quotations are not readily available (which may include certain restricted securities which are subject to limitations as to their sale) or are deemed unreliable are valued at their fair values as determined in good faith by or under the supervision of the Fund's Board, in accordance with methods that are specifically authorized by the Board. Securities traded on exchanges, including foreign exchanges, which close earlier than the time that a Series calculates its NAV, may also be valued at their fair values as determined in good faith by or under the supervision of the Fund's Board, in accordance with methods that are specifically authorized by the Board. The valuation techniques applied in any specific instance may vary from case to case. With respect to a restricted security, for example, consideration is generally given to the cost of the investment, the market value of any unrestricted securities of the same class at the time of valuation, the potential expiration of restrictions on the security, the existence of any registration rights, the costs to the Series related to registration of the security, as well as factors relevant to the issuer itself. Consideration may also be given to the price and extent of any public trading in similar securities of the issuer or comparable companies' securities.

     The value of a foreign security traded on an exchange outside the United States is generally based on its price on the principal foreign exchange where it trades as of the time a Series determines its NAV or if the foreign exchange closes prior to the time a Series determines its NAV, the most recent closing price of the foreign security on its principal exchange. Trading in certain non-U.S. securities may not take place on all days on which the NYSE is open. Further, trading takes place in various foreign markets on days on which the NYSE is not open. Consequently, the calculation of a Series' NAV may not take place contemporaneously with the determination of the prices of securities held by the Series in foreign securities markets. Further, the value of a Series assets may be significantly affected by foreign trading on days when a shareholder cannot purchase or redeem shares of the Series. In calculating a Series' NAV, foreign securities denominated in foreign currency are converted to U.S. dollar equivalents.

     If an event occurs after the time at which the market for foreign securities held by a Series closes but before the time that the Series' NAV is calculated, such event may cause the closing price on the foreign exchange to not represent a readily available reliable market value quotation for such securities at the time the Series determines its NAV. In such a case, the Series will use the fair value of such securities as determined under the Series' valuation procedures. Events after the close of trading on a foreign market that could require a Series to fair value some or all of its foreign securities include, among others, securities trading in the U.S. and other markets, corporate announcements, natural and other disasters and political and other events. Among other elements of analysis in determination of a security's fair value, the Board has authorized the use of one or more independent research services to assist with such determinations. An independent research service may use statistical analyses and quantitative models to help determine fair value as of the time a Series calculates its NAV. There can be no assurance that such models accurately reflect the behavior of the applicable markets or the effect of the behavior of such markets on the fair value of securities, nor that such markets will continue to behave in a fashion that is consistent with such models. Unlike the closing price of a security on an exchange, fair value determinations employ elements of judgment. Consequently, the fair value assigned to a security may not represent the actual value that a Series could obtain if it were to sell the security at the time of the close of the NYSE. Pursuant to procedures adopted by the Board, a Series is not obligated to use the fair valuations suggested by any research service, and valuation recommendations provided by such research services may be overridden if other events have occurred or if other fair valuations are determined in good faith to be more accurate. Unless an event is such that it causes a Series to determine that the closing prices for one or more securities do not represent readily available reliable market value quotations at the time the Series determines its NAV, events that occur between the time of the close of the foreign market on which they are traded and the close of regular trading on the NYSE will not be reflected in the Series' NAV.

     Options on securities, currencies, futures and other financial instruments purchased by a Series are valued at their last bid price in the case of listed options or at the average of the last bid prices obtained from dealers in the case of OTC options.

     The fair value of other assets is added to the value of all securities positions to arrive at the value of a Series' total assets. A Series' liabilities, including accruals for expenses, are deducted from its total assets. Once the total value of a Series' net assets is so determined, that value is then divided by the total number of shares outstanding (excluding treasury shares), and the result, rounded to the nearest cent, is the NAV per share.

     In computing the NAV for a class of shares of a Series, all class-specific liabilities incurred or accrued are deducted from the class' net assets. The resulting net assets are divided by the number of shares of the class outstanding at the time of the valuation and the result (adjusted to the nearest cent) is the NAV per share.

     Orders received by dealers prior to Market Close will be confirmed at the offering price computed as of Market Close provided the order is received by the Transfer Agent prior to Market Close that same day. It is the responsibility of the dealer to insure that all orders are transmitted timely to a Series. Orders received by dealers after Market Close will be confirmed at the next computed offering price as described in the Prospectus.

                                   TAX STATUS

     The following is only a limited discussion of certain additional tax considerations generally affecting each Series. No attempt is made to present a detailed explanation of the tax treatment of each Series and no explanation is provided with respect to the tax treatment of any shareholder. The discussions here and in the Prospectus are not intended as substitutes for careful tax planning. Holders of variable annuity contracts must consult their contract prospectus, prospectus summary or disclosure statement for information concerning the federal income tax consequences of owning such contracts.

QUALIFICATION AS A REGULATED INVESTMENT COMPANY

     Each Series has elected to be taxed as a regulated investment company under Subchapter M of the Code. If for any taxable year a Series does not qualify as a regulated investment company, all of its taxable income (including its net capital gain) will be subject to tax at regular corporate rates without any deduction for distributions to shareholders, and such distributions will be taxable to the shareholders as ordinary dividends to the extent of the Series' current and accumulated earnings and profits. Such distributions generally will be eligible for the dividends-received deduction in the case of corporate shareholders.

QUALIFICATION OF SEGREGATED ASSET ACCOUNTS

     Under Code section 817(h), a segregated asset account upon which a variable annuity contract is based must be "adequately diversified." A segregated asset account will be adequately diversified if it satisfies one of two alternative tests set forth in the Treasury Regulations. Specifically, the Treasury Regulations provide, that except as permitted by the "safe harbor" discussed below, as of the end of each calendar quarter (or within 30 days thereafter) no more than 55% of each Series' total assets may be represented by any one investment, no more than 70% by any two investments, no more than 80% by any three investments and no more than 90% by any four investments. For this purpose, all securities of the same issuer are considered a single investment, and while each U.S. Government agency and instrumentality is considered a separate issuer, a particular foreign government and its agencies, instrumentalities and political subdivisions may be considered the same issuer. As a safe harbor, a separate account will be treated as being adequately diversified if the diversification requirements under Subchapter M are satisfied and no more than 55% of the value of the account's total assets are cash and cash items, U.S. government securities and securities of other regulated investment companies.

     For purposes of these alternative diversification tests, a segregated asset account investing in shares of a regulated investment company will be entitled to "look-through" the regulated investment company to its pro rata portion of the regulated investment company's assets, provided the regulated investment company satisfies certain conditions relating to the ownership of the shares.

FOREIGN INVESTMENTS

     Investment income from foreign securities may be subject to foreign taxes withheld at the source. It is impossible to determine the effective rate of foreign tax in advance since the amount of each Series' assets to be invested in various countries is not known.

EXCISE TAX ON REGULATED INVESTMENT COMPANIES

     A 4% non-deductible excise tax is imposed on the undistributed income of a regulated investment company that fails to distribute in each calendar year an amount equal to 98% of ordinary taxable income for the calendar year and 98% of capital gain net income for the one-year period ended on October 31 of such calendar year (or, at the election of a regulated investment company having a taxable year ending November 30 or December 31, for its taxable year). Tax-exempt interest on municipal obligations is not subject to the excise tax. The balance of such income must be distributed during the next calendar year. For the foregoing purposes, a regulated investment company is treated as having distributed any amount on which it is subject to income tax for any taxable year ending in such calendar year.

     Each Series intends to make sufficient distributions or deemed distributions of its ordinary taxable income and capital gain net income prior to the end of each calendar year to avoid liability for the excise tax. However, shareholders should note that each Series may in certain circumstances be required to liquidate portfolio investments to make sufficient distributions to avoid excise tax liability.

                             PERFORMANCE INFORMATION

     Performance information for each Series including the total return may appear in reports or promotional literature to current or prospective shareholders.

AVERAGE ANNUAL TOTAL RETURN

     Quotations of average annual total return for each Series will be expressed in terms of the average annual compounded rate of return of a hypothetical investment in a Series over a period of one and five years (or, if the Series has not been in existence for such periods, up to the life of the Series), calculated pursuant to the formula:

                                P(1 + T)(n) = ERV

Where:
P = a hypothetical initial payment of $1,000

T = an average annual total return n = the number of years

ERV = the ending redeemable value of a hypothetical $1,000 payment made at the beginning of the 1, 5, or 10 year period at the end of the 1, 5, or 10 year period (or fractional portion thereof).

     Performance information for each Series may be compared, in reports and promotional literature, to: (a) the S&P 500 and/or the Lehman Brothers Aggregate Bond Index, or other indices (including, where appropriate, a blending of indices) that measure performance of a pertinent group of securities widely regarded by investors as representative of the securities markets in general;
(b) other groups of investment companies tracked by Morningstar or Lipper Analytical Services, widely used independent research firms that rank mutual funds and other investment companies by overall performance, investment objectives, and assets, or tracked by other services, companies, publications, or persons who rank such investment companies on overall performance or other criteria; and (c) the Consumer Price Index (measure for inflation) to assess the real rate of return from an investment in the Series.

                              FINANCIAL STATEMENTS

     The Series' financial statements and the independent registered public accounting firm's report thereon, included in the annual report dated December 31, 2004, are incorporated by reference in this SAI. Free copies of the Series prospectuses and annual/semi-annual reports are available upon request by writing to: ING Get Fund, P.O. Box 9271, Des Moines, IA 50306-9271, or by calling (800) 531-4547.

                                    ING FUNDS

                                   ----------

                     PROXY VOTING PROCEDURES AND GUIDELINES

                          EFFECTIVE DATE: JULY 29, 2003
                          REVISION DATE: MARCH 30, 2006

                                   ----------

I.   INTRODUCTION

The following are the Proxy Voting Procedures and Guidelines (the "Procedures and Guidelines") of the ING Funds set forth on EXHIBIT 1 attached hereto and each portfolio or series thereof (each a "Fund" and collectively, the "Funds"). The purpose of these Procedures and Guidelines is to set forth the process by which each Fund will vote proxies related to the equity assets in its investment portfolio (the "portfolio securities"). The Procedures and Guidelines have been approved by the Funds' Boards of Trustees/Directors(1) (each a "Board" and collectively, the "Boards"), including a majority of the independent Trustees/Directors(2) of the Board. Only the Board may amend these Procedures and Guidelines. The Board shall review these Procedures and Guidelines at its discretion, and make any revisions thereto as deemed appropriate by the Board.

II.  DELEGATION OF VOTING AUTHORITY

The Board hereby delegates to ING Investments, LLC (the "Adviser") the authority and responsibility to vote all proxies with respect to all portfolio securities of the Fund, in accordance with the then-current Procedures and Guidelines approved by the Board. The Board may revoke such delegation with respect to any proxy or proposal, and assume the responsibility of voting any Fund proxy or proxies, as it deems appropriate. The President or Chief Financial Officer of a Fund may approve non-material amendments to the Procedures and Guidelines for immediate implementation, subject to ratification at the next regularly scheduled meeting of the Board.

When a Fund participates in the lending of its securities and the securities are on loan at record date, proxies related to such securities will not be forwarded to the Adviser by the Fund's custodian and therefore will not be voted.

----------

(1) Reference in these Procedures to one or more Funds shall, as applicable, mean those Funds that are under the jurisdiction of the particular Board at issue. No provision in these Procedures is intended to impose any duty upon the particular Board with respect to any other Fund.

(2) The independent Trustees/Directors are those Board members who are not "interested persons" of the Funds within the meaning of Section 2(a)(19) of the Investment Company Act of 1940.

III. APPROVAL AND REVIEW OF PROCEDURES

The Adviser has adopted proxy voting procedures in connection with the voting of portfolio securities for the Funds as attached hereto in EXHIBIT 3. The Board hereby approves such procedures.

Any material changes to the Adviser's proxy voting procedures (the "Adviser Procedures") must be approved by the Board prior to voting any Fund proxies in accordance with such amended procedures. The President or Chief Financial Officer of the Adviser may approve non-material amendments to the Procedures and Guidelines for immediate implementation, subject to ratification at the next regularly scheduled meeting of the Board of the Fund.

IV.  VOTING PROCEDURES AND GUIDELINES

The Guidelines that are set forth in EXHIBIT 4 hereto specify the manner in which the Funds generally will vote with respect to the proposals discussed therein.

Unless otherwise noted, the defined terms used hereafter shall have the same meaning as defined in the Adviser Procedures.

     A.   Routine Matters

     The Agent shall be instructed to submit a vote in accordance with the Guidelines where such Guidelines provide a clear "For," "Against," "Withhold" or "Abstain" on a proposal. However, the Agent shall be directed to refer any proxy proposal to the Proxy Coordinator for instructions as if it were a matter requiring case-by-case consideration under circumstances where the application of the Guidelines is unclear, it appears to involve unusual or controversial issues, or an Investment Professional (as such term is defined for purposes of the Adviser Procedures) recommends a vote contrary to the Guidelines.

     B.   Matters Requiring Case-by-Case Consideration

     The Agent shall be directed to refer proxy proposals accompanied by its written analysis and voting recommendation to the Proxy Coordinator where the Guidelines have noted "case-by-case" consideration.

     Upon receipt of a referral from the Agent, the Proxy Coordinator may solicit additional research from the Agent, Investment Professional(s), as well as from any other source or service.

     Except in cases in which the Proxy Group has previously provided the Proxy Coordinator with standing instructions to vote in accordance with the Agent's recommendation, the Proxy Coordinator will forward the Agent's analysis and recommendation and/or any research obtained from the Investment Professional(s), the Agent or any other source to the Proxy Group. The Proxy Group may consult with the Agent and/or Investment Professional(s), as it deems necessary.

     The Proxy Coordinator shall use best efforts to convene the Proxy Group with respect to all matters requiring its consideration. In the event quorum requirements cannot be timely met in connection with a voting deadline, it shall be the policy of the Funds to vote in accordance with the Agent's recommendation, unless the Agent's recommendation is deemed to be conflicted as provided for under the Adviser Procedures, in which case no action shall be taken on such matter (I.E., a "Non-Vote").

          1. WITHIN-GUIDELINES VOTES: Votes in Accordance with a Fund's Guidelines and/or, where applicable, Agent Recommendation

          In the event the Proxy Group, and where applicable, any Investment Professional participating in the voting process, recommend a vote Within Guidelines, the Proxy Group will instruct the Agent, through the Proxy Coordinator, to vote in this manner. No Conflicts Report (as such term is defined for purposes of the Adviser Procedures) is required in connection with Within-Guidelines Votes.

          2.   NON-VOTES: Votes in Which No Action is Taken

          The Proxy Group may recommend that a Fund refrain from voting under the following circumstances: (1) if the economic effect on shareholders' interests or the value of the portfolio holding is indeterminable or insignificant, E.G., proxies in connection with securities no longer held in the portfolio of an ING Fund or proxies being considered on behalf of a Fund that is no longer in existence; or (2) if the cost of voting a proxy outweighs the benefits, E.G., certain international proxies, particularly in cases in which share blocking practices may impose trading restrictions on the relevant portfolio security. In such instances, the Proxy Group may instruct the Agent, through the Proxy Coordinator, not to vote such proxy. The Proxy Group may provide the Proxy Coordinator with standing instructions on parameters that would dictate a Non-Vote without the Proxy Group's review of a specific proxy. It is noted a Non-Vote determination would generally not be made in connection with voting rights received pursuant to class action participation; while a Fund may no longer hold the security, a continuing economic effect on shareholders' interests is likely.

          Reasonable efforts shall be made to secure and vote all other proxies for the Funds, but, particularly in markets in which shareholders' rights are limited, Non-Votes may also occur in connection with a Fund's related inability to timely access ballots or other proxy information in connection with its portfolio securities.

          Non-Votes may also result in certain cases in which the Agent's recommendation has been deemed to be conflicted, as described in
          Section IV.B. above and Section V. below.

          3. OUT-OF-GUIDELINES VOTES: Votes Contrary to Procedures and Guidelines, or Agent Recommendation, where applicable, Where No Recommendation is Provided by Agent, or Where Agent's Recommendation is Conflicted

          If the Proxy Group recommends that a Fund vote contrary to the Procedures and Guidelines, or the recommendation of the Agent, where applicable, if the Agent has made no recommendation on a matter requiring case-by-case consideration and the Procedures and Guidelines are silent, or the Agent's recommendation on a matter requiring case-by-case consideration is deemed to be conflicted as provided for under the Adviser Procedures, the Proxy Coordinator will then request that all members of the Proxy Group, including any members not in attendance at the meeting at which the relevant proxy is being considered, and each Investment Professional participating in the voting process complete a Conflicts Report (as such term is defined for purposes of the Adviser Procedures), in substantially the form attached hereto as EXHIBIT 2. As provided for in the Adviser Procedures, the Proxy Coordinator shall be responsible for identifying to Counsel potential conflicts of interest with respect to the Agent.

          If Counsel determines that a conflict of interest appears to exist with respect to the Agent, any member of the Proxy Group or the participating Investment Professional(s), the Proxy Coordinator will instruct the Agent to vote the proxy as directed by the Guidelines, or in accordance with the recommendation of the Agent, where applicable. Cases in which any member of the Proxy Group or a participating Investment Professional has failed to complete and return a Conflicts Report shall be treated as if a conflict of interest appears to exist, except that, upon Counsel's finding that a conflict of interest exists with respect to one or more members of the Proxy Group or the Advisers generally, the remaining members of the Proxy Group shall not be required to complete a Conflicts Report in connection with the proxy.

          If Counsel determines that each member of the Proxy Group has completed and returned a Conflicts Report and there does not appear to be a conflict of interest with respect to the Agent, any member of the Proxy Group or the participating Investment Professional(s), the Proxy Coordinator will instruct the Agent to vote the proxy as recommended by the Proxy Group.

V.   CONFLICTS OF INTEREST

In any case in which there appears to be a conflict of interest with respect to the Agent's recommendation on a matter requiring case-by-case consideration, no action shall be taken on such matter (I.E., a "Non-Vote"). In any case in which a member of the Proxy Group has failed to complete and return a Conflicts Report when so required, or in which there appears to be a conflict of interest with respect to any member of the Proxy Group or any Investment Professional participating in the voting process, the Agent will be directed to vote Within

Guidelines so that the Adviser shall have no opportunity to vote a Fund's proxy in a situation in which the Adviser or certain other related parties may be deemed to have a conflict of interest.

VI.  REPORTING AND RECORD RETENTION

     A.   Reporting by the Funds

          Annually in August, each Fund will post its proxy voting record or a link thereto for the prior one-year period ending on June 30th on the ING Funds website. The proxy voting record for each Fund will also be available in the EDGAR database on the SEC's website.

     B.   Reporting to the Boards

          At each regularly scheduled meeting, the Board will receive a report from the Adviser's Proxy Coordinator indicating each proxy proposal, or a summary of such proposals, (1) that was voted Out-of-Guidelines; and (2) for which the Proxy Group initially recommended a vote Out-of-Guidelines, but which was ultimately voted Within Guidelines in accordance with Section V hereof. Such report shall indicate the name of the issuer, the substance of the proposal, and the reasons for voting, or recommending, an Out-of-Guidelines Vote.

                                    EXHIBIT 1
                                     TO THE
                                    ING FUNDS
                             PROXY VOTING PROCEDURES

                         ING VP BALANCED PORTFOLIO, INC.
                    ING STRATEGIC ALLOCATION PORTFOLIOS, INC.
                                  ING GET FUNDS
                              ING VP BOND PORTFOLIO
                          ING VP MONEY MARKET PORTFOLIO
                               ING VARIABLE FUNDS
                          ING VARIABLE PORTFOLIOS, INC.
                              ING SERIES FUND, INC.

                                    EXHIBIT 2
                                     TO THE
                                    ING FUNDS
                             PROXY VOTING PROCEDURES

                            FORM OF CONFLICTS REPORT

            FORM OF CONFLICT OF INTEREST REPORT - PROXY GROUP MEMBERS
                          PROXY VOTING OF THE ING FUNDS

ISSUER:
MEETING DATE:

1. To your knowledge, do you, or anyone in your immediate household, have a personal relationship of any sort with the Issuer, its officers, directors, or employees, or might you, or anyone in your immediate household, be affected by the outcome of the proxy proposal? This does not include former business relationships with which you have had no communication for at least one year and have no expectation of future or ongoing communication.
     EXPLANATION:                                                    YES     NO
                                                                     / /    / /

2. To your knowledge, (1) does any ING Entity have a Material Business Relationship with the Issuer or (2) is any ING Entity actively seeking to have a Material Business Relationship with the Issuer?
     EXPLANATION:                                                    YES     NO
                                                                     / /    / /

3. Have you, or, to your knowledge, anyone else employed by an ING Entity, been contacted by any person or organization, including another ING employee or affiliate, with a recommendation or request that a proxy be voted for (or against) a particular proposal with respect to the Issuer? This includes communications from the Issuer or its Affiliates, from a shareholder, or from a commercial, union or any other special interest group, but would not include routine communications from proxy solicitors.
     EXPLANATION:                                                    YES     NO
                                                                     / /    / /

4. Are you aware of any other information that might lead a reasonable person to conclude that an ING Entity appears to have a conflict of interest with respect to the proxy proposal?
     EXPLANATION:                                                    YES     NO
                                                                     / /    / /

NAME:                                            DATE:

CERTIFICATION: As a member of the Proxy Group, I understand that I have a fiduciary duty to vote Fund proxies solely in the best interests of the Fund(s) and its (their) shareholders. I certify that my recommendation with respect to the vote on the proxy proposal relating to the Issuer noted above is based solely on this criterion.

DEFINITIONS:

AFFILIATE means (A) any company directly or indirectly owning, controlling, or holding with power to vote, 5% or more of the outstanding voting securities of the Issuer; (B) any company 5% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by the issuer; (C) any company directly or indirectly controlling, controlled by, or under common control with, the Issuer; (D) any officer, director, partner, copartner, or employee of the Issuer; (E) if the Issuer is an investment company, any investment adviser thereof or any member of an advisory board thereof; and (F) if the Issuer is an unincorporated investment company not having a board of directors, the depositor thereof.

ING ENTITY means all direct and indirect subsidiaries, joint ventures and business units of ING Groep N.V., including, but not limited to, ING Investments, LLC, ING Funds Distributor, LLC, ING Investment Management Co., ING Investment Management Americas, Directed Services, Inc., ING Life Insurance and Annuity Company and ING Financial Advisers, LLC.

ISSUER includes the company with respect to which the proxy is solicited, and any other entity which you know to be affiliated therewith, such as a pension plan, joint venture, merger partner, subsidiary or parent, or company under common control, but does not include entities associated with the Issuer solely through the provision of consulting, advisory or other professional services.

MATERIAL BUSINESS RELATIONSHIP means, but, subject to review by Counsel, may not be limited to, a relationship which you know to constitute (1) participation in a joint venture, (2) revenues to ING of $1 million or more per year, or (3) ownership by ING of more than 5% of the outstanding securities of the ISSUER ("5% Issuer") (except that an Issuer's affiliation with a 5% Issuer shall not constitute a DE FACTO conflict of interest for ING with the first Issuer).

       ** PLEASE RETURN TO ING FUNDS PROXY COORDINATOR AT 480-477-2786 OR
                        proxycoordinator@ingfunds.com **

                                    EXHIBIT 3
                                     TO THE
                                    ING FUNDS
                             PROXY VOTING PROCEDURES

                              ING INVESTMENTS, LLC,
                             DIRECTED SERVICES, INC.
                                       AND
                     ING LIFE INSURANCE AND ANNUITY COMPANY

                                   ----------

                             PROXY VOTING PROCEDURES

                                   ----------

I.   INTRODUCTION

ING Investments, LLC, Directed Services, Inc. and ING Life Insurance and Annuity Company (each an "Adviser" and collectively, the "Advisers") are the investment advisers for the registered investment companies and each series or portfolio thereof (each a "Fund" and collectively, the "Funds") comprising the ING family of funds. As such, the Advisers have been delegated the authority to vote proxies with respect to securities for the Funds over which they have day-to-day portfolio management responsibility.

The Advisers will abide by the proxy voting guidelines adopted by a Fund's respective Board of Directors or Trustees (each a "Board" and collectively, the "Boards") with regard to the voting of proxies unless otherwise provided in the proxy voting procedures adopted by a Fund's Board.

In voting proxies, the Advisers are guided by general fiduciary principles. Each must act prudently, solely in the interest of the beneficial owners of the Funds it manages. The Advisers will not subordinate the interest of beneficial owners to unrelated objectives. Each Adviser will vote proxies in the manner that it believes will do the most to maximize shareholder value.

The following are the Proxy Voting Procedures of ING Investments, LLC, Directed Services, Inc. and ING Life Insurance and Annuity Company (the "Adviser Procedures") with respect to the voting of proxies on behalf of their client Funds as approved by the respective Board of each Fund.

Unless otherwise noted, best efforts shall be used to vote proxies in all instances.

II.  ROLES AND RESPONSIBILITIES

     A.   Proxy Coordinator

     The Proxy Coordinator identified in Appendix 1 will assist in the coordination of the voting of each Fund's proxies in accordance with the ING Funds Proxy Voting Procedures and Guidelines (the "Procedures" or "Guidelines" and collectively the "Procedures and Guidelines"). The Proxy Coordinator is authorized to direct the Agent to vote a Fund's proxy in accordance with the Procedures and Guidelines unless the Proxy Coordinator receives a recommendation from an Investment Professional (as described below) to vote contrary to the Procedures and Guidelines. In such event, and in connection with proxy proposals requiring case-by-case consideration (except in cases in which the Proxy Group has previously provided the Proxy Coordinator with standing instructions to vote in accordance with the Agent's recommendation), the Proxy Coordinator will call a meeting of the Proxy Group (as described below).

     Responsibilities assigned herein to the Proxy Coordinator, or activities in support thereof, may be performed by such members of the Proxy Group or employees of the Advisers' affiliates as are deemed appropriate by the Proxy Group.

     Unless specified otherwise, information provided to the Proxy Coordinator in connection with duties of the parties described herein shall be deemed delivered to the Advisers.

     B.   Agent

     An independent proxy voting service (the "Agent"), as approved by the Board of each Fund, shall be engaged to assist in the voting of Fund proxies for publicly traded securities through the provision of vote analysis, implementation, recordkeeping and disclosure services. The Agent is Institutional Shareholder Services, Inc. The Agent is responsible for coordinating with the Funds' custodians to ensure that all proxy materials received by the custodians relating to the portfolio securities are processed in a timely fashion. To the extent applicable, the Agent is required to vote and/or refer all proxies in accordance with these Adviser Procedures. The Agent will retain a record of all proxy votes handled by the Agent. Such record must reflect all the information required to be disclosed in a Fund's Form N-PX pursuant to Rule 30b1-4 under the Investment Company Act. In addition, the Agent is responsible for maintaining copies of all proxy statements received by issuers and to promptly provide such materials to the Adviser upon request.

     The Agent shall be instructed to vote all proxies in accordance with a Fund's Guidelines, except as otherwise instructed through the Proxy Coordinator by the Adviser's Proxy Group, or a Fund's Valuation, Proxy and Brokerage Committee ("Committee").

     The Agent shall be instructed to obtain all proxies from the Funds' custodians and to review each proxy proposal against the Guidelines. The Agent also shall be requested to call the Proxy Coordinator's attention to specific proxy proposals that although governed by the Guidelines appear to involve unusual or controversial issues.

     Subject to the oversight of the Advisers, the Agent shall establish and maintain adequate internal controls and policies in connection with the provision of proxy voting services voting to the Advisers, including methods to reasonably ensure that its analysis and recommendations are not influenced by conflict of interest, and shall disclose such controls and policies to the Advisers when and as provided for herein. Unless otherwise specified, references herein to recommendations of the Agent shall refer to those in which no conflict of interest has been identified.

     C.   Proxy Group

     The Adviser shall establish a Proxy Group (the "Group" or "Proxy Group") which shall assist in the review of the Agent's recommendations when a proxy voting issue is referred to the Group through the Proxy Coordinator. The members of the Proxy Group, which may include employees of the Advisers' affiliates, are identified in Appendix 1, as may be amended from time at the Advisers' discretion.

     A minimum of four (4) members of the Proxy Group (or three (3) if one member of the quorum is either the Fund's Chief Investment Risk Officer or Chief Financial Officer) shall constitute a quorum for purposes of taking action at any meeting of the Group. The vote of a simple majority of the members present and voting shall determine any matter submitted to a vote. Tie votes shall be broken by securing the vote of members not present at the meeting; provided, however, that the Proxy Coordinator shall ensure compliance with all applicable voting and conflict of interest procedures and shall use best efforts to secure votes from all or as many absent members as may reasonably be accomplished. The Proxy Group may meet in person or by telephone. The Proxy Group also may take action via electronic mail in lieu of a meeting, provided that each Group member has received a copy of any relevant electronic mail transmissions circulated by each other participating Group member prior to voting and provided that the Proxy Coordinator follows the directions of a majority of a quorum (as defined above) responding via electronic mail. For all votes taken in person or by telephone or teleconference, the vote shall be taken outside the presence of any person other than the members of the Proxy Group and such other persons whose attendance may be deemed appropriate by the Proxy Group from time to time in furtherance of its duties or the day-to-day administration of the Funds. In its discretion, the Proxy Group may provide the Proxy Coordinator with standing instructions to perform responsibilities assigned herein to the Proxy Group, or activities in support thereof, on its behalf, provided that such instructions do not contravene any requirements of these Adviser Procedures or a Fund's Procedures and Guidelines.

     A meeting of the Proxy Group will be held whenever (1) the Proxy Coordinator receives a recommendation from an Investment Professional to vote a Fund's proxy contrary to the Procedures and Guidelines, or the recommendation of the Agent, where applicable, (2) the Agent has made no recommendation with respect to a vote on a proposal, or (3) a matter requires case-by-case consideration, including those in which the Agent's recommendation is deemed to be conflicted as provided for under these Adviser Procedures, provided that, if the Proxy Group has previously provided the Proxy Coordinator with standing instructions to vote in accordance with the Agent's recommendation and no issue of conflict must be considered, the Proxy Coordinator may implement the instructions without calling a meeting of the Proxy Group.

     For each proposal referred to the Proxy Group, it will review (1) the relevant Procedures and Guidelines, (2) the recommendation of the Agent, if any, (3) the recommendation of the Investment Professional(s), if any, and
     (4) any other resources that any member of the Proxy Group deems appropriate to aid in a determination of a recommendation.

     If the Proxy Group recommends that a Fund vote in accordance with the Procedures and Guidelines, or the recommendation of the Agent, where applicable, it shall instruct the Proxy Coordinator to so advise the Agent.

     If the Proxy Group recommends that a Fund vote contrary to the Procedures and Guidelines, or the recommendation of the Agent, where applicable, or if the Agent's recommendation on a matter requiring case-by-case consideration is deemed to be conflicted, it shall follow the procedures for such voting as established by a Fund's Board.

     The Proxy Coordinator shall use best efforts to convene the Proxy Group with respect to all matters requiring its consideration. In the event quorum requirements cannot be timely met in connection with to a voting deadline, the Proxy Coordinator shall follow the procedures for such voting as established by a Fund's Board.

     D.   Investment Professionals

     The Funds' Advisers, sub-advisers and/or portfolio managers (each referred to herein as an "Investment Professional" and collectively, "Investment Professionals") may submit, or be asked to submit, a recommendation to the Proxy Group regarding the voting of proxies related to the portfolio securities over which they have day-to-day portfolio management responsibility. The Investment Professionals may accompany their recommendation with any other research materials that they deem appropriate or with a request that lending activity with respect to the relevant security be reviewed, such requests to be timely considered by the Proxy Group.

III. VOTING PROCEDURES

     A. In all cases, the Adviser shall follow the voting procedures as set forth in the Procedures and Guidelines of the Fund on whose behalf the Adviser is exercising delegated authority to vote.

     B.   Routine Matters

     The Agent shall be instructed to submit a vote in accordance with the Guidelines where such Guidelines provide a clear "For", "Against," "Withhold" or "Abstain" on a proposal. However, the Agent shall be directed to refer any proxy proposal to the Proxy Coordinator for instructions as if it were a matter requiring case-by-case consideration under circumstances where the application of the Guidelines is unclear, it appears to involve unusual or controversial issues, or an Investment Professional recommends a vote contrary to the Guidelines.

     C.   Matters Requiring Case-by-Case Consideration

     The Agent shall be directed to refer proxy proposals accompanied by its written analysis and voting recommendation to the Proxy Coordinator where the Guidelines have noted "case-by-case" consideration.

     Upon receipt of a referral from the Agent, the Proxy Coordinator may solicit additional research from the Agent, Investment Professional(s), as well as from any other source or service.

     Except in cases in which the Proxy Group has previously provided the Proxy Coordinator with standing instructions to vote in accordance with the Agent's recommendation, the Proxy Coordinator will forward the Agent's analysis and recommendation and/or any research obtained from the Investment Professional(s), the Agent or any other source to the Proxy Group. The Proxy Group may consult with the Agent and/or Investment Professional(s), as it deems necessary.

          1. WITHIN-GUIDELINES VOTES: Votes in Accordance with a Fund's Guidelines and/or, where applicable, Agent Recommendation

          In the event the Proxy Group, and where applicable, any Investment Professional participating in the voting process, recommend a vote Within Guidelines, the Proxy Group will instruct the Agent, through the Proxy Coordinator, to vote in this manner. No Conflicts Report (as such term is defined herein) is required in connection with Within-Guidelines Votes.

          2.   NON-VOTES: Votes in Which No Action is Taken

          The Proxy Group may recommend that a Fund refrain from voting under the following circumstances: (1) if the economic effect on shareholders' interests or the value of the portfolio holding is indeterminable or insignificant, E.G., proxies in connection with securities no longer held in the portfolio of an ING Fund or proxies being considered on behalf of a Fund that is no longer in existence; or (2) if the cost of voting a proxy outweighs the benefits, E.G., certain international proxies, particularly in cases in which share blocking practices may impose trading restrictions on the relevant portfolio security. In such instances, the Proxy

          Group may instruct the Agent, through the Proxy Coordinator, not to vote such proxy. The Proxy Group may provide the Proxy Coordinator with standing instructions on parameters that would dictate a Non-Vote without the Proxy Group's review of a specific proxy. It is noted a Non-Vote determination would generally not be made in connection with voting rights received pursuant to class action participation; while a Fund may no longer hold the security, a continuing economic effect on shareholders' interests is likely.

          Reasonable efforts shall be made to secure and vote all other proxies for the Funds, but, particularly in markets in which shareholders' rights are limited, Non-Votes may also occur in connection with a Fund's related inability to timely access ballots or other proxy information in connection with its portfolio securities.

          Non-Votes may also result in certain cases in which the Agent's recommendation has been deemed to be conflicted, as provided for in the Funds' Procedures.

          3. OUT-OF-GUIDELINES VOTES: Votes Contrary to Procedures and Guidelines, or Agent Recommendation, where applicable, Where No Recommendation is Provided by Agent, or Where Agent's Recommendation is Conflicted

          If the Proxy Group recommends that a Fund vote contrary to the Procedures and Guidelines, or the recommendation of the Agent, where applicable, if the Agent has made no recommendation on a matter requiring case-by-case consideration and the Procedures and Guidelines are silent, or the Agent's recommendation on a matter requiring case-by-case consideration is deemed to be conflicted as provided for under these Adviser Procedures, the Proxy Coordinator will then implement the procedures for handling such votes as adopted by the Fund's Board.

          4. The Proxy Coordinator will maintain a record of all proxy questions that have been referred to a Fund's Valuation, Proxy and Brokerage Committee, all applicable recommendations, analysis, research and Conflicts Reports.

IV.  ASSESSMENT OF THE AGENT AND CONFLICTS OF INTEREST

In furtherance of the Advisers' fiduciary duty to the Funds and their beneficial owners, the Advisers shall establish the following:

     A.   Assessment of the Agent

          The Advisers shall establish that the Agent (1) is independent from the Advisers, (2) has resources that indicate it can competently provide analysis of proxy issues and (3) can make recommendations in an impartial manner and in the best interests of the Funds and their beneficial owners. The Advisers shall utilize, and the Agent shall comply with, such methods for establishing the foregoing as the

          Advisers may deem reasonably appropriate and shall do not less than annually as well as prior to engaging the services of any new proxy service. The Agent shall also notify the Advisers in writing within fifteen (15) calendar days of any material change to information previously provided to an Adviser in connection with establishing the Agent's independence, competence or impartiality.

          Information provided in connection with assessment of the Agent shall be forwarded to a member of the mutual funds practice group of ING US Legal Services ("Counsel") for review. Counsel shall review such information and advise the Proxy Coordinator as to whether a material concern exists and if so, determine the most appropriate course of action to eliminate such concern.

     B.   Conflicts of Interest

          The Advisers shall establish and maintain procedures to identify and address conflicts that may arise from time to time concerning the Agent. Upon the Advisers' request, which shall be not less than annually, and within fifteen (15) calendar days of any material change to such information previously provided to an Adviser, the Agent shall provide the Advisers with such information as the Advisers deem reasonable and appropriate for use in determining material relationships of the Agent that may pose a conflict of interest with respect to the Agent's proxy analysis or recommendations. The Proxy Coordinator shall forward all such information to Counsel for review. Counsel shall review such information and provide the Proxy Coordinator with a brief statement regarding whether or not a material conflict of interest is present. Matters as to which a material conflict of interest is deemed to be present shall be handled as provided in the Fund's Procedures and Guidelines.

In connection with their participation in the voting process for portfolio securities, each member of the Proxy Group, and each Investment Professional participating in the voting process, must act solely in the best interests of the beneficial owners of the applicable Fund. The members of the Proxy Group may not subordinate the interests of the Fund's beneficial owners to unrelated objectives, including taking steps to reasonably insulate the voting process from any conflict of interest that may exist in connection with the Agent's services or utilization thereof.

For all matters for which the Proxy Group recommends an Out-of-Guidelines Vote, the Proxy Coordinator will implement the procedures for handling such votes as adopted by the Fund's Board, including completion of such Conflicts Reports as may be required under the Fund's Procedures. Completed Conflicts Reports shall be provided to the Proxy Coordinator within two (2) business days. Such Conflicts Report should describe any known conflicts of either a business or personal nature, and set forth any contacts with respect to the referral item with non-investment personnel in its organization or with outside parties (except for routine communications from proxy solicitors). The Conflicts Report should also include written confirmation that any recommendation from an Investment Professional provided in connection with an Out-of-Guidelines Vote or under circumstances where a conflict of interest exists was made solely on the investment merits and without regard to any other consideration.

The Proxy Coordinator shall forward all Conflicts Reports to Counsel for review. Counsel shall review each report and provide the Proxy Coordinator with a brief statement regarding whether or not a material conflict of interest is present. Matters as to which a material conflict of interest is deemed to be present shall be handled as provided in the Fund's Procedures and Guidelines.

V.   REPORTING AND RECORD RETENTION

The Adviser shall maintain the records required by Rule 204-2(c)(2), as may be amended from time to time, including the following: (1) A copy of each proxy statement received regarding a Fund's portfolio securities. Such proxy statements received from issuers are available either in the SEC's EDGAR database or are kept by the Agent and are available upon request. (2) A record of each vote cast on behalf of a Fund. (3) A copy of any document created by the Adviser that was material to making a decision how to vote a proxy, or that memorializes the basis for that decision. (4) A copy of written requests for Fund proxy voting information and any written response thereto or to any oral request for information on how the Adviser voted proxies on behalf of a Fund. All proxy voting materials and supporting documentation will be retained for a minimum of six (6) years.

                                   APPENDIX 1
                                     TO THE
                        ADVISERS' PROXY VOTING PROCEDURES

PROXY GROUP FOR REGISTERED INVESTMENT COMPANY CLIENTS OF ING INVESTMENTS, LLC, DIRECTED SERVICES, INC. AND ING LIFE INSURANCE AND ANNUITY COMPANY:

        NAME                                      TITLE OR AFFILIATION
Stanley D. Vyner               Chief Investment Risk Officer and Executive Vice President,
                               ING Investments, LLC

Todd Modic                     Senior Vice President, ING Funds Services, LLC and ING
                               Investments, LLC; and Chief Financial Officer of the ING Funds

Maria Anderson                 Vice President of Fund Compliance, ING Funds Services, LLC

Karla J. Bos                   Proxy Coordinator for the ING Funds and Manager - Special
                               Projects, ING Funds Services, LLC

Julius Drelick                 Head of Product Strategy, ING Funds Services, LLC

Theresa K. Kelety, Esq.        Counsel, ING Americas US Legal Services

Steve Wastek, Esq.             Counsel, ING Americas US Legal Services


Effective as of May 27, 2005

                                    EXHIBIT 4
                                     TO THE
                                    ING FUNDS
                             PROXY VOTING PROCEDURES

                                   ----------

                    PROXY VOTING GUIDELINES OF THE ING FUNDS

                                   ----------

I.   INTRODUCTION

The following is a statement of the Proxy Voting Guidelines ("Guidelines") that have been adopted by the respective Boards of Directors or Trustees of each Fund. Unless otherwise provided for herein, any defined term used herein shall have the meaning assigned to it in the Funds' and Advisers' Proxy Voting Procedures (the "Procedures").

Proxies must be voted in the best interest of the Fund(s). The Guidelines summarize the Funds' positions on various issues of concern to investors, and give a general indication of how Fund portfolio securities will be voted on proposals dealing with particular issues. The Guidelines are not exhaustive and do not include all potential voting issues.

The Adviser, in exercising its delegated authority, will abide by the Guidelines as outlined below with regard to the voting of proxies except as otherwise provided in the Procedures. In voting proxies, the Adviser is guided by general fiduciary principles. It must act prudently, solely in the interest of the beneficial owners of the Funds it manages. The Adviser will not subordinate the interest of beneficial owners to unrelated objectives. The Adviser will vote proxies in the manner that it believes will do the most to maximize shareholder value.

II.  GUIDELINES

The following Guidelines are grouped according to the types of proposals generally presented to shareholders of U.S. issuers: Board of Directors, Proxy Contests, Auditors, Proxy Contest Defenses, Tender Offer Defenses, Miscellaneous, Capital Structure, Executive and Director Compensation, State of Incorporation, Mergers and Corporate Restructurings, Mutual Fund Proxies and Social and Environmental Issues. An additional section addresses proposals most frequently found in global proxies.

GENERAL POLICIES
These Guidelines apply to securities of publicly traded companies and to those of privately held companies if publicly available disclosure permits such application. All matters for which such disclosure is not available shall be considered CASE-BY-CASE.

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It shall generally be the policy of the Funds to take no action on a proxy for which no Fund holds a position or otherwise maintains an economic interest in the relevant security at the time the vote is to be cast.

In all cases receiving CASE-BY-CASE consideration, including cases not specifically provided for under these Guidelines, unless otherwise provided for under these Guidelines, it shall generally be the policy of the Funds to vote in accordance with the recommendation provided by the Funds' Agent, Institutional Shareholder Services, Inc.

Unless otherwise provided for herein, it shall generally be the policy of the Funds to vote in accordance with the Agent's recommendation in cases in which such recommendation aligns with the recommendation of the relevant issuer's management. However, this policy shall not apply to CASE-BY-CASE proposals for which a contrary recommendation from the Investment Professional for the relevant Fund has been received and is to be utilized, provided that incorporation of any such recommendation shall be subject to the conflict of interest review process required under the Procedures.

Recommendations from the Investment Professionals, while not required under the Procedures, are likely to be considered with respect to proxies for private equity securities and/or proposals related to merger transactions/corporate restructurings, proxy contests related to takeover bids/contested business combinations, or unusual or controversial issues. Such input shall be given primary consideration with respect to CASE-BY-CASE proposals being considered on behalf of the relevant Fund.

The foregoing policies may be overridden in any case as provided for in the Procedures. Similarly, the Procedures provide that proposals whose Guidelines prescribe a firm voting position may instead be considered on a CASE-BY-CASE basis in cases in which unusual or controversial circumstances so dictate.

Interpretation and application of these Guidelines is not intended to supersede any law, regulation, binding agreement or other legal requirement to which an issuer may be or become subject. No proposal shall be supported whose implementation would contravene such requirements.

                                    PROPOSAL                                           GUIDELINES
----------------------------------------------------------------------------------------------------
THE BOARD OF DIRECTORS

Unless otherwise provided for herein, the Agent's standards with respect to determining director independence shall apply. These standards generally provide that, to be considered completely independent, a director shall have no material connection to the company other than the board seat. Agreement with the Agent's independence standards shall not dictate that a Fund's vote shall be cast according to the Agent's corresponding recommendation.

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
                                    PROPOSAL                                           GUIDELINES
----------------------------------------------------------------------------------------------------
Voting on director nominees in uncontested elections not subject to specific          Case-by-Case
policies described herein

Voting on independent outside director nominees in any cases in which                 Case-by-Case
application of the policies described herein would result in withholding votes from the majority of independent outside directors sitting on a board, or removal of such directors would negatively impact majority board independence

Votes from a nominee who, during both of the most recent two years, attended            Withhold
less than 75 percent of the board and committee meetings without a valid reason for the absences. Do not withhold votes in connection with attendance issues for nominees who have served on the board for less than the two most recent years.

Votes from a nominee in connection with poison pill considerations (E.G.,               Withhold
failure to remove restrictive features or ensure expiration or submission to shareholders for vote) only in cases for which culpability for implementation or renewal of the pill in such form can be specifically attributed to the nominee

Provided that a nominee served on the board during the relevant time period,            Withhold
votes from a nominee who has failed to implement a shareholder proposal that was approved by (1) a majority of the issuer's shares outstanding (most recent annual meeting) or (2) a majority of the votes cast for two consecutive years.
However, in the case of shareholder proposals seeking shareholder ratification of a poison pill, generally DO NOT WITHHOLD votes from a nominee in such cases if the company has already implemented a policy that should reasonably prevent abusive use of the pill.

Voting on a nominee who has not acted upon WITHHOLD votes representing a              Case-by-Case
majority of the votes cast at the previous annual meeting

Votes from inside directors or affiliated outside directors who sit on the audit        Withhold
committee

Votes from inside directors or affiliated outside directors who sit on the          Do Not Withhold
nominating or compensation committee, provided that such committee meets the applicable independence requirements of the relevant listing exchange. However, consider such nominees on a CASE-BY-CASE basis if the committee is majority insider-controlled.

Votes from inside directors or affiliated outside directors if the full board       Do Not Withhold
serves as the compensation or nominating committee OR has not created one or both committees, provided that the issuer is in compliance with all provisions of the listing exchange in connection with performance of relevant functions
(E.G., performance of relevant

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
                                    PROPOSAL                                           GUIDELINES
----------------------------------------------------------------------------------------------------
functions by a majority of independent directors in lieu of the formation of a separate committee).

In cases in which the Agent has identified a "pay for performance disconnect",      Do Not Withhold
votes on nominees who sit on the compensation committee or from the pay package recipient.

     -    Compensation committee members who served during the relevant time          Case-by-Case
          period if the Agent has raised other considerations regarding compensation practices, but DO NOT WITHHOLD votes for this reason from the pay package recipient if also sitting for election but not a compensation committee member

Independent outside director nominees serving on the audit committee, but if               For
total non-audit fees exceed the total of audit fees, audit-related fees and tax compliance and preparation fees, do vote against auditor ratification if concerns exist regarding such fees, E.G., that remuneration for the non-audit work is so lucrative as to taint the auditor's independence or is excessive in connection with the level and type of services provided.

It shall generally be the policy of the Funds that a board should be majority         Case-by-Case
independent. Inside director or affiliated outside director nominees in cases in which the full board is not majority independent, excluding any non-voting director (E.G., director emeritus or advisory director) in calculations with respect to majority board independence. When conditions contributing to a lack of majority independence remain substantially similar to those in the previous year, it shall generally be the policy of the Funds to WITHHOLD or vote FOR nominees in a manner consistent with votes cast by the Fund(s) in the previous year.

Nominees who sit on up to (and including) seven public company boards, unless              For
the nominee is also CEO of a public company, in which case the public company board threshold shall be four

Nominees who are not public company CEOs but sit on more than seven public            Case-by-Case
company boards, or public company CEO nominees who sit on more than four public company boards

Proposals Regarding Board Composition or Board Service

     -    Shareholder proposals to impose new board structures or policies,              Against
          including those requiring that the positions of Chairman and CEO be held separately, except consider such proposals on a CASE-BY-CASE basis if the board is not majority independent or pervasive corporate governance concerns have

                                       21
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
                                    PROPOSAL                                           GUIDELINES
----------------------------------------------------------------------------------------------------
          been identified.

     -    Management proposals to adopt or amend board structures or policies,             For
          except consider such proposals on a CASE-BY-CASE basis if the board is not majority independent, pervasive corporate governance concerns have been identified, or the proposal may result in a material reduction in shareholders' rights.

     -    Shareholder proposals seeking more than a simple majority of                   Against
          independent directors

     -    Shareholder proposals asking that board compensation and/or nominating         Against
          committees be composed exclusively of independent directors

     -    Shareholder proposals to limit the number of public company boards on          Against
          which a director may serve

     -    Shareholder proposals that seek to redefine director independence or           Against
          directors' specific roles (E.G., responsibilities of the lead director)

     -    Shareholder proposals requesting creation of additional board                  Against
          committees or offices, except as otherwise provided for herein

     -    Shareholder proposals that seek creation of an audit, compensation or            For
          nominating committee of the board, unless the committee in question is already in existence or the issuer has availed itself of an applicable exemption of the listing exchange (E.G., performance of relevant functions by a majority of independent directors in lieu of the formation of a separate committee)

     -    Shareholder proposals to limit the tenure of outside directors                 Against

     -    Shareholder proposals to impose a mandatory retirement age for outside         Against
          directors unless the proposal seeks to relax existing standards, but generally DO NOT VOTE AGAINST management proposals seeking to establish a retirement age for directors

Shareholder proposals requiring directors to own a minimum amount of company             Against
stock in order to qualify as a director or to remain on the board

Director and Officer Indemnification and Liability Protection                         Case-by-Case

     -    Limit or eliminate entirely directors' and officers' liability for             Against
          monetary damages for violating the duty of care

     -    Proposals that would expand coverage beyond just legal                         Against

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
                                    PROPOSAL                                           GUIDELINES
----------------------------------------------------------------------------------------------------
          expenses to acts, such as negligence, that are more serious violations of fiduciary obligation than mere carelessness

     -    Proposals providing such expanded coverage in cases when a director's            For
          or officer's legal defense was unsuccessful if:

          (1) The director was found to have acted in good faith and in a manner that he reasonably believed was in the best interests of the company, and
          (2)  Only if the director's legal expenses would be covered

PROXY CONTESTS

Input from the Investment Professional(s) for a given Fund shall be given primary consideration with respect to proposals in connection with proxy contests related to takeover bids or other contested business combinations being considered on behalf of that Fund.

Voting for director nominees in contested elections                                   Case-by-Case

Reimburse proxy solicitation expenses                                                 Case-by-Case

AUDITORS

Management proposals to ratify auditors, except in cases of high non-audit fees            For
Non-Audit Services

     -    Approval of auditors when total non-audit fees exceed the total of          Case-by-Case
          audit fees, audit-related fees and tax compliance and preparation fees. Vote AGAINST management proposals to ratify auditors in cases in which concerns exist that remuneration for the non-audit work is so lucrative as to taint the auditor's independence. If such concerns exist or an issuer has a history of questionable accounting practices, also vote FOR shareholder proposals asking the issuer to present its auditor annually for ratification, but in other cases generally vote
          AGAINST.

Auditor Independence

     -    Shareholder proposals asking companies to prohibit their auditors from      Case-by-Case
          engaging in non-audit services or capping the level of non-audit services

Audit Firm Rotation

     -    Shareholder proposals asking for mandatory audit firm rotation                 Against

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
                                    PROPOSAL                                           GUIDELINES
----------------------------------------------------------------------------------------------------
PROXY CONTEST DEFENSES

Board Structure: Staggered vs. Annual Elections

     -    Proposals to classify                                                          Against

     -    Proposals to repeal classified boards and to elect all directors                 For
          annually

Shareholder Ability to Remove Directors

     -    Proposals that provide that directors may be removed only for cause            Against

     -    Proposals to restore shareholder ability to remove directors with or             For
          without cause

     -    Proposals that provide that only continuing directors may elect                Against
          replacement to fill board vacancies

     -    Proposals that permit shareholders to elect directors to fill board              For
          vacancies

Cumulative Voting

     -    Management proposals to eliminate cumulative voting, unless the                  For
          company maintains a classified board of directors

     -    Shareholder proposals to restore or permit cumulative voting, in cases           For
          in which the company maintains a classified board of directors

Time-Phased Voting

     -    Proposals to implement time-phased or other forms of voting that do            Against
          not promote a one share, one vote standard

     -    Proposals to eliminate such forms of voting                                      For

Shareholder Ability to Call Special Meetings

     -    Proposals to restrict or prohibit shareholder ability to call special          Against
          meetings

     -    Proposals that remove restrictions on the right of shareholders to act           For
          independently of management

Shareholder Ability to Act by Written Consent

     -    Proposals to restrict or prohibit shareholder ability to take action           Against
          by written consent

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
                                    PROPOSAL                                           GUIDELINES
----------------------------------------------------------------------------------------------------
     -    Proposals to allow or make easier shareholder action by written                  For
          consent

Shareholder Ability to Alter the Size of the Board

     -    Proposals that seek to fix the size of the board                            Case-by-Case

     -    Proposals that give management the ability to alter the size of the            Against
          board without shareholder approval

TENDER OFFER DEFENSES

Poison Pills

     -    Proposals that ask a company to submit its poison pill for shareholder           For
          ratification, or to redeem its pill in lieu thereof, unless:

          (1)  shareholders have approved adoption of the plan,                          Against
          (2)  a policy has already been implemented by the company that should reasonably prevent abusive use of the pill, or
          (3)  the board had determined that it was in the best interest of shareholders to adopt a pill without delay, provided that such plan would be put to shareholder vote within twelve months of adoption or expire, and if not approved by a majority of the votes cast, would immediately terminate

     -    Shareholder proposals to redeem a company's poison pill                     Case-by-Case

     -    Management proposals to ratify a poison pill                                Case-by-Case

Fair Price Provisions

     -    Proposals to adopt fair price provisions                                    Case-by-Case

     -    Fair price provisions with shareholder vote requirements greater than          Against
          a majority of disinterested shares

Greenmail

     -    Proposals to adopt antigreenmail charter or by law amendments or                 For
          otherwise restrict a company's ability to make greenmail payments

     -    Antigreenmail proposals when they are bundled with other charter or         Case-by-Case
          by law amendments

Pale Greenmail                                                                        Case-by-Case

Unequal Voting Rights

     -    Dual-class exchange offers                                                     Against

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
                                    PROPOSAL                                           GUIDELINES
----------------------------------------------------------------------------------------------------
     -    Dual-class recapitalizations                                                   Against

Supermajority Shareholder Vote Requirement to Amend the Charter or Bylaws

     -    Management proposals to require a supermajority shareholder to approve         Against
          charter and bylaw amendments

     -    Shareholder proposals to lower supermajority shareholder vote                    For
          requirements for charter and bylaw amendments, unless the proposal also asks the issuer to mount a solicitation campaign or similar form of comprehensive commitment to obtain passage of the proposal

Supermajority Shareholder Vote Requirement to Approve Mergers

     -    Management proposals to require a supermajority shareholder vote to            Against
          approve mergers and other significant business combinations

     -    Shareholder proposals to lower supermajority shareholder vote                    For
          requirements for mergers and other significant business combinations

White Squire Replacements                                                                  For

Amendments to Corporate Documents

     -    Unless recommended by the Agent or Investment Professional as a                Against
          condition to a major transaction such as a merger, proposals seeking to remove shareholder approval requirements by:

          (1) moving article provisions to portions of the charter not requiring shareholder approval or
          (2) in corporate structures such as holding companies, removing provisions in an active subsidiary's charter that provide voting rights to parent company shareholders. This policy would also generally apply to proposals seeking approval of corporate agreements or amendments to such agreements that the Agent recommends AGAINST because a similar reduction in shareholder rights is requested.

     -    Proposals for charter amendments that may support board entrenchment,          Against
          particularly if the proposal is bundled or the board is classified

     -    Proposals seeking charter or bylaw amendments to remove anti-takeover            For
          provisions

                                       26
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
                                    PROPOSAL                                           GUIDELINES
----------------------------------------------------------------------------------------------------
MISCELLANEOUS

Shareholder proposals to adopt confidential voting, use independent tabulators,            For
and use independent inspectors of election

Management proposals to adopt confidential voting                                          For

Open Access

     -    Shareholder proposals seeking open access to management's proxy             Case-by-Case
          material in order to nominate their own candidates to the board

Majority Voting Standard

     -    Management proposals seeking election of directors by the affirmative            For
          vote of the majority of votes cast in connection with a meeting of shareholders

     -    Shareholder proposals seeking adoption of the majority voting standard         Against

     -    Proposals seeking adoption of the majority voting standard for issuers      Case-by-Case
          with a history of board malfeasance

Bundled or "Conditioned" Proxy Proposals                                              Case-by-Case

Shareholder Advisory Committees                                                       Case-by-Case

Management proposals for Other Business, in connection with proxies of U.S.                For
issuers, except in connection with a proxy contest in which a Fund is not voting in support of management

Proposals to lower quorum requirements for shareholder meetings below a majority      Case-by-Case
of the shares outstanding

CAPITAL STRUCTURE

Common Stock Authorization

     -    Proposals to increase the number of shares of common stock, taking          Case-by-Case
          into consideration whether intention exists to significantly dilute shareholders proportionate interest or to be unduly dilutive to shareholders' proportionate interest. Except where otherwise indicated, the Agent's proprietary approach, utilizing quantitative criteria (E.G., dilution, peer group comparison, company performance and history) to determine appropriate thresholds and, for requests marginally above such allowable threshold, a qualitative review (E.G., rationale and prudent historical usage), will generally be utilized in

                                       27
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
                                    PROPOSAL                                           GUIDELINES
----------------------------------------------------------------------------------------------------
          evaluating such proposals.

          -    Proposals to authorize capital increases within the Agent's                 For
               allowable thresholds or those in excess but meeting Agent's qualitative standards. Consider on a CASE-BY-CASE basis those requests failing the Agent's review for proposals in connection with which a contrary recommendation from the Investment
               Professional(s) has been received and is to be utilized.

          -    Proposals to authorize capital increases within the Agent's                 For
               allowable thresholds or those in excess but meeting Agent's qualitative standards, unless the company states that the stock may be used as a takeover defense. In those cases, consider on a
               CASE-BY-CASE basis if a contrary recommendation from the
               Investment Professional(s) has been received and is to be
               utilized.

          -    Proposals to authorize capital increases exceeding the Agent's              For
               thresholds when a company's shares are in danger of being
               delisted or if a company's ability to continue to operate as a going concern is uncertain.

     -    Proposals to increase the number of authorized shares of the class of          Against
          stock that has superior voting rights in companies that have dual-class capitalization structures, but consider CASE-BY-CASE if bundled with favorable proposal(s) or if approval of such proposal(s)
          is a condition of such favorable proposal(s)

     -    Shareholder proposals to eliminate dual class capital structures with            For
          unequal voting rights in cases in which the relevant Fund owns the class with inferior voting rights, but generally vote AGAINST such proposals in cases in which the relevant Fund owns the class with superior voting rights, and consider CASE-BY-CASE if bundled with favorable proposal(s) or if approval of such proposal(s) is a condition of such favorable proposal(s)

Stock Distributions: Splits and Dividends

     -    Management proposals to increase common share authorization for a                For
          stock split, provided that the increase in authorized shares falls within the Agent's allowable thresholds, but consider on a
          CASE-BY-CASE basis those proposals exceeding the Agent's threshold for proposals in connection with which a contrary recommendation from the
          Investment Professional(s) has been received and is to be utilized

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
                                    PROPOSAL                                           GUIDELINES
----------------------------------------------------------------------------------------------------
Reverse Stock Splits

     -    Management proposals to implement a reverse stock split when the                 For
          number of shares authorized for issue is proportionately reduced

     -    Proposals to implement a reverse stock split that do not                    Case-by-Case
          proportionately reduce the number of shares of authorized for issue

Preferred Stock

     -    Proposals authorizing the issuance of preferred stock or creation of           Against
          new classes of preferred stock with unspecified voting, conversion, dividend distribution, and other rights ("blank check" preferred stock) ), but vote FOR if the Agent or an Investment Professional so recommends because the issuance is required to effect a merger or acquisition proposal

     -    Proposals to issue or create blank check preferred stock in cases                For
          where the company expressly states that the stock will not be used as a takeover defense. Generally vote AGAINST in cases where the company expressly states that, or fails to disclose whether, the stock may be used as a takeover defense, but vote FOR if the Agent or an Investment
          Professional so recommends because the issuance is required to effect a merger or acquisition proposal

     -    Proposals to issue or authorize preferred stock in cases where the               For
          company specified the voting, dividend, conversion, and other rights of such stock and the terms of the preferred stock appear reasonable

     -    Proposals to increase the number of blank check preferred shares after      Case-by-Case
          analyzing the number of preferred shares available for issue given a company's industry performance in terms of shareholder returns

Shareholder proposals to have blank check preferred stock placements, other than           For
those shares issued for the purpose of raising capital or making acquisitions in the normal course of business, submitted for shareholder ratification

Management Proposals to Reduce the Par Value of Common Stock                               For

Shareholder Proposals that Seek Preemptive Rights or Management Proposals that        Case-by-Case
Seek to Eliminate Them

Debt Restructuring                                                                    Case-by-Case

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
                                    PROPOSAL                                           GUIDELINES
----------------------------------------------------------------------------------------------------
Share Repurchase Programs                                                                  For

Management Proposals to Cancel Repurchased Shares                                          For

Tracking Stock                                                                        Case-by-Case

EXECUTIVE AND DIRECTOR COMPENSATION

Votes with respect to compensation and employee benefit plans, unless otherwise       Case-by-Case
provided for herein, with voting decisions generally based on the Agent's quantitative approach to evaluating such plans, which includes determination of costs and comparison to an allowable cap.

     - Generally vote in accordance with the Agent's recommendations FOR equity-based plans with costs within such cap and AGAINST those with costs in excess of it, but consider plans CASE-BY-CASE if the Agent raises other considerations with respect to the plan.

     -    Proposals seeking approval of plans for which the Agent suggests cost       Case-by-Case
          assessment may not be possible due to the issuer's method of disclosing shares allocated to the plan(s)

     -    Proposals for plans with costs within the cap if the considerations              For
          raised by the Agent pertain solely to equity compensation burn rate or pay for performance

     -    Proposals for plans administered by potential grant recipients                 Against

     -    Proposals for plans for which the Agent raises other considerations         Case-by-Case
          not otherwise provided for herein

Restricted Stock Plans

     -    Proposals for restricted stock plans, or the issuance of shares in          Case-by-Case
          connection with such plans, considering factors such as level of disclosure and adequacy of vesting or performance requirements.
          Proposals for plans that do not meet the Agent's criteria in this regard may be supported, but vote AGAINST if disclosure is provided regarding neither vesting nor performance requirements.

Management Proposals Seeking Approval to Reprice/Replace Options, considering         Case-by-Case
rationale, historic trading patterns, value-for-value exchange, participation limits, vesting periods and replacement option terms

     -    Proposals that meet the Agent's criteria for acceptable                          For
          repricing/replacement transactions, except that burn rate
          considerations raised by the Agent shall not be grounds for

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
                                    PROPOSAL                                           GUIDELINES
----------------------------------------------------------------------------------------------------
          withholding support

     -    Management proposals seeking approval of compensation plans that:              Against

          (1) permit or may permit (e.g., history of repricing and no express prohibition against future repricing) repricing of stock options, or any form or alternative to repricing, without shareholder approval,
          (2) include provisions that permit repricing/replacement transactions that do not meet the Agent's criteria (except regarding burn rate as noted above), or
          (3) give the board sole discretion to approve option repricing/replacement programs

Director Compensation, with voting decisions generally based on the Agent's           Case-by-Case
quantitative approach described above as well as a review of qualitative features of the plan in cases in which costs exceed the Agent's threshold. DO
NOT VOTE AGAINST plans for which burn rate is the sole consideration raised by the Agent.

Employee Stock Purchase Plans                                                         Case-by-Case

OBRA-Related Compensation Proposals

     -    Amendments that Place a Cap on Annual Grants or Amend Administrative             For
          Features

     -    Amendments to Add Performance-Based Goals                                        For

     -    Amendments to Increase Shares and Retain Tax Deductions Under OBRA          Case-by-Case

     -    Approval of Cash or Cash-and-Stock Bonus Plan                                    For

Shareholder Proposals Regarding Executive and Director Pay

     -    Proposals that seek disclosure beyond regulatory requirements of the           Against
          remuneration of individuals other than senior executives and directors or proposals seeking such disclosure if providing it would be out of step with market practice and potentially disruptive to the business

     -    Proposals that seek to impose new compensation structures or policies,         Against
          including "claw back" recoupments, unless evidence exists of abuse in historical compensation practices, and except as otherwise provided for herein

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
                                    PROPOSAL                                           GUIDELINES
----------------------------------------------------------------------------------------------------
Golden and Tin Parachutes

     -    Shareholder proposals to have golden and tin parachutes submitted for            For
          shareholder ratification, provided that such "parachutes" specify change-in-control events and that the proposal does not include unduly restrictive or arbitrary provisions such as advance approval requirements

     -    Shareholder proposals to submit executive severance agreements that do         Against
          not specify change-in-control events, Supplemental Executive
          Retirement Plans or deferred executive compensation plans for shareholder ratification, unless such ratification is required by the listing exchange

     -    All proposals to ratify or cancel golden or tin parachutes                  Case-by-Case

Employee Stock Ownership Plans (ESOPs)                                                     For

401(k) Employee Benefit Plans                                                              For

Shareholder proposals to expense stock options, unless company has already                 For
publicly committed to expensing options by a specific date

Shareholder proposals requiring mandatory periods for officers and directors to          Against
hold company stock

STATE OF INCORPORATION

Voting on State Takeover Statutes                                                     Case-by-Case

Voting on Reincorporation Proposals                                                   Case-by-Case

     -    Management reincorporation proposals upon which another key proposal,            For
          such as a merger transaction, is contingent if the other key proposal is also supported

     -    Shareholder reincorporation proposals not also supported by the                Against
          company

MERGERS AND CORPORATE RESTRUCTURINGS

Input from the Investment Professional(s) for a given Fund shall be given primary consideration with respect to proposals regarding business combinations, particularly those between otherwise unaffiliated parties, or other corporate restructurings being considered on behalf of that Fund.

Mergers and Acquisitions                                                              Case-by-Case

Corporate Restructuring, including demergers, minority squeezeouts, leveraged         Case-by-Case
buyouts, spinoffs, liquidations, dispositions, divestitures
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
                                    PROPOSAL                                           GUIDELINES
----------------------------------------------------------------------------------------------------
and asset sales, with voting decisions generally based on the Agent's approach to evaluating such proposals

Appraisal Rights                                                                           For

Changing Corporate Name                                                                    For

Adjournment of Meeting

     -    Proposals to adjourn a meeting when the primary proposal is also voted           For
          FOR

MUTUAL FUND PROXIES

Election of Directors                                                                 Case-by-Case

Converting Closed-end Fund to Open-end Fund                                           Case-by-Case

Proxy Contests                                                                        Case-by-Case

Investment Advisory Agreements                                                        Case-by-Case

Approving New Classes or Series of Shares                                                  For

Preferred Stock Proposals                                                             Case-by-Case

1940 Act Policies                                                                     Case-by-Case

Changing a Fundamental Restriction to Nonfundamental Restriction                      Case-by-Case

Change Fundamental Investment Objective to Nonfundamental                             Case-by-Case

Name Rule Proposals                                                                   Case-by-Case

Disposition of Assets/Termination/Liquidation                                         Case-by-Case

Changes to the Charter Document                                                       Case-by-Case

Changing the Domicile of a Fund                                                       Case-by-Case

Change in Fund's Subclassification                                                    Case-by-Case

Authorizing the Board to Hire and Terminate Subadvisors Without Shareholder                For
Approval

Distribution Agreements                                                               Case-by-Case

Master-Feeder Structure                                                                    For

Mergers                                                                               Case-by-Case

Shareholder Proposals to Establish Director Ownership Requirement                        Against

Reimburse Shareholder for Expenses Incurred                                           Case-by-Case

                                    PROPOSAL                                           GUIDELINES
----------------------------------------------------------------------------------------------------
Terminate the Investment Advisor                                                      Case-by-Case

SOCIAL AND ENVIRONMENTAL ISSUES

Unless otherwise specified herein. While a wide variety of factors may go into        Case-by-Case
each analysis, the overall principle guiding all vote recommendations focuses on how or whether the proposal will enhance the economic value of the company.
Because a company's board is likely to have access to relevant, non-public information regarding a company's business, such proposals will generally be voted in a manner intended to give the board (rather than shareholders) latitude to set corporate policy and oversee management.

Shareholder proposals seeking to dictate corporate conduct, apply existing law,          Against
duplicate policies already substantially in place and/or addressed by the issuer or release information that would not help a shareholder evaluate an investment in the corporation as an economic matter, absent concurring support from the issuer, compelling evidence of abuse, significant public controversy or litigation, the issuer's significant history of relevant violations; or
activities not in step with market practice or regulatory requirements, or unless provided for otherwise herein.

     - Such proposals would generally include those seeking preparation of reports and/or implementation or additional disclosure of corporate policies related to issues such as:

          -    consumer and public safety
          -    environment and energy
          -    labor standards and human rights
          -    military business and political concerns
          -    workplace diversity and non-discrimination
          -    sustainability
          -    social issues
          -    vendor activities
          -    economic risk, or
          -    matters of science and engineering Against

                                    PROPOSAL                                           GUIDELINES
----------------------------------------------------------------------------------------------------
GLOBAL PROXIES

The foregoing Guidelines provided in connection with proxies of U.S. issuers shall also be applied to global proxies where applicable and not provided for otherwise herein. The following provide for differing regulatory and legal requirements, market practices and political and economic systems existing in various global markets.

Proposals in cases in which the Agent recommends voting against such proposal            Against
because relevant disclosure by the issuer, or the time provided for consideration of such disclosure, is inadequate, unless otherwise provided for herein. For purposes of these global Guidelines, "AGAINST" shall mean withholding of support for a proposal, resulting in submission of a vote of
AGAINST or ABSTAIN, as appropriate for the given market and level of concern raised by the Agent regarding the issue or lack of disclosure or time provided.

Proposals for which the Agent recommends support of practices described herein        Case-by-Case
as associated with a firm AGAINST vote:

     (1) as the issuer or market transitions to better practices (e.g., having committed to new regulations or governance codes) or
     (2) as the more favorable choice in cases in which shareholders must choose between alternate proposals

Routine Management Proposals                                                               For

     -    The opening of the shareholder meeting                                           For

     -    That the meeting has been convened under local regulatory requirements           For

     -    The presence of quorum                                                           For

     -    The agenda for the shareholder meeting                                           For

     -    The election of the chair of the meeting                                         For

     -    The appointment of shareholders to co-sign the minutes of the meeting            For

     -    Regulatory filings (E.G., to effect approved share issuances)                    For

     -    The designation of inspector or shareholder representative(s) of                 For
          minutes of meeting

     -    The designation of two shareholders to approve and sign minutes of               For
          meeting

     -    The allowance of questions                                                       For

                                    PROPOSAL                                           GUIDELINES
----------------------------------------------------------------------------------------------------
     -    The publication of minutes                                                       For

     -    The closing of the shareholder meeting                                           For

     -    Other similar routine management proposals                                       For

Discharge of Management/Supervisory Board Members

     -    Management proposals seeking the discharge of management and                     For
          supervisory board members, unless there is concern about the past actions of the company's auditors or directors or legal action is being taken against the board by other shareholders

Director Elections

     -    Votes on director nominees in contested elections, or in uncontested        Case-by-Case
          elections not subject to policies described herein. Unless otherwise provided for herein, the Agent's standards with respect to determining director independence shall apply. These standards generally provide that, to be considered completely independent, a director shall have no material connection to the company other than the board seat.
          Agreement with the Agent's independence standards shall not dictate that a Fund's vote shall be cast according to the Agent's
          corresponding recommendation. Further, the application of Guidelines in connection with such standards shall apply only in cases in which the nominee's level of independence can be ascertained based on available disclosure.

     -    For issuers domiciled in Canada, Finland, France, Ireland, the                 Against
          Netherlands, Sweden or tax haven markets, non-independent directors in cases in which the full board serves as the audit committee, or the company does not have an audit committee

     -    For issuers in all markets, including those in tax haven markets and           Against
          those in Japan that have adopted the U.S.-style board-with-committees structure, non-independent directors who sit on the audit committee, or, if the slate of nominees is bundled, the slate.

     -    In tax haven markets, non-independent directors in cases in which the        Do Not Vote
          full board serves as the compensation committee, or the company does           Against
          not have a compensation committee

     -    Non-independent directors who sit on the compensation or nominating          Do Not Vote
          committees, provided that such committees meet the applicable                  Against
          independence requirements of the relevant listing exchange

                                    PROPOSAL                                           GUIDELINES
----------------------------------------------------------------------------------------------------
     -    In cases in which committee membership is unclear, non-independent          Case-by-Case
          director nominees if no other issues have been raised in connection with his/her nomination

     -    Individuals nominated as outside/non-executive directors who do not            Against
          meet the Agent's standard for independence, unless the slate of nominees is bundled, in which case the proposal(s) to elect board members shall be considered on a CASE-BY-CASE basis

     -    For issuers in Canada and tax haven markets, votes on bundled slates           Against
          of nominees if the board is non-majority independent. For issuers in other global markets, generally follow Agent's standards for withholding support from non-independent directors excluding the CEO if the board is non-majority independent.

     -    Nominees or slates of nominees presented in a manner not aligned with          Against
          market practice and/or legislation, including:

          -    Bundled slates of nominees in (Hong Kong or France);

          -    Simultaneous reappointment of retiring directors (South Africa);

          - In markets with term lengths capped by legislation, nominees whose terms exceed the caps or are not disclosed (except that bundled slates with such lack of disclosure shall be considered on a CASE-BY-CASE basis); or

          -    Nominees whose names are not disclosed in advance of the meeting
               (Hong Kong or South Africa)

     -    Nominees for which the Agent has raised concerns regarding scandals or      Case-by-Case
          internal controls

     - For markets such as the tax havens, Canada, Australia, South Africa and Malaysia (and for outside directors in South Korea) in which nominees' attendance records are adequately disclosed, the Funds' U.S.
          Guidelines with respect to director attendance shall apply.

     - For companies incorporated in tax haven markets but which trade exclusively in the U.S., the Funds' U.S. Guidelines with respect to director elections shall apply.

Board Structure

     -    Proposals to fix board size, but also support proposals seeking a                For
          board range if the range is reasonable in the context of market practice and anti-takeover considerations

                                    PROPOSAL                                           GUIDELINES
----------------------------------------------------------------------------------------------------
Independent Statutory Auditors

     -    With respect to Japanese companies that have not adopted the                   Against
          U.S.-style board-with-committees structure, any nominee to the position of "independent statutory auditor" whom the Agent considers affiliated, E.G., if the nominee has worked a significant portion of his career for the company, its main bank or one of its top shareholders. Where shareholders are forced to vote on multiple nominees in a single resolution, vote against all nominees.

     -    Incumbent nominees at companies implicated in scandals or exhibiting           Against
          poor internal controls

Nominating Committee

     -    Proposals that permit non-board members to serve on the nominating             Against
          committee

Director Remuneration                                                                 Case-by-Case

     -    Proposals to approve the remuneration of directors as long as the                For
          amount is not excessive and there is no evidence of abuse

Retirement Bonuses

With respect to Japanese companies:

     -    Proposals if all payments are for directors and auditors who have                For
          served as executives of the company

     -    Proposals if one or more payments are for non-executive, affiliated            Against
          directors or statutory auditors; when one or more of the individuals to whom the grants are being proposed (1) has not served in an executive capacity for the company for at least three years or (2) has been designated by the company as an independent statutory auditor, regardless of the length of time he/she has served

     -    If Agent raises scandal or internal control considerations, bonus              Against
          proposals only for nominees whom a Fund is also voting AGAINST for that reason

Stock Option Plans for Independent Internal Statutory Auditors

     -    With respect to Japanese companies, proposals regarding option grants          Against
          to independent internal statutory auditors, following the Agent's guidelines

                                    PROPOSAL                                           GUIDELINES
----------------------------------------------------------------------------------------------------
Equity Compensation Plans

     -    Votes with respect to compensation plans, unless otherwise provided         Case-by-Case
          for herein, with voting decisions generally based on the Agent's approach to evaluating such plans, which in the United Kingdom involves use of a compensation valuation model to evaluate the cost of stock-based compensation plans, and in other markets, the calculation of dilution under a company's share plans and analysis of plan features

Shares Reserved for Equity Compensation Plans

     - Unless otherwise provided for herein, voting decisions shall generally be based on the Agent's methodology, including classification of a company's stage of development as growth or mature and the corresponding determination as to reasonability of the share requests.

     -    Equity compensation plans (E.G., option, warrant, restricted stock or          Against
          employee share purchase plans), the issuance of shares in connection with such plans, or related management proposals that:

     -    Exceed Agent's recommended dilution limits;

     - Provide deep or near-term discounts to executives or directors, unless discounts to executives are adequately mitigated by long-term vesting requirements (E.G., Japan);

     -    Are administered by potential grant recipients;

     - Permit financial assistance in the form of interest-free, non-recourse loans in connection with executive's participation;

     - For restricted stock plans, provide no disclosure regarding vesting or performance criteria (provided that plans with disclosure in one or both areas, without regard to Agent's criteria for such disclosure, shall be supported provided they otherwise satisfy these Guidelines);

     - Allow plan administrators to make material amendments without shareholder approval unless adequate prior disclosure has been provided, with such voting decisions generally based on the Agent's approach to evaluating such plans;

     - Provide for terms or participation that is markedly out of line with market practice

     -    Provide for retesting in connection with achievement of

                                    PROPOSAL                                           GUIDELINES
----------------------------------------------------------------------------------------------------
          performance hurdles unless the Agent's analysis indicates that:

          (1) Performance targets are adequately increased in proportion to the additional time available,
          (2) The amount of compensation subject to retesting is de minimis as a percentage of overall compensation or relative to market practice, or
          (3) The issuer has committed to cease retesting within a reasonable period of time.

     -    Such plans or the related issuance of shares that

          (1)  Do not suffer from the defects noted above or                               For
          (2)  Otherwise meet the Agent's tests if the considerations raised by the Agent pertain solely to performance hurdles or the company's rationale in support of the plan or its participants

     -    Proposals in connection with such plans or the related issuance of          Case-by-Case
          shares in other instances

Remuneration Reports

     -    Reports that include compensation plans permitting:

          (1)  Practices or features not supported under these Guidelines                Against
          (2)  Financial assistance or retesting under the conditions described above, or
          (3)  Provisions for retirement benefits to outside directors, except that reports will generally be voted FOR if contractual
               components are reasonably aligned with market practices on a going-forward basis (E.G., existing obligations related to retirement benefits or terms contrary to evolving standards would not preclude support for the report)

     -    Except as described above, votes on provisions Agent raises with            Case-by-Case
          concern regarding severance/termination payments, contract or notice periods, "leaver" status and vesting or performance criteria

Shareholder Proposals Regarding Executive and Director Pay

     - The Funds' U.S. Guidelines with respect to such shareholder proposals shall apply.

General Share Issuances

     -    Unless otherwise provided for herein, voting decisions shall generally           For
          be based on the Agent's practice to support general issuance requests with preemptive rights to a maximum of 100 percent over currently issued capital and those without


                                    PROPOSAL                                           GUIDELINES
----------------------------------------------------------------------------------------------------
          preemptive rights to a maximum of 20 percent of currently issued capital.

     -    Specific issuance requests, based on the proposed use and the               Case-by-Case
          company's rationale

     -    Proposals to issue shares (with or without preemptive rights), or to           Against
          grant rights to acquire shares, in cases in which concerns have been identified by the Agent with respect to inadequate disclosure, inadequate restrictions on discounts, or authority to refresh share issuance amounts without prior shareholder approval

Increases in Authorized Capital

     - Unless otherwise provided for herein, voting decisions should generally be based on the Agent's approach.

     -    Nonspecific proposals to increase authorized capital up to 100 percent           For
          over the current authorization unless the increase would leave the company with less than 30 percent of its new authorization outstanding

     -    Specific proposals to increase authorized capital, unless:                       For

         -    The specific purpose of the increase (such as a share-based                Against
              acquisition or merger) does not meet these Guidelines for the purpose being proposed; or

         - The increase would leave the company with less than 30 percent of its new authorization outstanding after adjusting for all proposed issuances

     -    Proposals to adopt unlimited capital authorizations                            Against

Preferred Stock

     - Unless otherwise provided for herein, voting decisions should generally be based on the Agent's approach.

     -    Creation of a new class of preferred stock or issuances of preferred             For
          stock up to 50 percent of issued capital unless the terms of the preferred stock would adversely affect the rights of existing shareholders

     -    Creation/issuance of convertible preferred stock as long as the                  For
          maximum number of common shares that could be issued upon conversion meets the Agent's guidelines on equity issuance requests

     -    Creation of (1) a new class of preference shares that would                    Against

                                    PROPOSAL                                           GUIDELINES
----------------------------------------------------------------------------------------------------
          carry superior voting rights to the common shares or (2) blank check preferred stock unless the board states that the authorization will not be used to thwart a takeover bid

Poison Pills/Protective Preference Shares

     -    Management proposals in connection with poison pills or anti-takeover          Against
          issuances that do not meet the Agent's standards, but generally not regarding director nominees or remuneration in connection with poison pill considerations raised by the Agent

Approval of Financial Statements and Director and Auditor Reports

     -    Management proposals seeking approval of financial accounts and                  For
          reports, unless there is concern about the company's financial accounts and reporting

Remuneration of Auditors

     -    Proposals to authorize the board to determine the remuneration of                For
          auditors, unless there is evidence of excessive compensation relative to the size and nature of the company

Indemnification of Auditors                                                              Against

Allocation of Income and Dividends

     -    Management proposals concerning allocation of income and the                     For
          distribution of dividends, except with respect to securities held by dividend-oriented Funds, which should generally follow Agent's recommendations AGAINST payouts deemed too low according to Agent's methodology

Stock (Scrip) Dividend Alternatives                                                        For

     -    Stock (scrip) dividend proposals that do not allow for a cash option           Against
          unless management demonstrates that the cash option is harmful to shareholder value

Debt Issuance Requests                                                                Case-by-Case

When evaluating a debt issuance request, the issuing company's present financial situation is examined. The main factor for analysis is the company's current debt-to-equity ratio, or gearing level. A high gearing level may incline markets and financial analysts to downgrade the company's bond rating, increasing its investment risk factor in the process. A gearing level up to 100 percent is considered acceptable.

     -    Debt issuances for companies when the gearing level is between zero              For
          and 100 percent

                                    PROPOSAL                                           GUIDELINES
----------------------------------------------------------------------------------------------------
     -    Proposals where the issuance of debt will result in the gearing level       Case-by-Case
          being greater than 100 percent, comparing any such proposed debt issuance to industry and market standards

Financing Plans

     -    Adoption of financing plans if they are in the best economic interests           For
          of shareholders

Related Party Transactions                                                            Case-by-Case

     -    Approval of such transactions unless the agreement requests a                    For
          strategic move outside the company's charter or contains unfavorable terms

Approval of Donations

     -    Proposals for which adequate, prior disclosure of amounts is not               Against
          provided

Capitalization of Reserves

     -    Proposals to capitalize the company's reserves for bonus issues of               For
          shares or to increase the par value of shares

Amendments to Articles of Association                                                 Case-by-Case

     -    That are editorial in nature                                                     For

     -    Where shareholder rights are protected                                           For

     -    Where there is negligible or positive impact on shareholder value                For

     -    For which management provides adequate reasons for the amendments or             For
          the Agent otherwise supports management's position

     -    Which the company is required to do so by law (if applicable)                    For

     -    With respect to article amendments for Japanese companies:

          -    Management proposals to amend a company's articles to expand its            For
               business lines

          -    Management proposals to amend a company's articles to provide for           For
               an expansion or reduction in the size of the board, unless the expansion/ reduction is clearly disproportionate to the
               growth/decrease in the scale of the business or raises
               anti-takeover concerns

          -    If anti-takeover concerns exist, management proposals,                    Against

                                    PROPOSAL                                           GUIDELINES
----------------------------------------------------------------------------------------------------
               including bundled proposals, to amend a company's articles to authorize the Board to vary the annual meeting record date

          -    Management proposals regarding amendments to authorize share              Against
               repurchases at the board's discretion, unless there is little to no likelihood of a "creeping takeover" (major shareholder owns nearly enough shares to reach a critical control threshold) or constraints on liquidity (free float of shares is low), and where the company is trading at below book value or is facing a real likelihood of substantial share sales; or where this amendment is bundled with other amendments which are clearly in shareholders'
               interest (generally following the Agent's guidelines)

Other Business

     -    Management proposals for Other Business in connection with global              Against
          proxies, voting in accordance with the Agent's market-specific recommendations

                                  ING GET FUND

                                     PART C

                                OTHER INFORMATION

ITEM 23. EXHIBITS

(a)(1)  Form of Restated Declaration of Trust -- (1)

(a)(2)  Establishment and Designation of Series (Series S and T) -- (10)

(a)(3)  Establishment and Designation of Series (Series U and V) -- (12)

(a)(4)  Plan of Liquidation and Dissolution of Series (Series D) - (15)

(a)(5) Certificate of Amendment of Declaration of Trust (to abolish Series D) -- (15)

(a)(6)  Plan of Liquidation and Dissolution of Series (Series E) -- (15)

(a)(7) Certificate of Amendment of Declaration of Trust (to abolish Series E) -- (15)

(a)(8)  Plan of Liquidation and Dissolution of Series (Series G) -- (15)

(a)(9) Certificate of Amendment of Declaration of Trust (to abolish Series G) -- (15)

(a)(10) Plan of Liquidation and Dissolution of Series (Series H) -- (15)

(a)(11) Certificate of Amendment of Declaration of Trust (to abolish Series H) -- (15)

(b)     Amended and Restated By-laws -- (15)

(c)     Instruments Defining Rights of Holders -- (15)

(d)(1) Investment Management Agreement, dated March 1, 2002, between ING Investments, LLC (ING) and ING GET Fund -- (15)

(d)(2) Amended Schedule A with respect to the Investment Management Agreement between ING GET Fund and ING Investments, LLC -- (15)

(d)(3) Sub-Advisory Agreement, dated March 1, 2002, between ING Investments, LLC, and ING Investment Management Co. (ING IM) (formerly Aeltus Investment Management, Inc.) -- (15)

(d)(4) First Amendment to Sub-Advisory Agreement between ING Investments, LLC and ING IM effective July 29, 2003 -- (15)

(d)(5) Amended Schedule A to Sub-Advisory Agreement between ING Investments, LLC and ING IM -- (15)

(d)(6) Amended and Restated Expense Limitation Agreement effective April 1, 2005, between ING GET Fund and ING Investments, LLC -- (15)

(e)(1) Distribution Agreement, dated March 1, 2002, between ING GET Fund and ING Funds Distributor, LLC (formerly known as ING Funds Distributor, Inc.) -- (15)

(e)(2) Substitution Agreement dated October 8, 2002, between ING GET Fund and ING Funds Distributor, LLC -- (15)

(e)(3) Amended Schedule of Approvals with respect to the Distribution Agreement, between ING GET Fund and ING Funds Distributor, LLC -- (15)

(f)     Trustees' Deferred Compensation Plan -- (4)

(g)(1) Custody Agreement between ING GET Fund and The Bank of New York dated January 6, 2003, -- (15)

(g)(2) Foreign Custody Manager Agreement between ING GET Fund and The Bank of New York dated January 6, 2003 - (15)

(g)(3) Fund Accounting Agreement between ING GET Fund and The Bank of New York dated January 6, 2003 - (15)

(h)(1) Administration Agreement, dated April 1, 2002, between ING GET Fund and ING Funds Services, LLC -- (15)

(h)(2) Amended Schedule A with respect to the Administration Agreement between ING GET Fund and ING Funds Services, LLC -- (15)

(i) Opinion of Counsel regarding the legality of shares being issues with regard to ING GET Fund - Series V - (14).

(j)(1)  Consent of Independent Registered Public Accountants -- *

(k)     Not applicable

(l)     Agreement Concerning Initial Capital -- (5)

(m)(1) Distribution Plan, in accordance with Rule 12b-1, effective January 1, 2002, between ING GET Fund and ING Funds Distributor, LLC (formerly known as ING Pilgrim Securities, Inc.) ( regarding Series P through V) -- (15)

(m)(2) Amended Appendix A with respect to the Distribution Plan, in accordance with Rule 12b-1, between ING GET Fund and ING Funds Distributor, LLC (regarding Series P through V) -- (15)

(n)     Not applicable

(o)     Not applicable

(p)(1) ING Investments, LLC and Advisor's Code of Ethics effective September 2004 -- (15)

(p)(2) ING Investment Management Americas (IIM Americas) Code of Ethics dated February, 2005 - (15)

* Filed herein.

1. Incorporated by reference to Post-Effective Amendment No. 29 to Registration Statement on Form N-1A (File No. 33-12723), as filed with the SEC on February 22, 2002.

2. Incorporated by reference to Post-Effective Amendment No. 8 to Registration Statement on Form N-1A (File No. 33-12723), as filed with the SEC on June 14, 1996.

3. Incorporated by reference to Post-Effective Amendment No. 9 to Registration Statement on Form N-1A (File No. 33-12723), as filed with the SEC on December 31, 1996.

4. Incorporated by reference to Post-Effective Amendment No. 13 to Registration Statement on Form N-1A (File No. 33-12723), as filed with the Securities and Exchange Commission (SEC) on September 30, 1998.

5. Incorporated by reference to Post-Effective Amendment No. 11 to Registration Statement on Form N-1A (File No. 33-12723) as filed with the SEC on March 11, 1997.

6. Incorporated by reference to Post-Effective Amendment No. 23 to Registration Statement on Form N-1A (File No. 33-12723), as filed with the SEC on April 5, 2001.

7. Incorporated by reference to Post-Effective Amendment No. 13 to Registration Statement on Form N-1A (File No. 333-05173), as filed with the SEC on August 1, 2000.

8. Incorporated by reference to Post-Effective Amendment No. 2 to Registration Statement on Form N-1A (File No. 333-05173), as filed with the SEC on September 26, 1997.

9. Incorporated by reference to Post-Effective Amendment No. 30 to Registration Statement on Form N-1A (File No. 33-12723), as filed with the SEC on April 3, 2002.

10. Incorporated by reference to Post-Effective Amendment No. 31 to Registration Statement on Form N-1A (File No. 33-12723), as filed with the SEC on May 28, 2002.

11. Incorporated by reference to Post-Effective Amendment No. 33 to Registration Statement on Form N-1A (File No. 33-12723), as filed with the SEC on August 27, 2002.

12. Incorporated by reference to Post-Effective Amendment No. 34 to Registration Statement on Form N-1A (File No. 33-12723), as filed with the SEC on September 27, 2002.

13. Incorporated by reference to Post-Effective Amendment No. 35 to Registration Statement on Form N-1A (File No. 33-12723), as filed with the SEC on November 8, 2002.

14. Incorporated by reference to Post-Effective Amendment No. 38 to Registration Statement on Form N-1A (File No. 33-12723), as filed with the SEC on February 26, 2003.

15. Incorporated by reference to Post-Effective Amendment No. 42 to the Registrant's Registration Statement on Form N-1A , under the 1940 Act, (File No. 811-5062) as filed with the SEC on April 29, 2005.

ITEM 24. PERSONS CONTROLLED BY OR UNDER COMMON CONTROL

Registrant is a Massachusetts business trust for which separate financial statements are filed. As of March 31, 2006, all of the Registrant's outstanding voting securities were held in the name of ING Life Insurance and Annuity Company (ILIAC) (formerly known as Aetna Life Insurance and Annuity Company.)

ILIAC is an indirect wholly-owned subsidiary of ING Groep N.V. A list of persons directly or indirectly under common control with the Registrant is incorporated herein by reference to Item 26 to Post-Effective Amendment No. 18 to Registration Statement on Form N-4 (File No. 33-81216), as filed on April 9, 2001.

ITEM 25. INDEMNIFICATION

Article 5.3 of the Registrant's Amendment to Declaration of Trust, incorporated herein by reference to Exhibit (a.1) to the Registrant's Registration Statement on Form N-1A (File No. 33-12723), as filed on September 30, 1998, provides indemnification for the

Registrant's trustees and officers. In addition, the Registrant's trustees and officers are covered under a directors and officers errors and omissions liability insurance policy issued by ICI Mutual Insurance Company which expires on October 1, 2002.

Section XI.B of the Administrative Services Agreement, incorporated herein as Exhibit (h.1) to the Registrant's Registration Statement on Form N-1A (File No. 33-12723), as filed on September 30, 1998, provides for indemnification of the Administrator.

ITEM 26. BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER

     Information as to the directors and officers of ING Investments, LLC (formerly, ING Pilgrim Investments, LLC), together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by the directors and officers of the Adviser in the last two years, is included in its application for registration as an investment adviser on Form ADV (File No. 801-48282) filed under the Investment Advisers Act of 1940, as amended, and is incorporated herein by reference thereto.

ITEM 27. PRINCIPAL UNDERWRITERS

(a) ING Funds Distributor, LLC (formerly ING Funds Distributor, Inc.) is the principal underwriter for the Registrant and for ING VP Intermediate Bond Portfolio, ING Variable Funds, ING VP Money Market Portfolio, ING VP Balanced Portfolio, Inc., ING Strategic Allocation Portfolios, Inc., ING Variable Portfolios, Inc. ING Series Fund, Inc., ING Corporate Leaders Trust Fund, ING VP Emerging Markets Fund, Inc., ING Funds Trust, ING Investment Funds, Inc., ING Mayflower Trust, ING Mutual Funds, ING VP Natural Resources Trust, ING Prime Rate Trust, ING Equity Trust, ING Senior Income Fund, ING Variable Insurance Trust, ING Variable Products Trust, USLICO Series Fund and ING Investors Trust.

(b) Information as to the directors and officers of the Distributor, together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by the directors and officers of the Distributor in the last two years, is included in its application for registration as a broker-dealer on Form BD (File No. 8-48020) filed under the U.S. Securities and Exchange Act of 1934, as amended and is incorporated herein by reference thereto.

(c) Not applicable.

ITEM 28. LOCATION OF ACCOUNTS AND RECORDS

All accounts, books and other documents required to be maintained by Section 31(a) of the Investment Company Act of 1940, as amended ("1940 Act") and the rules promulgated thereunder are maintained at the offices of (a) the Registrant, (b) ING Investments, LLC, (c) ING Funds Distributor, LLC (formerly ING Funds Distributor,

Inc.), (d) the Custodian, (e) the Transfer Agent and (f) the Sub-Adviser. The address of each is as follows:

(a)  ING GET Fund
     7337 East Doubletree Ranch Road
     Scottsdale, AZ  85258

(b)  ING Investments, LLC
     7337 East Doubletree Ranch Rd.
     Scottsdale, Arizona 85258

(c)  ING Funds Distributor, LLC
     7337 East Doubletree Ranch Rd.
     Scottsdale, Arizona 85258

(d)  State Street Bank and Trust Company
     801 Pennsylvania Avenue
     Kansas City, Missouri  64105

(e)  The Bank of New York
     100 Church Street
     New York, New York  10286

(f)  DST Systems, Inc.
     P.O. Box 419368
     Kansas City, Missouri 64141

(g)  ING Investment Management, Co.
     230 Park Avenue
     New York, New York 10169

ITEM 29. MANAGEMENT SERVICES

Not applicable.

ITEM 30. UNDERTAKINGS

     Insofar as indemnification for liability arising under the Securities Act of 1933 (1933 Act) may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other that the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

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     Pursuant to the requirements of the Investment Company Act, the Fund has duly caused this registration statement to be signed on its behalf by the undersigned, in the City of Scottsdale, and state of Arizona, on the 29th day of April, 2005.

                                  ING GET FUND

                              /s/ Theresa K. Kelety

                              ---------------------
                                Theresa K. Kelety

                                  EXHIBIT INDEX

EXHIBIT NUMBER      NAME OF EXHIBIT
--------------      -----------------------------------------------------
(j)(1)              Consent of Independent Registered Public Accountants.